UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
THE GEO GROUP, INC.
(Name of Registrant as Specified in its Charter)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION,

DATED MARCH 12, 2024

4955 Technology Way

Boca Raton, Florida 33431

Telephone: (561) 893-0101

March [ ], 2024

Dear Shareholder:

You are cordially invited to attend the 2024 annual meeting of the shareholders of The GEO Group, Inc. We will hold the meeting virtually, conducted via live audio webcast at www.virtualshareholdermeeting.com/GEO2024 on Friday, May 3, 2024, at 10:00 A.M. (EDT).

This year we are furnishing proxy materials to our shareholders primarily on the Internet rather than mailing paper copies of the materials to each shareholder. As a result, most of you will receive a Notice of Internet Availability of Proxy Materials instead of paper copies of this proxy statement and our annual report. The notice contains instructions on how to access the proxy statement and the annual report over the Internet, as well as instructions on how to request a paper copy of our proxy materials. This process significantly lowers the costs of printing and distributing our proxy materials. On or about March [●], 2024, we mailed to shareholders a Notice of Internet Availability of Proxy Materials.

Your vote is very important to us. Whether or not you plan to attend the meeting virtually, your shares should be represented and voted. After reading the enclosed proxy statement, please vote your shares as soon as possible. Shareholders may vote via the Internet at www.virtualshareholdermeeting.com/GEO2024, by telephone, or by completing and returning a proxy card. Submitting a vote before the annual meeting will not preclude you from voting virtually at the meeting should you decide to attend. If you wish to participate in the meeting, please refer to pages [●] for additional guidelines.

Sincerely,

George C. Zoley

Executive Chairman

THE GEO GROUP, INC.

4955 Technology Way

Boca Raton, Florida 33431

Telephone: (561) 893-0101

Notice of Annual Meeting of Shareholders on May 3, 2024

March [ ], 2024

The annual meeting of the shareholders of The GEO Group, Inc. will be held on Friday, May 3, 2024, at 10:00 A.M. (EDT). The meeting will be held virtually, conducted via live audio webcast at www.virtualshareholdermeeting.com/GEO2024 for the purpose of considering and acting on the following proposals:

(1)	To elect eight (8) directors for the ensuing year;

(2)	To ratify the appointment of Grant Thornton LLP as our independent registered public accountants for the fiscal year 2024;

(3)	To hold an advisory vote to approve named executive officer compensation;

(4)	To approve the Second Amended and Restated 2018 Stock Incentive Plan;

(5)	To approve the Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common stock from 187,500,000 to 225,000,000 shares; and

(6)	To vote on the shareholder proposal set forth in the proxy statement, if properly presented before the meeting.

Only shareholders of GEO’s common stock of record at the close of business on March 11, 2024, the record date and time fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting. Additional information regarding the proposals to be acted upon at the annual meeting can be found in the accompanying proxy.

The Securities and Exchange Commission (“SEC”) has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to shareholders in lieu of a paper copy of the proxy statement and related materials and the Company’s Annual Report to Shareholders (the “Proxy Materials”). The Notice of Internet Availability provides instructions as to how shareholders can access the Proxy Materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the Proxy Materials are also set forth on the Notice of Internet Availability.

By Order of the Board of Directors,

Joe Negron

Senior Vice President, Legal Services, General Counsel

and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING TO BE HELD ON FRIDAY, MAY 3, 2024.

GEO’s proxy statement and annual report are available online at: www.proxyvote.com

i

PROXY STATEMENT

THE GEO GROUP, INC.

4955 Technology Way

Boca Raton, Florida 33431

Telephone: (561) 893-0101

March [ ], 2024

The GEO Group, Inc. (“GEO,” the “Company,” “we” or “us”) is furnishing this proxy statement in connection with the solicitation of proxies by our board of directors (the “Board of Directors” or “Board”) for use at the annual meeting of shareholders on May 3, 2024, at 10:00 A.M., Eastern Daylight Time. This year’s annual meeting will be a virtual meeting of shareholders, conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/GEO2024. Please note that the format of the proxy card provides an opportunity to specify your choice between approval, disapproval or abstention with respect to any individual director nominee and the proposals indicated on the proxy card. A proxy card which is properly executed, returned and not revoked will be voted in accordance with the instructions indicated. A proxy voted by telephone or the Internet and not revoked will be voted in accordance with the shareholder’s instructions. If no instructions are given, proxies that are signed and returned or voted by telephone or the Internet will be voted as follows:

“FOR” the election of the nominated directors for the ensuing year;

“FOR” the proposal to ratify the appointment of Grant Thornton LLP as the independent registered public accountants of GEO for the fiscal year 2024;

“FOR” the advisory approval of the resolution on named executive officer compensation;

“FOR” the proposal to approve the Second Amended and Restated 2018 Stock Incentive Plan;

“FOR” the proposal to approve the Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common stock from 187,500,000 to 225,000,000 shares; and

“AGAINST” the shareholder proposal regarding a third-party racial equity audit and report, if properly presented before the meeting.

Under New York Stock Exchange rules, brokerage firms have authority to vote shares on routine matters for which their customers do not provide voting instructions. The ratification of the appointment of Grant Thornton LLP as our independent registered public accountants for 2024 is considered a routine matter. The approval of the Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common stock from 187,500,000 to 225,000,000 (the “Authorized Shares Amendment”) is also considered a routine matter. As a result, if you hold your shares through a broker and do not direct the broker how to vote your shares on these routine matters, your broker may vote the shares on your behalf.

Under New York Stock Exchange rules, the election of directors, the advisory vote to approve named executive officer compensation, the proposal to approve the Second Amended and Restated 2018 Stock Incentive Plan, and the shareholder proposal are not considered routine matters. As a result, if a brokerage firm does not receive voting instructions from the beneficial owner of shares held by the firm, those shares will not be voted and will be considered broker non-votes with respect to those matters. A broker non-vote will have no effect on the election of directors, the advisory vote to approve named executive officer compensation, the proposal to approve the Second Amended and Restated 2018 Stock Incentive Plan and the shareholder proposal.

This proxy statement, the notice of annual meeting, the proxy card and our 2023 annual report will be mailed or made accessible via the Internet on or about March [●], 2024.

Management is not aware of any other matters to be presented for action by shareholders at the annual meeting.

Holders of GEO common stock at the close of business on March 11, 2024, the record date, will be entitled to one vote for each share of common stock outstanding in their name on the books of GEO at that date. On March 11, 2024, GEO had 127,617,899 shares of common stock outstanding.

The presence, in person or by proxy, of at least a majority of the total number of shares of common stock outstanding on the record date will constitute a quorum for purposes of the annual meeting. The election of directors requires a majority of the votes cast. The appointment of Grant Thornton LLP will be ratified if the number of votes cast in favor of ratification exceeds the number of votes cast against ratification. The advisory vote to approve named executive officer compensation will be approved if the number of votes cast in favor of approval exceeds the number of votes cast against approval. The proposal to approve the Second Amended and Restated 2018 Stock Incentive Plan will be approved if the number of votes cast in favor of approval exceeds the number of votes cast against approval. The proposal to approve the Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common stock from 187,500,000 to 225,000,000 shares requires the affirmative vote of a majority of the shares of common stock entitled to vote. The shareholder proposal will be approved if the number of votes cast in favor of approval exceeds the number cast against approval. Shares of common stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the annual meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum for the proposal but will not be counted as “votes cast” with respect to the election of directors, the advisory vote to approve named executive officer compensation, the proposal to approve the Second Amended and Restated 2018 Stock Incentive Plan and the shareholder proposal. Abstentions will have the same effect as an “against” vote on the Authorized Shares Amendment. As noted above, we believe that the Authorized Shares Amendment will be considered a “routine” matter and, as a result, we do not expect there to be any broker non-votes on the Authorized Shares Amendment. If, however, a broker non-vote occurs (or if your shares are not affirmatively voted in favor of the Authorized Shares Amendment for any other reason), it will have the same effect as an “against” vote on the Authorized Shares Amendment. If less than the majority of the outstanding shares of common stock are represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting to another date and time.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder

Meeting to be held on Friday, May 3, 2024 at 10:00 a.m. The Proxy Statement

and 2023 Annual Report to Shareholders are available at www.proxyvote.com.

1.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

2.	The proxy statement and annual report to security holders is available at www.proxyvote.com.

3.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Instructions on how to request a paper or e-mail copy can be found on the “Important Notice Regarding the Availability of Proxy Materials” (“Notice”). To request the documents by email, send a blank email with the control number (located on the Notice) in the subject line to sendmaterial@proxyvote.com. You may also call 1-800-579-1639 to request a copy. Please make your request for a copy as instructed above on or before April 19, 2024 to facilitate timely delivery.

Any person giving a proxy has the power to revoke it any time before it is voted by providing written notice to GEO addressed to the Corporate Secretary, by executing and delivering a later dated proxy, or by participating in the meeting and voting the shares electronically.

The costs of preparation, assembly and mailing this proxy statement and the accompanying materials will be borne by GEO. GEO will also pay the cost of soliciting your proxy and reimbursing brokerage firms and others for forwarding proxy materials to you. Certain of GEO’s officers, directors and employees may participate in the solicitation of proxies by mail, personal interview, letter, fax and telephone without additional consideration.

PROPOSAL 1:

ELECTION OF DIRECTORS

Director Nominees

GEO’s Board of Directors is currently comprised of eight (8) members. Eight directors are nominated for election at our annual meeting, including seven independent directors and our Executive Chairman. All of the nominees are presently directors of GEO. All nominees were elected by the shareholders at GEO’s 2023 annual meeting. Each director is elected to serve a one-year term, with all directors subject to annual election.

If instructed, the persons named on the accompanying proxy card will vote for the election of the nominees named below to serve for the ensuing year and until their successors are duly elected and qualified. If any nominee for director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed proxy card will be voted for any such replacement or substitute nominee as may be nominated by the Board of Directors.

Director Nominees	Age	Since	Current Positions
Thomas C. Bartzokis	66	2022	Director
Jack Brewer	45	2021	Director
Scott M. Kernan	63	2018	Director
Lindsay L. Koren	46	2022	Director
Terry Mayotte	64	2021	Director
Andrew N. Shapiro	64	2022	Director
Julie Myers Wood	54	2014	Director
George C. Zoley	74	1988	Executive Chairman

The following is a brief biographical statement for each director nominee:

Director Nominees

Thomas C. Bartzokis — Dr. Bartzokis has served as a director of GEO since January 2022. Dr. Bartzokis has over 30 years of experience in the medical field, specializing in cardiology. Dr. Bartzokis has served as Managing Member of Bartzokis, Rubenstein & Servoss, MD, PL, a cardiology medical practice, since 2011. Prior to that, Dr. Bartzokis served as a member of other medical practices from 1993 to 2011. Dr. Bartzokis received a Bachelor of Arts degree from Harvard University and a Medical Degree from Harvard Medical School. Dr. Bartzokis did his residency training at New England Deaconess Hospital and his post-graduate training at Stanford University Medical Center.

Dr. Bartzokis brings extensive experience in the medical field to the Board of Directors. His expertise in the area will strengthen the Board of Directors’ collective knowledge, capabilities and experience.

Jack Brewer — Mr. Brewer has served as a director of GEO since July 2021. Mr. Brewer has over 20 years of experience in leadership, business and consulting. Since 2001, Mr. Brewer has managed a portfolio of businesses, including an investment advisory firm, a hedge fund as well as a global sports management agency. Mr. Brewer leads global charity efforts delivering millions in emergency aid and providing programs to thousands living in extreme poverty in Africa and the Caribbean. Mr. Brewer also founded The Serving Institute, his Liberty University affiliated faith sports-based academy for at-risk youth in America. Mr. Brewer is an adjunct professor at Fordham Gabelli School of Business, where he teaches his business leadership and transition curriculum tailored to transitioning athletes as well as inmates in prison. In 2020, Mr. Brewer became the White House Appointee on the Congressional Commission for the Social Status of Black Men and Boys. Mr. Brewer was previously an NFL team captain for the Minnesota Vikings, New York Giants and Philadelphia Eagles. Mr. Brewer received a Bachelor of Science and Master’s degree in Sports Management from the University of Minnesota.

Mr. Brewer brings business leadership and educational experience working with individuals in transition, including inmates, to the Board of Directors. His experience in these areas and managing a portfolio of businesses, including an investment advisory firm, a hedge fund as well as global sports management agency will strengthen the Board of Directors’ collective knowledge, capabilities and experience.

Scott M. Kernan — Mr. Kernan has served as a director of GEO since September 2018. Mr. Kernan served as the Agency Secretary of the California Department of Corrections and Rehabilitation (“CDCR”) from January 2016 until August 2018. Prior to that time, Mr. Kernan was appointed the Undersecretary of Operations of CDCR beginning in September 2008 and served in that position until retiring in October 2011. In March of 2015, Mr. Kernan returned to the Undersecretary position from his retirement at the request of California Governor Jerry Brown and worked in that capacity until January 2016. From October 2011 until March 2015, Mr. Kernan owned his own independent consulting firm that specialized in corrections and criminal justice. From March 2007 to September 2008, Mr. Kernan served as the Chief Deputy Secretary of Adult Operations of CDCR. Prior to that time, Mr. Kernan served as the Deputy Director of the Division of Adult Institutions of CDCR from May 2006 to March 2007. From November 2004 to May 2006, Mr. Kernan served as the Warden of the California State Prison, Sacramento, a Level IV maximum-security institution. From October 2003 to November 2004, Mr. Kernan served as the Warden of the Mule Creek State Prison, a Level III/IV institution. From March 1983 to October 2003, Mr. Kernan held various correctional positions with CDCR.

Mr. Kernan brings invaluable expertise with the California Department of Corrections and Rehabilitation. His industry knowledge and experience will strengthen the Board of Directors’ collective knowledge, capabilities and experience.

Lindsay L. Koren — Ms. Koren has served as a director of GEO since December 2022. Ms. Koren is currently the Senior Vice President, Division General Counsel for Darden Restaurants, where she leads the Ethics & Compliance program, and has been with Darden Restaurants since 2015. Ms. Koren served as a Senior Director for international compliance and an Assistant General Counsel at Walmart from January 2011 until early 2015. At Walmart, Ms. Koren advised the business on legal and compliance matters for Walmart’s global business, operating in 26 countries. Ms. Koren also previously served as a trial attorney with the U.S. Department of Justice from 2004 to 2007, representing the government in appellate litigation matters, and as an attorney advisor to the Chief Immigration Judge.

Ms. Koren brings extensive legal, compliance, including international compliance, immigration and appellate litigation experience to the Board of Directors. Her experience as a member of the general counsel’s office of other companies strengthens the Board of Directors’ collective knowledge, capabilities and experience.

Terry Mayotte — Mr. Mayotte has served as a director of GEO since July 2021. Since December 2018, Mr. Mayotte has served as Strategic Advisor for PEO and Acquisitions, as well as President of Paychex Insurance Agency for Paychex, Inc. Prior to this role, Mr. Mayotte held the position of Executive Vice President and Chief Financial Officer at Oasis Outsourcing, where he founded the organization in 1996 and was a principal architect of the company’s business model and strategic direction overseeing its growth to become the largest privately held professional employer organization with over 225,000 co-employees prior to being sold in 2018 to Paychex, Inc. Prior to that, Mr. Mayotte held the role of Treasurer of The Wackenhut Corporation, where he supervised the company’s banking and cash operations, mergers and acquisitions and risk management. Mr. Mayotte also serves as a director on the board of Trean Insurance Group, Inc. Mr. Mayotte received a Bachelor of Arts degree in Business Administration from Emory University.

Mr. Mayotte brings invaluable expertise creating insurance strategies and building financial systems and controls, technology platforms and negotiating key supplier relationships. His banking, cash operations, mergers and acquisitions and risk management experience will strengthen the Board of Directors’ collective knowledge, capabilities and experience.

Andrew N. Shapiro — Mr. Shapiro has served as a director of GEO since February 2022. Mr. Shapiro has over thirty years of experience in the banking industry. Mr. Shapiro is the founder and Chief Executive Officer of Applied Risk Capital LLC, a company he launched in October of 2019 that is dedicated to indemnifying banks against the non-payment of loans and derivatives in the B to BB rating categories. Mr. Shapiro served in a variety of capacities at BNP Paribas from 1995 through August 2018, including as Head of Loan Capital Markets for the Americas from 2004 to 2011, Head of the Value Preservation Group (the bank’s loan and derivative restructuring group) for the Americas from 2009 to 2011, Global Head of Loan Syndications from 2011 to 2015, and Head of Corporate Debt Origination for the Americas from 2015 to August 2018. Mr. Shapiro received a Bachelor of Arts degree from the University of Rochester and a Master of Business Administration degree from New York University School of Business.

Mr. Shapiro brings extensive banking and capital markets experience to the Board of Directors. His banking and capital markets experience will strengthen the Board of Directors’ collective knowledge, capabilities and experience.

Julie Myers Wood — Ms. Wood has served as a director of GEO since 2014. She is currently the Chief Executive Officer of Guidepost Solutions LLC (“Guidepost”), a company specializing in monitoring, compliance, international investigations and risk management solutions, after joining the organization in 2012 as president of its Compliance, Federal Practice and Software Solutions division. Prior to joining Guidepost, Ms. Wood was the former founder and president of ICS Consulting, LLC, a firm specializing in compliance, risk assessments, immigration and customs investigations from November 2008 until September 2012 when it was acquired by Guidepost. Ms. Wood regularly conducts government contracting, immigration and anti-corruption due diligence risk assessments, develops cross-functional compliance monitoring programs and conducts third-party regulatory audits. Ms. Wood also has significant experience as a government-appointed monitor. Prior to joining the private sector, Ms. Wood served as the Head of Immigration and Customs Enforcement (“ICE”) for the Department of Homeland Security (“DHS”) from January 2006 until November 2008 leading its largest investigative component and the second largest investigative agency in the federal government. Ms. Wood’s previous leadership positions in the federal government include Assistant Secretary for Export Enforcement at the Department of Commerce, Chief of Staff for the Criminal Division at the Department of Justice and Deputy Assistant Secretary (Money Laundering and Financial Crimes) at the Treasury Department. Ms. Wood served as an Assistant U.S. Attorney for the Eastern District of New York. Prior to government service, Ms. Wood was an associate at Mayer, Brown & Platt in Chicago, Illinois. In addition to serving as CEO, Ms. Wood sits on the Board of Directors of Guidepost and its parent company, Solution Point International. Ms. Wood also sits on the Board of Directors of Draganfly Inc., a company providing drone solutions, software and AI systems to a variety of markets, and the Board of Directors of Zero Hash, a privately-held company offering settlement services in the digital asset space.

Ms. Wood brings extensive federal government, legal and management experience to the Board of Directors. Her experience in the private sector, including in compliance and risk assessments, and her former government positions, including as Head of Immigration and Customs Enforcement, strengthens the Board of Directors’ collective knowledge, capabilities and experience.

George C. Zoley — Dr. Zoley was appointed Executive Chairman of The GEO Group, Inc. effective July 1, 2021 pursuant to the Company’s succession plan for the Company’s Chief Executive Officer position. Dr. Zoley previously served as GEO’s Chairman of the Board since 2002. He served as GEO’s Vice Chairman and Chief Executive Officer from January 1997 to May 2002. Dr. Zoley served as GEO’s Chief Executive Officer since the company went public in 1994 through June 2021. Prior to 1994, Dr. Zoley served as President and Director since GEO’s incorporation in 1988. Dr. Zoley founded GEO in 1984 and continues to be a major factor in GEO’s development of new business opportunities in the areas of correctional and detention management, community reentry, electronic monitoring, offender rehabilitation, and other diversified government services. Dr. Zoley also serves as a director of several business subsidiaries through which The GEO Group, Inc. conducts its operations worldwide.

Dr. Zoley has bachelor’s and master’s degrees in Public Administration from Florida Atlantic University (FAU) and a Doctorate Degree in Public Administration from Nova Southeastern University (NSU). For seven years, Dr. Zoley served as a member of the Board of Trustees of Florida Atlantic University in Boca Raton, Florida, and previously served as Chairman of the Board of Trustees. Dr. Zoley was born in Florina, Greece and was the recipient of the Ellis Island Medal of Honor in 2002.

As GEO’s founder, his knowledge, experience, and leadership are invaluable to the operation and development of the company. His more than 40 years with the company make him uniquely qualified to be GEO’s Executive Chairman.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” each of the eight nominees for director.

EXECUTIVE OFFICERS OF GEO

The executive officers of GEO as of March 11, 2024 are as follows:

Name	Age	Position
George C. Zoley, Ph.D.	74	Executive Chairman
Brian R. Evans	56	Chief Executive Officer
Wayne Calabrese	73	President and Chief Operating Officer
Shayn P. March	58	Acting Chief Financial Officer, Executive Vice President, Finance and Treasurer
James H. Black	60	Senior Vice President and President, Secure Services
Joe Negron	62	Senior Vice President, Legal Services, General Counsel and Corporate Secretary
Matthew T. Albence	54	Senior Vice President, Client Relations
Richard K. Long	60	Senior Vice President, Project Development
Christopher D. Ryan	61	Senior Vice President, Human Resources
Ronald A. Brack	62	Executive Vice President, Chief Accounting Officer and Controller

George C. Zoley — Please refer to the biographical information listed above in the “Director Nominees” section.

Brian R. Evans — Brian R. Evans joined GEO in 2000 and has over 20 years of business management experience. Since joining the company, Mr. Evans has served in increasingly senior business management positions including as Vice President of Finance, Chief Accounting Officer, Controller, as GEO’s Senior Vice President and Chief Financial Officer from 2009 through 2023, and was named Chief Executive Officer, effective January 1, 2024. Since joining the Company, Mr. Evans has overseen significant financial growth and shareholder value creation.

During his tenure at GEO, Mr. Evans has been instrumental in successfully executing the Company’s strategy for three secondary public offerings of equity; the execution of multiple financing transactions; and the successful completion of major business transactions including the acquisitions of Correctional Services Corporation in 2005, CentraCore Properties Trust in 2007, Cornell Companies in 2010, BI Incorporated in 2011, LCS Corrections in 2014 and Community Education Centers in 2017.

Prior to joining GEO, Mr. Evans worked for Arthur Andersen LLP as a Manager in the Audit and Business Advisory Services Group from 1994 until joining GEO. During his tenure at Arthur Andersen, Mr. Evans supervised the financial statement audits of both public and private companies and city and county governments. From 1990 until 1994, Mr. Evans served as an Officer in the Supply Corps of the United States Navy and was assigned to the USS Monterey in Jacksonville, Florida.

Mr. Evans graduated in 1990 from the University of Notre Dame with a Bachelor’s Degree in Accounting. Mr. Evans is a member of the American Institute of Certified Public Accountants.

Wayne Calabrese — Mr. Calabrese was appointed GEO’s President and Chief Operating Officer in January 2024 and previously served as GEO’s Senior Vice President and Chief Operating Officer from December 2022 through December 2023 and GEO’s Senior Vice President of Legal Services from September 2021 through December 2022. Mr. Calabrese brings extensive knowledge and experience to GEO’s management team. His experience, together with his prior service in various GEO leadership positions, makes him uniquely qualified to serve as GEO’s President and Chief Operating Officer. Mr. Calabrese had previously served as Vice Chairman of the Board, President and Chief Operating Officer of GEO until his retirement in December 2010. Mr. Calabrese originally joined GEO as Vice President of Business Development in 1989 and served in a range of increasingly senior positions. Prior to joining GEO, Mr. Calabrese was a partner in the Akron, Ohio law firm of Calabrese, Dobbins and Kepple. He also served as an Assistant City Law Director in Akron, Ohio; an Assistant County Prosecutor and Chief of the County Bureau of Support for Summit County, Ohio; and Legal Counsel and Director of Development for the Akron Metropolitan Housing Authority.

Mr. Calabrese received his bachelor’s degree in Secondary Education from the University of Akron and his Juris Doctor from the University of Akron Law School.

Shayn P. March — Mr. March joined GEO as Vice President of Finance and Treasurer in March 2009. Mr. March was named Acting Chief Financial Officer, effective January 1, 2024. As Acting Chief Financial Officer, Mr. March is responsible for the overall financial management of GEO and its subsidiaries and the Company’s acquisition, disposition and growth initiatives. Prior to joining GEO, Mr. March served as a Managing Director for the Corporate Investment Banking group at BNP Paribas, where he worked for eleven years in increasing capacities. From 1995 to 1997, Mr. March was employed at Sanwa Bank in the Corporate Finance Department. From 1988 to 1994, Mr. March was employed at UJB Financial in the Finance and Credit Audit Departments.

Mr. March earned his Masters in Business Administration in Financial Management from the Lubin School of Business at Pace University and his Bachelor of Arts in Economics at Rutgers University.

James H. Black — Mr. Black joined GEO in June 1998 as Senior Warden of a GEO correctional facility. Mr. Black has more than 37 years of experience in corrections and currently serves as the Senior Vice President and President of Secure Services. In this role, Mr. Black oversees approximately 79,000 beds and over 17,000 employees at 68 diverse facilities across the U.S., Australia, South Africa, and the United Kingdom. Mr. Black began his career in corrections in 1985 as a Correctional Officer with the Texas Department of Criminal Justice (TDCJ). Over the next eight years, he rose through the ranks to the position of Senior Warden. After joining GEO, he served as Warden at several GEO-operated facilities in Texas and Florida before accepting the position of Assistant Director of Operations in GEO’s Central Region Office. In 2005, Mr. Black was promoted to Director of Compliance for the Western Region. He later transferred to the position of Director of Operations before being named Vice President of the Western Region Office in 2009, where he was responsible for the operational oversight of 25 facilities and over 15,000 beds. He was later named Vice President of GEO’s Central Region.

Mr. Black graduated from the Palestine Independent School District in 1981. Mr. Black is currently pursuing his Bachelor of Applied Science in Business Management at California Southern University.

Joe Negron — Mr. Negron joined GEO in December 2018, became Senior Vice President, General Counsel and Corporate Secretary effective January 2019 and became GEO’s Senior Vice President, Legal Services, General Counsel and Corporate Secretary effective December 2022. Prior to joining GEO, Mr. Negron had 30 years of experience in business law and complex corporate and commercial litigation. Mr. Negron has worked for several prestigious Florida law firms throughout his career, most recently in the litigation practice at Akerman LLP. Mr. Negron also served in the Florida Legislature for fifteen years, including service as both House and Senate Appropriations Chair, as well as President of the Florida Senate in his final term.

Mr. Negron received his undergraduate degree from Stetson University, his Juris Doctor degree from Emory University School of Law and a Masters in Public Administration from Harvard University.

Matthew T. Albence — Mr. Albence joined GEO in 2022 as Senior Vice President of Client Relations. Since September 2020, Mr. Albence has served as a Principal at GrindStone Strategic Consulting, LLC, a boutique consulting firm providing services in the area of national security, law enforcement, business development, and management and leadership consulting. Prior to that, Mr. Albence had a 26-year career in federal law enforcement. From May 2012 to August 2020, Mr. Albence served in a variety of roles for U.S. Immigration and Customs Enforcement, culminating as the Acting Director, where he led an organization of 20,000 professionals in over 400 domestic and international offices, responsible for the enforcement of hundreds of federal statutes. He also served as Deputy Director, Executive Associate Director for Enforcement and Removal Operations, and Assistant Director for the Enforcement and Removal Operations Enforcement Division.

Mr. Albence holds a B.S. in Justice from American University and a M.S. in Administration of Justice from Southern Illinois University.

Richard K. Long — Mr. Long joined GEO in 2017 as Senior Vice President of Project Development after a distinguished career working for Balfour Beatty Construction for 30 years. Mr. Long has developed extensive expertise with commercial and federal government construction as well as engineering projects using design-build and construction management at risk delivery methods for both public and private sector clients, with a combined construction value in excess of $5.0 billion. During his 30-year career at Balfour Beatty Construction, Mr. Long held positions of Civil Engineer, Project Engineer, Chief Estimator, Assistant Project Manager, Vice President of Preconstruction, Senior Vice President of Business Acquisition, and Senior Vice President & South Florida Business Unit Leader responsible for leading Balfour Beatty’s $600 million annual South Florida business.

With over 30 years of construction experience, Mr. Long also finds time for industry service. He is a long-time member and past-chairman of Florida’s largest chapter of the Associated Builders and Contractors (“ABC”). Additionally, as founding member and past-president of the Society of American Military Engineers (“SAME”) South Florida chapter, Mr. Long accepted multiple accolades at the association’s 2012 National Joint Engineer Training Conference.

Mr. Long received his Bachelor of Science in Civil Engineering from the University of Missouri and a Bachelor of Science in Construction Management from the University of Louisiana-Monroe.

Christopher D. Ryan — Mr. Ryan joined GEO in 2011 and has over 30 years of human resources experience. Since joining the company, Mr. Ryan has served in increasingly senior human resources positions, including the Director of Employee and Labor Relations, Vice President of Employee and Labor Relations, Executive Vice President of Human Resources, and was subsequently promoted to Senior Vice President of Human Resources in 2023. Mr. Ryan also leads the Company’s diversity, equity, and inclusion (DEI) efforts. DEI remains a top business priority, given the fact that more diverse and inclusive companies tend to outperform other employers. Prior to joining The GEO Group, Mr. Ryan held numerous human resources leadership roles at American Airlines, Florida Power & Light and Southern Wine & Spirits of America. Mr. Ryan is also actively involved in the community and sits on the Board of Directors of several 501(c)(3) non-profit organizations serving youth and other residents of Palm Beach County, Florida.

Mr. Ryan holds a Bachelor’s of Science degree in Community Health Services from the State University of New York, Plattsburgh.

Ronald A. Brack — Mr. Brack assumed the role of Vice President, Chief Accounting Officer and Controller for the Company in August 2009. Mr. Brack was GEO’s Vice President and Controller from January 2008 to August 2009 and Controller from April 2007 to January 2008. Mr. Brack joined GEO in May 2005 as Assistant Controller. From 2000 until joining GEO, Mr. Brack was with Fort Lauderdale, Florida based NationsRent, Inc. where his most recent position was Assistant Controller. From 1997 to 2000, Mr. Brack was with the Fort Lauderdale office of Arthur Andersen, LLP where his most recent position was Senior Auditor in the Audit and Business Advisory Services Group. Prior to that time, Mr. Brack spent over ten years in the fleet management business with World Omni Leasing, Inc. and GE Capital Fleet Services.

Mr. Brack holds a Bachelor’s of Arts degree in Economics from Vanderbilt University. He is a member of the American Institute of Certified Public Accountants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of GEO’s common stock that were beneficially owned at March 11, 2024 (unless stated otherwise) by (i) each director and each nominee for election as director at the 2024 annual meeting of shareholders, (ii) each named executive officer (“NEOs”) (as defined below) that is not a director, (iii) all directors, director nominees and executive officers as a group, and (iv) each person or group who was known by GEO to beneficially own more than 5% of GEO’s outstanding common stock.

Name and Address of Beneficial Owner(1)	Amount & Nature of Beneficial Ownership(2)	Percent of Class(3)
DIRECTOR AND DIRECTOR NOMINEES
Thomas C. Bartzokis	43,412	*
Jack Brewer	43,412	*
Scott M. Kernan	66,124	*
Lindsay L. Koren	26,050	*
Terry Mayotte	43,412	*
Andrew Shapiro	43,412	*
Julie Myers Wood	88,550	*
George C. Zoley+	3,847,894	3.0%

NAMED EXECUTIVE OFFICERS
Jose Gordo	425,292	*
Brian R. Evans	726,768	*
Wayne Calabrese	216,723	*
James Black	188,689	*

ALL DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (17 Persons)(4)	6,388,552	5.0%

OTHER
Blackrock, Inc.(5)	19,752,429	15.5%
The Vanguard Group, Inc.(6)	13,575,361	10.6%

*	Less than 1%

+	Director and Named Executive Officer

(1)	Unless stated otherwise, the address of the beneficial owners is c/o The GEO Group, Inc., 4955 Technology Way, Boca Raton, FL 33431.

(2)

Information concerning beneficial ownership was furnished by the persons named in the table or derived from filings made with the Securities and Exchange Commission, which we refer to as the SEC. Unless stated otherwise, each person named in the table has sole voting and investment power with respect to the shares beneficially owned. These figures include shares of restricted stock held by directors and the named executive officers, that are unvested but have voting rights, in the following amounts: Dr. Bartzokis — 31,010; Mr. Brewer — 31,010; Mr. Kernan — 36,888; Ms. Koren — 22,329; Mr. Mayotte — 31,010; Mr. Shapiro — 31,010; Ms. Wood — 36,888; Dr. Zoley — 360,890; Mr. Gordo — 414,000; Mr. Evans — 427,185; Mr. Calabrese — 217,274; and Mr. Black — 183,017.

(3)	As of March 11, 2024, GEO had 127,617,899 shares of common stock outstanding.

(4)

Includes 2,557,379 shares of restricted stock that are unvested but have voting rights held by directors and executive officers (17 persons in total). 303,011 shares of common stock held by Mr. Evans are pledged as security.

(5)

The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001. Based on Amendment No. 2 to Schedule 13G filed January 22, 2024, BlackRock reported that, as of December 31, 2023, it beneficially owned 19,752,429 shares with sole voting power over 19,555,196 shares and sole dispositive power over 19,752,429 shares.

(6)

The principal business address of The Vanguard Group, Inc. (“Vanguard”) is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Based on Amendment No. 15 to Schedule 13G filed February 13, 2024, Vanguard reported that, as of December 29, 2023, it beneficially owned 13,575,361 shares with sole voting power over 0 shares, shared voting power over 79,086 shares, sole dispositive power over 13,381,016 shares and shared dispositive power over 194,345 shares.

THE BOARD OF DIRECTORS, ITS COMMITTEES AND OTHER CORPORATE GOVERNANCE INFORMATION

GEO’s Board of Directors held seven meetings during fiscal year 2023. Each director attended at least 75% of the total number of meetings of the Board of Directors and of the meetings held by all board committees on which such director served.

Director Independence

Pursuant to the corporate governance standards applicable to companies listed on the New York Stock Exchange (“NYSE”), the Board of Directors must be comprised of a majority of directors who qualify as independent directors. In determining independence, each year the Board of Directors affirmatively determines whether directors have a “material relationship” with GEO. When assessing the “materiality” of a director’s relationship with GEO, the Board of Directors considers all relevant facts and circumstances, not merely from the director’s standpoint, but also from that of the persons or organizations with which the director has an affiliation. An independent director is free from any relationship with GEO that may impair the director’s ability to make independent judgments. Particular attention is paid to whether the director is independent from management and, with respect to organizations affiliated with a director with which GEO does business, the frequency and regularity of the business conducted, and whether the business is carried out at arm’s length on substantially the same terms to GEO as those prevailing at the time from unrelated third parties for comparable business transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships.

Applying the NYSE’s independence standards, the Board of Directors has determined that, Thomas C. Bartzokis, Jack Brewer, Scott M. Kernan, Lindsay L. Koren, Terry Mayotte, Andrew N. Shapiro and Julie Myers Wood qualify as independent under the NYSE’s corporate governance standards. As a result, the Board of Directors is therefore currently comprised and will continue to be comprised subsequent to the annual meeting of a majority of independent directors. The Board of Directors’ determination that each of these directors is independent was based on the fact that none of the directors had a material relationship with GEO outside of such person’s position as a director, including a relationship that would disqualify such director from being considered independent under the NYSE’s listing standards.

Committees

Under our corporate governance guidelines, the Board of Directors has established twelve standing committees. The members of the Board of Directors serving on these committees and the functions of those committees are set forth below.

AUDIT AND FINANCE COMMITTEE Terry Mayotte, Chairman Scott Kernan Andrew Shapiro	COMPENSATION COMMITTEE Terry Mayotte, Chairman Thomas C. Bartzokis Scott Kernan Andrew Shapiro	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Terry Mayotte, Chairman Scott Kernan Lindsay L. Koren Andrew Shapiro

CRIMINAL JUSTICE AND REHABILITATION COMMITTEE Jack Brewer, Chairman Thomas C. Bartzokis Scott Kernan Lindsay L. Koren Julie Myers Wood	CYBER SECURITY AND ENVIRONMENTAL OVERSIGHT COMMITTEE Julie Myers Wood, Chairwoman Terry Mayotte Andrew Shapiro	EXECUTIVE COMMITTEE George C. Zoley, Chairman Terry Mayotte Andrew Shapiro

HUMAN RIGHTS COMMITTEE Lindsay L. Koren, Chairwoman Jack Brewer Scott Kernan	INDEPENDENT COMMITTEE Terry Mayotte, Chairman Thomas C. Bartzokis Jack Brewer Scott Kerman Lindsay L. Koren Andrew Shapiro Julie Myers Wood	LEGAL STEERING COMMITTEE Lindsay L. Koren, Chairwoman Scott Kernan Julie Myers Wood

CORPORATE PLANNING COMMITTEE Andrew Shapiro, Chairman Thomas C. Bartzokis Jack Brewer Scott Kernan Lindsay L. Koren Julie Myers Wood	OPERATIONS AND OVERSIGHT COMMITTEE Scott M. Kernan, Chairman Thomas C. Bartzokis Jack Brewer Julie Myers Wood	HEALTH SERVICES COMMITTEE Thomas C. Bartzokis, Chairman Jack Brewer Scott M. Kernan Lindsay L. Koren

Audit and Finance Committee

The Audit and Finance Committee met twelve times during fiscal year 2023. The Report of the Audit and Finance Committee is included in this proxy statement.

All of the members of the Audit and Finance Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 are independent (as independence is defined under Exchange Act Rule 10A-3, as well as under Section 303A.02 of the NYSE’s listing standards). In addition, the Board of Directors has determined that each of Mr. Mayotte and Mr. Shapiro qualify as an “audit committee financial expert” as that term is defined under Item 407(d)(5) of Regulation S-K of the SEC’s rules.

The Audit and Finance Committee has a written charter adopted by the Board of Directors. It can be found on our website at http://www.geogroup.com by clicking on the link “Social Responsibility” on our homepage and then clicking on the links “Governance with Integrity-Corporate Governance.” In addition, the charter is available in print to any shareholder who requests it by contacting our Executive Vice President of Corporate Relations at 561-893-0101. Pursuant to the charter, the main functions and responsibilities of the Audit and Finance Committee include the following:

•	select, in its sole discretion, our independent auditor and review and oversee its performance;

•	review and approve in advance the terms of our independent auditor’s annual engagement, including the proposed fees, as well as the scope of auditing services to be provided;

•	oversee the independence of the Company’s independent auditor;

•	review and approve in advance any non-audit services to be provided by the independent auditor, including the proposed fees;

•

review with management, our internal auditor and our independent auditor, our significant financial risks or exposures and assess the steps management has taken to monitor and mitigate such risks or exposures;

•

review and discuss with management and our independent auditor the audit of our annual financial statements and our internal controls over financial reporting, and our disclosure and the independent auditor’s reports thereon;

•	meet privately with our independent auditor on any matters deemed significant by the independent auditor;

•	establish procedures for the submission, receipt, retention and treatment, on an anonymous basis, of complaints and concerns regarding our accounting, internal accounting controls or auditing matters;

•

establish, review periodically and update as necessary a Code of Business Conduct and Ethics (the “Code of Conduct”), ensure that management has established a system to enforce the Code of Conduct, and review management’s monitoring of the Company’s compliance with the Code of Conduct;

•

review with our counsel legal matters that may have a material impact on our financial statements, our compliance policies and any material reports or inquiries from regulators or government agencies; and

•	address or take action with respect to any other matter specifically delegated to it from time to time by the Board of Directors.

Compensation Committee

The Compensation Committee met nine times during fiscal year 2023. The Report of the Compensation Committee is included in this proxy statement.

All of the members of the Compensation Committee are independent (as independence is defined under Section 303A.02 of the NYSE’s listing standards).

The Compensation Committee has a written charter adopted by the Board of Directors. It can be found on our website at http://www.geogroup.com by clicking on the link “Social Responsibility” on our homepage and then clicking on the links “Governance with Integrity-Corporate Governance.” In addition, the charter is available in print to any shareholder who requests it by contacting our Executive Vice President of Corporate Relations at 561-893-0101. Pursuant to the charter, the main functions and responsibilities of the Compensation Committee include the following:

•	review on a periodic basis and, if appropriate, make recommendations with respect to director compensation;

•

establish our executive compensation philosophy, and review and approve the compensation of all of our corporate officers, including salaries, bonuses, stock option grants and other forms of compensation;

•	review the general compensation structure for our corporate and key field employees;

•

establish annual and long-term performance goals for the compensation of our Chief Executive Officer (“CEO”) and other senior executive officers, evaluate the CEO’s and such other senior executive officers’ performance in light of those goals, and, either as a committee or together with the other independent members of the Board of Directors, determine and approve the CEO’s and such other senior executives’ compensation level based on this evaluation;

•	review our program for succession and management development;

•	review our incentive-based compensation and equity-based plans and make recommendations to the Board of Directors with respect thereto;

•

review and discuss with management our disclosures under “Compensation Discussion & Analysis”, or CD&A, and based on such review and discussion make a recommendation to the Board as to whether the CD&A should be included in our proxy statement; and

•	address or take action with respect to any other matter specifically delegated to it from time to time by the Board of Directors.

For further information on the Compensation Committee’s processes and procedures for consideration and determination of executive compensation, see “Compensation Discussion & Analysis” elsewhere in this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met four times during fiscal year 2023.

All of the members of the Nominating and Corporate Governance Committee are independent (as independence is defined under Section 303A.02 of the NYSE’s listing standards).

The Nominating and Corporate Governance Committee has a written charter adopted by the Board of Directors. It can be found on our website at http://www.geogroup.com by clicking on the link “Social Responsibility” on our homepage and then clicking on the links “Governance with Integrity-Corporate Governance.” In addition, the charter is available in print to any shareholder who requests it by contacting our Executive Vice President of Corporate Relations at 561-893-0101. Pursuant to the charter, the main functions and responsibilities of the Nominating and Corporate Governance Committee include the following:

•

identify candidates qualified to become members of the Board of Directors and select or recommend that the full Board of Directors select such candidates for nomination and/or appointment to the Board of Directors;

•	review candidates for the Board of Directors recommended by shareholders;

•	assist the Board in determining and monitoring whether or not each director and prospective director is an “independent director” within the meaning of any rules and laws applicable to GEO;

•	after consultation with the Executive Chairman and CEO, recommend to the Board of Directors for approval all assignments of committee members, including designations of the chairs of the committees;

•

establish the evaluation criteria for the annual self-evaluation by the Board of Directors, including the criteria for determining whether the Board of Directors and its committees are functioning effectively, and implement the process for annual evaluations;

•	develop, adopt, review annually and, if appropriate, update, corporate governance guidelines for GEO and evaluate compliance with such guidelines;

•	periodically review our Code of Conduct for directors, officers and employees, and approve amendments to the Code of Conduct to the extent deemed appropriate by the committee;

•

advise the Board of Directors with regard to our policies and procedures for the review, approval or ratification of any transaction presenting a potential conflict of interest between us and any member of our Board of Directors or any executive officers;

•	consider other corporate governance issues that arise from time to time, and advise the Board of Directors with respect to such issues; and

•	address or take action with respect to any other matter specifically delegated to it from time to time by the Board of Directors.

In fulfilling the committee’s duties to identify and recommend candidates for election to our Board of Directors, the Nominating and Corporate Governance Committee considers the mix of skills, experience, character, commitment, and diversity — diversity being broadly construed to mean a variety of opinions, perspectives and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of our Board of Directors at the time of election.

Criminal Justice and Rehabilitation Committee

The Criminal Justice and Rehabilitation Committee guides and oversees the Company’s efforts regarding rehabilitation and anti-recidivism.

Cyber Security and Environmental Oversight Committee

The Cyber Security and Environmental Oversight Committee guides and oversees the Company’s efforts regarding cybersecurity, privacy and environmental sustainability concerns.

Executive Committee

Periodically during fiscal year 2023, members of the Executive Committee informally discussed various matters relating to GEO’s business. The Executive Committee has full authority to exercise all the powers of the Board of Directors between meetings of the Board of Directors, except as reserved by the Board of Directors. All actions taken by the Executive Committee in 2023 were ratified by the Board of Directors at their next quarterly meeting.

Human Rights Committee

The Human Rights Committee guides and oversees the Company’s efforts regarding the protection of human rights.

Independent Committee

The Independent Committee considers matters that may arise from time to time that the Board of Directors designates for independent director review.

Legal Steering Committee

The Legal Steering Committee reviews with management strategic issues with respect to material litigation and other discrete legal issues.

Corporate Planning Committee

The Corporate Planning Committee periodically reviews with management various corporate strategic initiatives, including potential merger and acquisition activities, business expansion issues and corporate finance matters.

Operations and Oversight Committee

The Operations and Oversight Committee reviews with management various issues relating to our operations that may arise from time to time.

Health Services Committee

The Health Services Committee guides and oversees the Company’s operations in the area of health services.

Director Identification and Selection

The processes for director selection and director qualifications are set forth in Section 3 of our Corporate Governance Guidelines. The Board of Directors, acting on the recommendation of the Nominating and Corporate Governance Committee, will nominate a slate of director candidates for election at each annual meeting of shareholders and will elect directors to fill vacancies, including vacancies created as a result of any increase in the size of the Board, between annual meetings. Nominees for director are selected on the basis of outstanding achievement in their personal careers, broad experience, wisdom, integrity, ability to make independent, analytical inquiries, understanding of the business environment, and willingness to devote adequate time to the duties of the Board of Directors. The Board believes that each director should have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of GEO, (ii) the results of operations and financial condition of GEO and of any significant subsidiaries or business segments, and (iii) the relative standing of GEO and its business segments in relation to its competitors. The Board is committed to diversified membership and it does not and will not discriminate on the basis of race, color, national origin, gender, religion or disability in selecting nominees. The Nominating and Corporate Governance Committee may, to the extent it deems appropriate, engage a third party professional search firm to identify and review new director candidates and their credentials.

The Nominating and Corporate Governance Committee will consider proposed nominees whose names are submitted to it by shareholders. We adopted proxy access in advance of our 2017 annual meeting of shareholders.

Our proxy access provisions are set forth in Article II, Section 6 of our Third Amended and Restated Bylaws (“Bylaws”). The proxy access provisions permit a shareholder, or a group of up to twenty (20) shareholders, owning three percent (3%) or more of the Company’s outstanding common stock continuously for at least three (3) years, to nominate twenty percent (20%) of the number of directors then in office (rounding down to the nearest whole number) provided that the shareholder or group and each nominee satisfy the eligibility, procedural and disclosure requirements for proxy access as specified in the Bylaws, including that the Company receive notice of such nominations between 90 and 120 days prior to the anniversary date of the previous year’s annual meeting of shareholders. Since our annual meeting for 2024 is scheduled for May 3, 2024, any nomination pursuant to our proxy access process to be considered at the 2025 annual meeting must be properly submitted to us not earlier than January 3, 2025 or later than February 2, 2025.

In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19(b) under the Exchange Act, including a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote in the election of directors in support of director nominees other than the Company’s nominees.

There are no other differences between the considerations and qualifications for director nominees that are recommended by shareholders and director nominees recommended by the Nominating and Corporate Governance Committee. Other than adopting proxy access, the Nominating and Corporate Governance Committee has not adopted a formal process because it believes that the informal consideration process has been adequate to date. The Nominating and Corporate Governance Committee intends to review periodically whether a more formal policy should be adopted. If a shareholder wishes to suggest a proposed name of a nominee for consideration by the Nominating and Corporate Governance Committee outside of the proxy access process, the name of that nominee and related personal information should be forwarded to the Nominating and Corporate Governance Committee, in care of the Corporate Secretary, at least six months before the next annual meeting to assure time for meaningful consideration by the committee.

Board Leadership Structure

The roles of Chief Executive Officer and Chairman are held by two separate individuals. George C. Zoley serves as our Executive Chairman and Brian R. Evans serves as our Chief Executive Officer.

As a company that is focused on its core business, we believe the Executive Chairman is in the best position to direct the independent directors’ attention on the issues of greatest importance to the Company and its shareholders. Since our Executive Chairman knows the Company’s business, is a pioneer in the industry and has over forty years of experience, we believe that our Executive Chairman is the appropriate person to lead the Board of Directors.

We are committed to independent Board oversight. Alongside our executive chairman, our Board leadership structure includes a lead independent director. Our Board has appointed Terry Mayotte to serve as lead independent director. Our lead independent director is responsible for, among other duties, coordinating with the Executive Chairman with respect to meeting agendas, and calling and chairing sessions of the independent directors.

We believe the current leadership structure of the Board of Directors supports the risk oversight functions described below by providing independent leadership at the Board and committee level with ultimate oversight by the full Board of Directors led by our Executive Chairman and lead independent director. The Board of Directors periodically reviews and considers whether the current Board leadership structure continues to be appropriate for our Company.

Board Risk Oversight

Our Board of Directors has overall responsibility for risk oversight with a focus on the most significant risks facing the Company. Throughout the year, the Board of Directors and the committees to which it has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics in greater detail. The Board of Directors has delegated responsibility for the oversight of specific risks to the following committees:

•	The Audit and Finance Committee oversees GEO’s risk policies and processes relating to the financial statements, financial reporting processes and credit risks.

•

The Operations and Oversight Committee oversees GEO’s operating risks. The Operations and Oversight Committee meets regularly during the year and on occasions when an operations incident occurs. The Operations and Oversight Committee may travel to the appropriate site to audit the operating practices and procedures if an incident has occurred.

•	The Compensation Committee oversees risks related to the Company’s compensation policies and practices.

•	The Legal Steering Committee oversees risks related to major litigation.

•	The Cyber Security and Environmental Oversight Committee guides and oversees the Company’s efforts and risks regarding cybersecurity, privacy and environmental sustainability concerns.

•	The Human Rights Committee guides and oversees the Company’s efforts and risks regarding the protection of human rights.

•	The Health Services Committee guides and oversees the Company’s efforts and risks related to health services.

Code of Business Conduct and Ethics

The Board of Directors has adopted a code of business conduct and ethics applicable to GEO’s directors, officers, employees, agents and representatives, including its consultants, which we refer to as the Code of Conduct. The

Code of Conduct strives to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full, fair, accurate, timely and transparent disclosure, compliance with the applicable government and self-regulatory organization laws, rules and regulations, prompt internal reporting of violations of the Code of Conduct, and accountability for compliance with the Code of Conduct. The Code of Conduct can be found on our website at http://www.geogroup.com by clicking on the link “Social Responsibility” on our homepage and then clicking on the link “Governance with Integrity-Business Conduct & Ethics.” In addition, the Code of Conduct is available in print to any shareholder who requests it by contacting our Executive Vice President of Corporate Relations at 561-893-0101.

Code of Ethics for CEO, Senior Financial Officers and Other Employees

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, the Board of Directors has also adopted a code of ethics for the CEO, its senior financial officers and all other employees, which we refer to as the Code of Ethics for Senior Financial Officers. The text of this Code of Ethics for Senior Financial Officers is located in Section 19 of GEO’s Code of Conduct. The Code of Ethics for Senior Financial Officers can be found on our website at http:// www.geogroup.com by clicking on the link “Social Responsibility” on our homepage and then clicking on the link “Governance with Integrity-Business Conduct & Ethics.” In addition, the Code of Ethics for Senior Financial Officers is available in print to any shareholder who requests it by contacting our Executive Vice President of Corporate Relations at 561-893-0101.

Corporate Governance Guidelines

The Board of Directors has adopted corporate governance guidelines to promote the effective functioning of the Board of Directors and its committees, and the continued implementation of good corporate governance practices. The corporate governance guidelines address matters such as the role and structure of the Board of Directors, the selection, qualifications and continuing education of members of the Board of Directors, Board meetings, non-employee director executive sessions, board self-evaluation, Board committees, CEO performance review, succession planning, non-employee director compensation, certain shareholder matters and certain shareholder rights.

The corporate governance guidelines can be found on our website at http://www.geogroup.com by clicking on the link “Social Responsibility” on our homepage and then clicking on the link “Governance with Integrity-Corporate Governance.” In addition, the corporate governance guidelines are available in print to any shareholder who requests them by contacting our Executive Vice President of Corporate Relations at 561-893-0101.

Annual Board and Committee Self-Assessments and Non-Employee Director Executive Sessions

The Board of Directors conducts a self-assessment annually, which is reported by the Nominating and Corporate Governance Committee to the Board of Directors. In addition, the Audit and Finance Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Cyber Security and Environmental Oversight Committee also undergo annual self-assessments of their performance. The non-employee directors of the Board of Directors meet in executive session at least twice per year and such meetings are presided over by a presiding director who is typically the Lead Independent Director.

Communications with Directors

The Board of Directors has adopted a process to facilitate written communications by shareholders or other interested parties to the entire Board, the independent members of the board as a group or any individual member of the Board, including the Lead Independent Director for non-employee director executive sessions. Persons wishing to write to the Board of Directors of GEO, or to a specified director (including the presiding director for non-employee director executive sessions) or a committee of the Board, should send correspondence to the Corporate Secretary at 4955 Technology Way, Boca Raton, Florida 33431.

The Corporate Secretary will forward to the directors all communications that, in his or her judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the shareholders, to the functioning of the board, or to the affairs of GEO.

Board Member Attendance at Annual Meetings

GEO encourages all of its directors to attend the annual meeting of shareholders. All of our directors at the time attended the 2023 annual meeting of shareholders.

Engagement with Shareholders

Over the past 12 months, members of GEO’s Senior Management and Board of Directors have had ongoing, substantive discussions with shareholders of GEO’s common stock. Over this timeframe, GEO has engaged with approximately 20 institutional shareholders, who are estimated to hold more than 50% of GEO’s outstanding shares of common stock. In addition, GEO has had ongoing discussions with retail investors, including members of the Interfaith Center on Corporate Responsibility. Specifically, as it relates to direct Board engagement with shareholders, GEO’s Lead Independent Director has held multiple discussions with GEO’s top four institutional shareholders.

In the course of these substantive discussions, GEO has been able to receive valuable feedback and diverse perspectives from a broad group of shareholders on a wide range of important matters: GEO’s Executive Compensation Plan, GEO’s Executive Management Transition, Board Composition and Oversight, and Environmental, Social and Governance matters, including Human Rights and Diversity, Equity and Inclusion.

As a direct result of GEO’s substantive engagement with shareholders, the Company has taken several proactive steps to address the valuable feedback received from shareholders.

Say on Pay

During discussions with shareholders regarding GEO’s Executive Compensation Plan, the predominant feedback the Company received centered around two matters: 1. GEO’s Executive Transition and specifically providing certainty of length and completion of the Company’s Senior Management transition and long-term roles of key company executives; and 2. the target metric used for GEO’s Annual Cash Incentive Compensation under the Company’s Senior Management Performance Award Plan, as amended (the “Performance Award Plan”). As a result of the feedback from shareholders, GEO has taken the following actions.

Executive Transition

As approved by the Board of Directors, on January 1, 2024, Brian Evans assumed the position of Chief Executive Officer (CEO); Wayne Calabrese assumed the position of President and Chief Operating Officer (COO); and Shayn March assumed the position of Acting Chief Financial Officer (CFO). Brian Evans has more than 20 years of experience in senior roles at GEO and previously served as the Company’s CFO since 2009. Wayne Calabrese previously held the position of President and COO for many years until his retirement in December 2010, and he rejoined the company in 2021 as the head of Legal Services before stepping into the COO role in December of 2022.

In addition to the Senior Management changes, GEO also announced in December 2023 that the Company’s Founder and current Executive Chairman, Dr. George Zoley, will transition to an advisory role and to the position of non-executive Chairman of the Board, subject to shareholder approval, when his current employment agreement expires in July 2026.

These actions provide for certainty with respect to GEO’s Executive Transition timeline and with respect to the future involvement of Dr. Zoley, who remains an integral part of GEO’s strategic planning and execution.

Target Metrics for Annual Cash Incentive Compensation

In August of 2023, the Compensation Committee approved replacing the net income metric under the Performance Award Plan with the Adjusted EBITDA metric effective for the 2023 fiscal year in order to align our compensation practices more closely with those of our peers. Specifically, EBITDA is the most common profitability metric, particularly among peer companies with higher leverage levels. Additionally, several shareholders had indicated to us through our ongoing shareholder engagement efforts that they would prefer that we use EBITDA as a metric instead of net income.

Being mindful of making this change to the metrics mid-year, the Compensation Committee determined to set the Adjusted EBITDA target based on the same earnings level that it had previously established earlier in the year for net income. In determining the amount of annual incentive cash compensation to be awarded to our named executive officers, our Adjusted EBITDA is weighted 65% and our revenue is weighted 35% (which are the same percentage weights previously assigned to the net income and revenue metrics).

Board Composition and Oversight

Consistent with feedback from shareholders, GEO has made several recent changes to its Board and Committee structure. Effective January 1, 2024, GEO’s Board of Directors has been reorganized with eight members of the Board, of which seven are independent Board members applying New York Stock Exchange (NYSE) standards for Director Independence. Women and minorities now represent approximately 38% of GEO’s Board and approximately 43% of Independent Directors. Women now represent 25% of GEO’s Board and approximately 29% of Independent Directors.

GEO has reorganized its Board Committees to include four dedicated committees to oversee Environmental, Social, and Governance (ESG) matters:

•	Human Rights Committee chaired by Independent Director Lindsay Koren

•	Cyber Security and Environmental Committee chaired by Independent Director Julie Myers Wood

•	Criminal Justice and Rehabilitation Committee chaired by Independent Director Jack Brewer

•	Health Services Committee chaired by Independent Director Dr. Tom Bartzokis

Women and minorities chair three of GEO’s four ESG related Committees. Women chair two of GEO’s four ESG related Committees in addition to having representation on other key standing Board Committees including Corporate Planning, Nominating and Corporate Governance, Legal Steering, and Operations and Oversight.

Diversity, Equity, and Inclusion (DEI)

Historically, GEO has had strong diversity statistics, which the Company has disclosed annually in its Human Rights and ESG reports. Across GEO’s organization in the United States, women represent approximately 51% of our workforce and minorities represent approximately 69% of our workforce.

In 2023, GEO received a shareholder proposal asking the Company to conduct a racial equity audit. Despite the proposal failing to receive majority support from shareholders, GEO conducted proactive, substantive discussions with shareholders regarding DEI related matters.

As a result of this shareholder engagement, GEO decided to proactively conduct a comprehensive DEI Review and publish a standalone DEI Report, which the Company plans to update annually. In January 2024, GEO retained an independent third party, the Governance & Accountability Institute, Inc. (“G&A”), to conduct a DEI review and assist GEO with developing a standalone DEI report. G&A has extensive experience in conducting DEI reviews. The DEI review included research of DEI best practices, used the framework of the Bloomberg

Gender Equality Index and incorporated the DEI related disclosures that major ESG and investor data providers are looking for. The review undertaken by G&A included a review of GEO’s existing policies and programs and interviews with internal and external stakeholders, including a selection of our directors, senior executives, frontline employees, former inmates/GEO Continuum of Care® participants, community leaders, and multiple representatives of GEO’s shareholders including institutional investors and members of the Interfaith Center on Corporate Responsibility. This comprehensive DEI Review resulted in the publication of GEO’s first annual DEI Report in March 2024, which is available at www.geogroup.com/esg

GEO’s inaugural DEI Report covers the Company’s Board and Management oversight of DEI related matters, including existing DEI related company policies and how those policies are communicated to GEO’s employees through robust training and to other stakeholders. The Report also covers DEI programs and detailed metrics with respect to GEO’s diverse workforce, the diverse populations GEO serves, the diverse communities in which the company operates, and the diverse suppliers and vendors who are an important part of GEO’s supply chain.

GEO’s DEI Report also identified several future initiatives to address areas of enhancement that were identified during the DEI Review. These future initiatives include enhancements to data collection and feedback gathering from GEO’s key stakeholder groups including the Company’s workforce, the individuals under GEO’s care, and the communities in which we operate. The future initiatives GEO intends to undertake also include the establishment of a Diversity, Equity, and Inclusion Council led by GEO’s Chief Human Resources Officer and comprised of diverse representatives across various levels of the organization; and the creation of Employee Resources Groups for various identity groups aimed at providing increased opportunities for networking, learning, and career development. Additionally, GEO reaffirmed its commitment to making investments to strengthen diverse communities by expanding outreach to diverse suppliers and small businesses; sustaining charitable support for underprivileged groups through The GEO Group Foundation; and strengthening the Company’s partnerships with community groups, local schools, and faith-based organizations.

Human Rights and ESG

Following substantive engagement with shareholders, on September 26, 2019, GEO published its first annual Human Rights and Environmental, Social & Governance (ESG) Report, which was based on 2018 data. The Report was developed referencing the Global Reporting Initiative Standards and the UN Guiding Principles on Business and Human Rights.

GEO is committed to publishing an annual Human Rights and ESG Report and has done so every year since the publication of its inaugural Human Rights and ESG Report. GEO has continued to have substantive engagement with shareholders on Human Rights matters every year, including with various members of the Interfaith Center on Corporate Responsibility.

Based on feedback from shareholders, in addition to publishing annual Human Rights and ESG Reports, GEO undertook a comprehensive Human Rights Due Diligence Assessment in 2022, which was led by the Governance & Accountability Institute, Inc. (G&A); encompassed interviews with internal and external stakeholders; and identified the salient human rights related to GEO’s stakeholders including the Company’s employees and the individuals in our care. The findings of the Human Rights Due Diligence Assessment are available at www.geogroup.com/esg

In September 2023, GEO issued its fifth annual Human Rights and ESG report. The Human Rights and ESG report provides disclosures related to the Company’s longstanding commitment to respecting the human rights and improving the lives of all those entrusted to the Company’s care. The Human Rights and ESG report also addresses criteria, based on recognized ESG reporting standards, related to the development of GEO’s employees; its efforts to advance environmental sustainability in the construction and operation of the Company’s facilities; and GEO’s adherence to ethical governance practices throughout the Company. The report covers the year ended December 31, 2022 with supporting data from 2020-2022 where possible. The report showcases, among other items, the company-wide awareness and training programs, GEO’s commitment to a safe and humane environment for everyone in the Company’s care, employee diversity, addressing recidivism through the GEO Continuum of Care®, the Company’s engagement efforts with its stakeholders, oversight and contract compliance, conservation measures and enhanced environmental sustainability efforts.

GEO’s Human Rights and ESG Report can be found at https://www.geogroup.com/ESG.

In 2024, GEO expects to initiate a review of GEO’s Global Human Rights Policy and its implementation, including its employee and contractor Human Rights training programs.

Enhanced Political and Lobbying Disclosure

In February 2024, GEO published its enhanced Political Activity and Lobbying Report disclosure for 2023. In light of a shareholder proposal approved during the 2021 annual meeting of shareholders regarding lobbying disclosures, GEO undertook a review of its previous disclosure.

Based on this review and taking into consideration the shareholder feedback as presented in the shareholder proposal, as well as feedback provided by shareholders regarding political contributions disclosures, GEO enhanced its report to provide additional, more detailed information with respect to GEO’s lobbying activities and political contributions made at the corporate level and through its political action committee.

The enhanced Political Activity and Lobbying Report provides more detailed disclosures on GEO’s policies on lobbying activities and political contributions; the oversight of these policies and activities by the Nominating and Corporate Governance Committee of the Board of Directors; the employee-funded, non-partisan GEO Political Action Committee; breakdowns of political contributions made during 2023; breakdowns and disclosures of both direct and indirect lobbying expenditures during 2023, including expenditures on government relations consultants for direct lobbying, as well as payments made to trade and membership associations and chambers of commerce, inclusive of the estimated portion of those payments that was used for lobbying purposes; and disclosures of the fact that GEO did not make any payments during 2023 that were used for grassroots lobbying communications and that GEO is not a member of, and did not make any payments during 2023 to, any tax-exempt organizations that write or endorse model legislation.

The Political Activity and Lobbying Report for 2023 was reviewed and approved by the Nominating and Corporate Governance Committee of the Board of Directors in February 2024. The enhanced Political Activity and Lobbying Report for 2023 can be found at https://www.geogroup.com/Political_Engagement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Grant Thornton LLP (“Grant Thornton”) served as GEO’s independent registered public accountants in fiscal years 2023 and 2022. The Audit and Finance Committee of GEO has appointed Grant Thornton LLP as GEO’s independent registered public accountants for the 2024 fiscal year. A member of Grant Thornton will be present at the annual meeting to make a statement if so desired and will be available to respond to appropriate questions. The following sets forth the aggregate fees billed to GEO by Grant Thornton in fiscal years 2023 and 2022.

	2023	2022
Audit Fees(1)	$3,065,594	$3,013,931
Audit Related Fees(2)	$50,554	$55,000
Tax Fees	$80,810	$290,834
All Other Fees	$—	$—

Total	$3,196,958	$3,359,765

(1)

Audit fees for 2023 and 2022 include fees for professional services rendered in connection with the annual audit of the Company’s consolidated financial statements, audit of internal controls over financial reporting, reviews of quarterly financial statements reported on Form 10-Q and statutory requirements required domestically and internationally.

(2)	Audit related fees in 2023 and 2022 primarily consist of fees for the audit of The GEO Save 401(k) Plan and related Annual Report filed on Form 11-K.

The Audit and Finance Committee of the Board of Directors has implemented procedures to ensure that all audit and permitted non-audit services provided to GEO are pre-approved by the Audit and Finance Committee. All of the audit, audit-related and all other services provided by Grant Thornton to GEO in 2023 and 2022 were approved by the Audit and Finance Committee pursuant to these procedures. All non-audit services provided in 2023 and 2022 were reviewed with the Audit and Finance Committee, which concluded that the provision of such services by Grant Thornton was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Audit and Finance Committee Pre-Approvals of Audit, Audit-Related, Tax and Permissible Non-Audit Services

The Audit and Finance Committee periodically approves the provision of various audit, audit-related, tax and other services by Grant Thornton. The Audit and Finance Committee plans to continue to review and pre-approve such services as appropriate. In addition, the Audit and Finance Committee has delegated to its Chairman the authority to grant, on behalf of the Audit and Finance Committee, the pre-approvals required under the Sarbanes-Oxley Act for the provision by Grant Thornton to GEO of auditing and permissible non-audit services; provided, however, that any decision made by the Chairman with respect to any such pre-approvals must be presented at the next regularly scheduled full Audit and Finance Committee meeting that is held after such decision is made.

All of the services provided by Grant Thornton to GEO in 2023 and 2022 were approved by the Audit and Finance Committee pursuant to these procedures. The Audit and Finance Committee will continue to review and pre-approve such services as appropriate.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

Role of the Compensation Committee

The Compensation Committee of our Board of Directors establishes and regularly reviews our compensation philosophy and programs, exercises authority with respect to the determination and payment of base and incentive compensation to executive officers and administers the Employee Stock Purchase Plan and our Amended and Restated 2018 Stock Incentive Plan. Our Compensation Committee consists of four members, each of whom is independent as that term is defined in the Sarbanes-Oxley Act of 2002 and the rules and regulations that have been promulgated under the Securities Exchange Act of 1934 or Exchange Act, and in the listing standards of the New York Stock Exchange. The Compensation Committee operates under a written charter that was first adopted by our Board of Directors in February 2004 and has been amended periodically. The charter more fully describes the role, responsibilities and functioning of the Compensation Committee. A current copy of this charter can be viewed on our website at www.geogroup.com by clicking the link “Social Responsibility” on our homepage and then clicking the links “Governance with Integrity — Corporate Governance”.

Say-on-Pay Results

At our 2023 Annual Meeting of Shareholders, approximately 72% of the votes cast voted to approve the advisory resolution on our executive compensation referred to as the “say-on-pay” vote.

The Compensation Committee considered the results of the shareholder vote on the 2023 “say-on-pay” proposal as one of the many factors relevant in connection with the discharge of its responsibilities along with the advice of its independent compensation consultant and shareholder feedback.

Over the past 12 months, members of GEO’s Senior Management and Board of Directors have had ongoing, substantive discussions with shareholders of GEO’s common stock. Over this timeframe, GEO has engaged with approximately 20 institutional shareholders, who are estimated to hold more than 50% of GEO’s outstanding shares of common stock. In addition, GEO has had ongoing discussions with retail investors, including members of the Interfaith Center on Corporate Responsibility. Specifically, as it relates to direct Board engagement with shareholders, GEO’s Lead Independent Director has held multiple discussions with GEO’s top four institutional shareholders.

In the course of these substantive discussions, GEO has been able to receive valuable feedback and diverse perspectives from a broad group of shareholders on a wide range of important matters, including GEO’s Executive Compensation Plan and GEO’s Executive Management Transition. As a direct result of GEO’s substantive engagement with shareholders, the Company has taken several proactive steps to address the valuable feedback received from shareholders.

During discussions with shareholders regarding GEO’s Executive Compensation Plan, the predominant feedback the Company received centered around two matters: 1. GEO’s Executive Transition and specifically providing certainty of length and completion of the Company’s Senior Management transition and long-term roles of key company executives; and 2. the target metric used for GEO’s Annual Cash Incentive Compensation under the Company’s Senior Management Performance Award Plan, as amended (the “Performance Award Plan”). As a result of the feedback from shareholders, GEO has taken the following actions.

As approved by the Board of Directors, on January 1, 2024, Brian Evans assumed the position of Chief Executive Officer (CEO); Wayne Calabrese assumed the position of President and Chief Operating Officer (COO); and Shayn March assumed the position of Acting Chief Financial Officer (CFO). Brian Evans has more than 20 years of experience in senior roles at GEO and previously served as the Company’s CFO since 2009. Wayne Calabrese previously held the position of President and COO for many years until his retirement in December 2010, and he rejoined the company in 2021 as the head of Legal Services before stepping into the COO role in December of 2022.

In addition to the Senior Management changes, GEO also announced in December 2023 that the Company’s Founder and current Executive Chairman, Dr. George Zoley, will transition to an advisory role and to the position of non-executive Chairman of the Board, subject to shareholder approval, when his current employment agreement expires in July 2026.

These actions provide for certainty with respect to GEO’s Executive Transition timeline and with respect to the future involvement of Dr. Zoley, who remains an integral part of GEO’s strategic planning and execution.

In August of 2023, the Compensation Committee approved replacing the net income metric under the Performance Award Plan with the Adjusted EBITDA metric effective for the 2023 fiscal year in order to align our compensation practices more closely with those of our peers. Specifically, EBITDA is the most common profitability metric, particularly among peer companies with higher leverage levels. Additionally, several shareholders had indicated to us through our ongoing shareholder engagement efforts that they would prefer that we use EBITDA as a metric instead of net income.

Please see the discussion above under “Engagement with Shareholders” for a more detailed discussion of our shareholder engagement over the course of the 2023 fiscal year.

Role and Independence of Compensation Consultant

The Compensation Committee assessed the independence of Pay Governance LLC (“Pay Governance”), a nationally recognized executive compensation consultant, taking into account the following factors:

•	Other services provided by Pay Governance;

•	The amount of fees paid by GEO to the consultant as a percentage of its total revenues;

•	Any business or personal relationships between the consultant (including its representatives) and GEO’s directors or senior officers; and

•	The policies and procedures the consultant has in place to prevent conflicts of interest, which includes a prohibition against stock ownership in GEO.

Pay Governance has attested to its independence and does not provide any services to GEO other than those related to executive and director compensation consulting. Based on its assessment, the Compensation Committee agreed that the compensation consultant is independent and that the compensation consultant’s work does not raise any conflicts of interest.

During 2023, the Compensation Committee engaged Pay Governance to perform the following services: (i) a peer group analysis and review of the compensation levels of the executive officers; (ii) a review of the proxy statement for the 2023 Annual Meeting of Shareholders including consultation related to the Compensation Discussion & Analysis section of the proxy statement; (iii) calculation of the Total Shareholder Return (“TSR”) Performance to determine the performance-based restricted stock payout levels; (iv) calculation of the Accounting Fair Value for performance-based restricted stock awards; (v) a peer group analysis and review of non-employee director compensation; (vi) a review of executive compensation trends and developments; and (vii) recommendations for an updated, non-REIT peer group to be used in the performance-based equity compensation. Other than as described above, Pay Governance was not asked to perform any other services for us in 2023. GEO paid Pay Governance a total of $138,964 related to its work for the Compensation Committee in 2023.

Under its charter, the Compensation Committee has the ability to retain any advisors it deems necessary or desirable in order for it to discharge its duties. The Compensation Committee also has sole authority to terminate the retention of any advisor it has retained.

Process for Determining Compensation

When making decisions regarding the compensation of named executive officers, including the position of Chief Executive Officer, the Compensation Committee considers competitive market data and analyses prepared by Pay Governance, historical pay to the named executive officers and the appropriateness of such compensation, including by comparing it to a peer group of companies periodically. Annually, the Compensation Committee will use peer group and broader general industry data to obtain a general understanding of compensation practices and therefore ensure that it is acting in an informed and responsible manner to make sure our executive compensation program is competitive. The Compensation Committee views peer group data as one factor in assisting its compensation decisions. In July 2022, the Compensation Committee approved the use of the following companies in its future peer group analyses which reflect GEO’s decision to terminate its REIT election and the resulting reclassification of GEO’s Global Industry Classification Standard. When evaluating pay levels and practices of peer companies, the Compensation Committee focused on data from the below-listed peer group of companies in the categories of security and alarm services, commercial services and supplies and healthcare facilities with similar revenues and market cap:

ACCO Brands Corporation	Interface, Inc.
Brady Corporation	KAR Auction Services, Inc.
Bright View Holdings, Inc.	Matthews International Corporation
Clean Harbors, Inc.	MillerKnoll, Inc.
CoreCivic, Inc.	MSA Safety Incorporated
Deluxe Corporation	Pitney Bowes Inc.
Driven Brands Holdings Inc.	Steelcase Inc.
Harsco Corporation	Stericycle, Inc.
Healthcare Services Group, Inc.	Surgery Partners, Inc.
HNI Corporation	The Brinks Company
IAA, Inc.	UniFirst Corporation

In 2023, the Compensation Committee asked Pay Governance to conduct a peer group analysis to evaluate our compensation programs and practices as a whole, and the compensation levels of our named executive officers.

In July 2023, the Compensation Committee, upon the recommendation of Pay Governance removed Clean Harbors, Inc. and MSA Safety Incorporated from the peer group as they were no longer relevant from a market cap perspective, removed IAA, Inc. from the peer group as it was acquired by Ritchie Bros. Holdings in March of 2023, and added Casella Waste Systems, Inc. to the peer group due to its strong business alignment with GEO. As a result, the Compensation Committee approved the use of the following companies in its future peer group analyses:

ACCO Brands Corporation	Interface, Inc.
Brady Corporation	KAR Auction Services, Inc.
Bright View Holdings, Inc.	Matthews International Corporation
Casella Waste Systems, Inc.	MillerKnoll, Inc.
CoreCivic, Inc.	Pitney Bowes Inc.
Deluxe Corporation	Steelcase Inc.
Driven Brands Holdings Inc.	Stericycle, Inc.
Harsco Corporation	Surgery Partners, Inc.
Healthcare Services Group, Inc.	The Brinks Company
HNI Corporation	UniFirst Corporation

Important Factors Given Particular Consideration by the Compensation Committee in Setting Compensation for the Named Executive Officers

In setting executive compensation for our named executive officers, the Compensation Committee gives particular attention and focus to the following factors over a several year period:

•	Our financial performance;

•	Our reduction of net recourse debt;

•	Achievement of strategic operating objectives;

•	The performance of our senior management team;

•	Our prospects for future growth in revenues and profitability; and

•	Our stock price performance.

Applying these factors to our Company during the previous several years in setting named executive officer compensation, the Compensation Committee considered the following:

•	We reduced our net debt to approximately $1.78 billion. Since the beginning of 2020, we have reduced our overall net recourse debt by more than $640 million.

•

For the full year 2023, we reported total revenues of $2.41 billion, Net Income Attributable to GEO of $107.3 million, and Adjusted EBITDA of $507.2 million (for a reconciliation of GAAP measures to the Non-GAAP measures referenced in this bullet, please see our Current Reports on Form 8-K filed on February 22, 2024 and February 29, 2024).

•

During 2023, we entered into and closed on an amendment to our existing credit agreement that refinanced all of our outstanding revolving credit facility commitments. The amendment provides for approximately $265 million in refinancing revolving credit commitments maturing on March 23, 2027. Prior to the amendment, the portion of our revolving credit commitments established under our prior credit agreement was scheduled to mature on May 17, 2024.

•

During 2023, we renewed two direct contracts with the U.S. Marshals Service (the “USMS”), one at our company-owned 1,900-bed Rio Grande Processing Center in Texas for a five-year term, and one at our company-leased 770-bed Western Region Detention Facility in San Diego for a two-year term, and the USMS exercised the five-year option period under our direct contract for the 768-bed Robert Deyton Facility in Georgia, which is now effective through February 2028. During 2023, we also renewed our contract with the USMS for the provision of secure support services at the government-owned, 512-bed El Centro Detention Facility for a two-year term.

•

During 2023, we also renewed four contracts with ICE for respective one-year terms that include our company-owned 1,532 bed Aurora ICE Processing Center, our company-owned 700-bed Broward Transitional Center in Florida, our company-owned 1,904-bed South Texas ICE Processing Center, and our company-owned 1,314-bed Montgomery Processing Center in Texas and entered into a new emergency nine month contract to provide air operations support for ICE.

•

During 2023, we signed a 66-month lease, with subsequent unlimited one-year options, with the Oklahoma Department of Corrections for our previously idled company-owned Great Plains Correctional Facility which commenced May 1, 2023. The lease is expected to generate approximately $8.4 million in annualized revenue.

•

During 2023, at the state level, we received a two-year renewal of our lease agreement with the State of New Mexico for our company-owned, 600-bed Guadalupe County Correctional Facility, which is managed by the New Mexico Corrections Department.

•

During 2023, our wholly-owned subsidiary, BI, was awarded a new five-year contract, inclusive of renewal options, by Santa Clara County, California for the use of BI VeriWatch™ (“VeriWatch”). VeriWatch is a wrist-worn GPS tracking device that allows for real-time and discrete monitoring of individuals under community supervision by parole, probation, pretrial release, and other law enforcement agencies.

•

During 2023, our Australian subsidiary, GEO Australia, entered into a contract with the Department of Justice and Community Safety in the State of Victoria for delivery of primary health services across thirteen public prisons. The contract commenced on July 1, 2023 and is expected to generate approximately $33 million in incremental annualized revenue for GEO.

•

Although we faced a challenging financial and operational environment in 2023 associated with the continuing impacts of the global COVID-19 pandemic and the executive order directing the United States Attorney General not to renew Department of Justice contracts with privately operated criminal detention facilities, we generated a strong level of revenue and profitability and believe we have become the most diversified service provider amongst our competitors.

•

Throughout the year, our GEO Secure Services facilities successfully underwent over 209 audits, including internal audits, government reviews, third-party accreditations, and certifications. Our GEO Reentry Services renewed 32 residential reentry contracts, including 16 contracts with the Federal Bureau of Prisons. We also renewed 52 contracts for our non-residential and day reporting centers. Our GEO Transport, Inc. division safely completed approximately more than 18 million miles in the U.S. and internationally.

•

Despite facing the continued challenges associated with the COVID-19 pandemic, during 2023, the GEO Continuum of Care programs achieved the following important milestones: (i) completed approximately 4.6 million hours of rehabilitation programming; (ii) achieved approximately 46,000 behavioral program completions; (iii) awarded approximately 3,100 GEDs and high school equivalency degrees; (iv) achieved more than 36,000 individual cognitive behavioral sessions; (v) awarded approximately 9,200 vocational training certifications; (vi) provided post-release support services to more than 3,100 individuals ,returning to their communities, with over 700 post-release participants attaining employment; and (vii) awarded more than, 8,100 substance abuse treatment program completions.

•

During 2023, we also published our fifth annual Human Rights and ESG report. The comprehensive report built on our first four Human Rights and ESG Reports published in 2019, 2020, 2021 and 2022 and the Global Human Rights Policy adopted by our Board of Directors in 2013 and provided disclosures related to our long-standing commitment to respecting the human rights and improving the lives of all those entrusted to the Company’s care.

•

We believe the efforts undertaken by our senior management team over the past several years to maintain and expand our company´s business, both in our core corrections business and into new diversified services, have positioned us to have what we believe are strong prospects for revenue and profit in our industry.

•

Our senior management team has consistently demonstrated the ability, over a long period of time, to manage through and capably address and mitigate the key risks that face our business on an ongoing basis.

Our senior management team has consistently made delivering shareholder value a priority. We have experienced volatility and downward pressure on our stock price during the past several years as a result of a number of factors, including the political opposition to the use of public-private partnerships for secure facilities, processing centers and community reentry centers and concerns regarding our future access to financing.

Elements of Compensation

Our compensation program for named executive officers consists of the following components:

•	Annual base salaries;

•	Annual cash incentive compensation;

•	Performance-based equity compensation;

•	Time-based equity compensation; and

•	Other benefits and perquisites.

Each of these components is reflected in the Summary Compensation Table and is also discussed in further detail below.

Why Each Element of Compensation is Paid and How the Amount of Each Element is Determined

The following is a brief discussion of each element of our named executive officer compensation. The Compensation Committee considers each of these elements in order to ensure that a desirable overall mix is established between base compensation and incentive compensation, cash and non-cash compensation and annual and long-term compensation. The Compensation Committee also evaluates on a periodic basis the overall competitiveness of our executive compensation packages as compared to packages offered in the marketplace for which we compete for executive talent. Overall, our Compensation Committee believes that our executive compensation packages are currently appropriately balanced and structured to retain and motivate our named executive officers, who we believe constitute the most experienced senior management team in our industry. The Compensation Committee evaluates GEO’s executive compensation policies and practices on an ongoing basis.

Base Salaries. The cash salaries paid to the named executive officers are incorporated into the terms of executive employment agreements with our named executive officers. Any increases in salaries have been made either pursuant to the terms of the employment agreements or at the discretion of the Compensation Committee.

For 2023, our Compensation Committee determined it was appropriate to increase the annual base salaries of Messrs. Zoley, Gordo, Evans, and Black by approximately 3% as compared to their 2022 annual base salaries following their individual performance assessments reflecting their contributions to the strong financial and operational performance of the Company and a review of projected salary increases in the market. This level of base salary increase is consistent with increases and the salary budget for the broad-based, non-union employee population. For 2023, our Compensation Committee determined it was appropriate to increase the annual base salary of Mr. Calabrese by approximately 9.5% as compared to his 2022 annual base salary as a result of his appointment to the role of Chief Operating Officer in December of 2022 and following his individual performance assessment reflecting his contributions to the strong financial and operational performance of the Company and a review of projected salary increases in the market.

Annual Cash Incentive Compensation. Annual cash incentive compensation for each of our named executive officers is governed by our Senior Management Performance Award Plan, as amended (the “Performance Award Plan”). The Performance Award Plan is administered by our Compensation Committee, which has the authority to make all discretionary determinations necessary or appropriate under the Performance Award Plan. The Performance Award Plan is governed by the Compensation Committee and is administered on a day-to-day basis by the Chief Executive Officer and the Senior Vice President of Human Resources.

In August of 2023, the Compensation Committee approved replacing the net income metric under the Performance Award Plan with the Adjusted EBITDA metric effective for the 2023 fiscal year in order to align our compensation practices more closely with those of our peers. Specifically, EBITDA is the most common profitability metric, particularly among peer companies with higher leverage levels. Additionally, several shareholders had indicated to us through our ongoing shareholder engagement efforts that they would prefer that we use EBITDA as a metric instead of net income. The Compensation Committee determined it was important to make this change mid-year to be responsive to our discussions with shareholders as opposed to waiting to implement the change in 2024. Being mindful of making this change to the metrics mid-year, the Compensation Committee determined to set the Adjusted EBITDA target based on the same earnings level that it had previously established earlier in the year for net income. In determining the amount of annual incentive cash compensation to be awarded to our named executive officers, our Adjusted EBITDA is weighted 65% and our revenue is weighted 35% (which are the same percentage weights previously assigned to the net income and revenue metrics). The Compensation Committee did not make any other changes to the Performance Award Plan.

Under the Performance Award Plan, each of our named executive officers is eligible to receive annual cash incentive compensation based on our relative achievement of budgeted revenue and Adjusted EBITDA for the fiscal year. We believe revenue and Adjusted EBITDA are meaningful metrics to assess our performance. The metrics are used by our management team when it develops its annual operating plan and budget and are used by our investors in evaluating our performance against the annual financial guidance we give on revenue and Adjusted EBITDA. For purposes of the Performance Award Plan, Adjusted EBITDA means EBITDA adjusted for (gain)/loss on asset divestitures, pre-tax, net loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, transaction related expenses, pre-tax, other non-cash revenue and expenses, pre-tax, and certain other adjustments as defined from time to time. Adjusted EBITDA as used in the Performance Award Plan will have the same meaning as it does in our earnings releases and supplemental materials on a quarterly and annual basis. In determining the amount of annual incentive cash compensation awarded, our Adjusted EBITDA is weighted 65% and our revenue is weighted 35% (collectively, the “Target Weighting of Revenue and Adjusted EBITDA”).

Awards under the Performance Award Plan are made as follows: (i) targets for budgeted revenue and Adjusted EBITDA are set at the beginning of each fiscal year (except for 2023, the target for budgeted Adjusted EBITDA was set in August of 2023 when the decision was made to replace the net income metric with the Adjusted EBITDA metric); (ii) the Performance Award Plan includes for each named executive officer an annual incentive target amount as a percentage of the officer’s salary which forms the basis for computing the officer’s award under the Performance Award Plan; and (iii) at the end of the fiscal year, a multiplier set forth in the Performance Award Plan that is based on our relative achievement of budgeted revenue and Adjusted EBITDA for the fiscal year is applied to each officer’s annual incentive target amount referenced in (ii) above. The multiplier is the same for all named executive officers.

The following table shows, for each named executive officer, the annual incentive target amount as a percentage of salary that the respective officer is eligible to receive under the Performance Award Plan. For 2023, there were no changes to the annual incentive target amount as a percentage of salary for the executive officers.

Named Executive Officer	Annual Incentive Target Amount (As a Percentage of Salary)
Executive Chairman	100%
Chief Executive Officer	100%
Chief Financial Officer	80%
Senior Vice Presidents	75%

The following table shows how each named executive officer’s annual incentive cash compensation award is calculated by applying a percentage adjustment methodology, or multiplier, separately to the respective Target Weighting of Revenue and Adjusted EBITDA results on a straight-line basis:

Performance and Payout Relationship (as % of Target)
Component	Threshold	Target	Maximum
Performance	90%	100%	110%
Payout	50%	100%	200%

2023 Cash Incentive Outcomes

The Adjusted EBITDA target for 2023 was set at $520.0 million, a decrease of $20.0 million or 3.7% compared to Adjusted EBITDA achieved during 2022. The Compensation Committee determined it was appropriate to set the adjusted EBITDA target at a reduced level because of declining higher-margined electronic monitoring revenues tied to lower participant counts.

The revenue target for 2023 was set at $2.37 billion, which was the same as revenue achieved during 2022. The Compensation Committee determined it was appropriate to set the revenue target flat compared to 2022 as the declining electronic monitoring revenues were offset with lower margin secure services revenues.

In 2023, the Company achieved Adjusted EBITDA performance below the target performance objective and achieved revenue performance above the target performance objective.

FY 2023 Performance Results
Metrics ($Millions)	Weighting	Target	Actual	Actual as a % of Target	Payout as a % of Target
Adjusted EBITDA	65%	$520.0	$507.2	97.5%	88%
Revenue	35%	$2,370.7	$2,413.2	101.8%	118%
				Weighted Payout as % of Target	98.3%

We note that had the Company maintained the Net Income performance metric established in February 2023, achievement would have been 94.6% of target. This is slightly below the 97.5% achievement on the Adjusted EBITDA metric adopted in August 2023.

There were no adjustments to annual incentives earned for individual performance in 2023. Based on these results, the following annual incentive amounts were awarded to the named executive officers for fiscal year 2023 performance:

Executive	FY ‘23 Target Incentive ($)	Corporate Financial Performance Factor	Target x Financial Performance Factor ($)	Actual Incentive Earned ($)
George C. Zoley	1,081,500	98.27%	1,062,839	1,062,839
Jose Gordo	1,004,250	98.27%	986,922	986,922
Brian R. Evans	556,200	98.27%	546,603	546,603
Wayne Calabrese	431,250	98.27%	423,809	423,809
James H. Black	405,563	98.27%	398,565	398,565

2023 Equity Incentive Awards

Our Compensation Committee has historically granted awards under our equity compensation plans to our key employees and members of our Board of Directors to support a performance-oriented culture and to further align the interests of management and our shareholders.

The amounts of awards granted under our equity compensation plans are determined by the Compensation Committee after taking into account the following factors: the recommendations of the Chief Executive Officer (other than for his awards), the share usage rates and potential dilution to shareholders, competitive market practices, the overall performance of the Company and the individual performances of the grantees.

On March 1, 2023, GEO made its annual grants of performance-based restricted stock to our named executive officers, other than Dr. Zoley, that vest, if earned, on March 15, 2026 using the same performance criteria as the grants made in 2022.

Pursuant to the terms of the Executive Chairman Agreement, Dr. Zoley receives shares of restricted stock with a grant date fair value equal to 100% of his base salary that vest on the one-year anniversary of the grant date.

For 2023, 100% of our equity incentive awards provided to the NEOs, except for Dr. Zoley, were in the form of performance-based restricted stock awards which was more performance oriented than the mix of performance and time vested equity awards observed across the peer group. On average, the peers deliver approximately 58% of their long-term incentive to NEOs in performance-based equity awards and 42% in time-vested equity.

The following table lists the number of time-based shares of restricted stock and performance-based shares of restricted stock granted to each named executive officer in 2023:

Executive	Number of Time-Based Restricted Shares Granted in 2023	Number of Performance Shares Granted in 2023	Approved Value on Date of Grant(1)
George C. Zoley	119,239	—	$1,081,498
Jose Gordo	—	110,722	$1,004,249
Brian R. Evans	—	61,323	$ 556,200
Wayne Calabrese	—	47,547	$ 432,251
James H. Black	—	44,715	$ 405,565

(1)

The approved value on the date of grant reflects the number of shares granted multiplied by the closing share price on the date of grant. The closing share price for each grant was $9.07 on March 1, 2023. We note that this value differs from the value disclosed in the Summary Compensation Table where the portion of the shares covered by the Relative TSR metric are valued based on a Monte Carlo simulation model per the SEC’s requirements.

Specifically, the performance targets for the 2023 performance-based restricted stock grants are:

Performance Metric	Metric Weighting	Threshold	Target	Maximum
Relative TSR	50%	P30	P50	P90
Return on Capital Employed	50%	+1% of WACC	9%	12%

	Payouts (% of Target)	30%	100%	200%

The threshold required for payment under the return on capital employed (“ROCE”) metric is set at +1% of our weighted average cost of capital (“WACC”) over the three-year measurement period to ensure that payments only occur during periods of positive returns. The WACC is a product of the cost of our capital over the performance period and will not be known until the performance period has concluded. The 9% target was set consistent with the prior cycle in recognition of the higher interest rate environment which is likely to increase the Company’s cost of capital. The higher cost of capital requires a higher level of earnings to produce the same level of return on capital employed.

Additionally, there is a performance “governor” that caps payouts under the Relative TSR metric at 100% of target if GEO’s absolute TSR is negative over the 3-year period. Performance below threshold results in 0% payout on that specific metric. The relative TSR metric uses all S&P 600 companies in the Commercial & Professional Services GICS code to measure performance.

Equity Incentive Outcomes for 2021 to 2023 Performance Cycle

On March 1, 2021, the Compensation Committee granted target awards of performance-based restricted stock vesting over a three-year period beginning January 1, 2021 provided that certain TSR performance goals and ROCE goals were met as of December 31, 2023. On June 4, 2021, the Company granted Mr. Evans an additional award of 200,000 performance shares, that vest (i) 1/3 upon the achievement of the performance-based metrics for the period from January 1, 2019 — December 31, 2021; (ii) 1/3 upon the achievement of the performance-based metrics for the period from January 1, 2020 — December 31, 2022; and (iii) 1/3 upon the achievement of the performance-based metrics for the period from January 1, 2021 — December 31, 2023. The additional award was made to enhance Mr. Evans’ long-term incentive component in recognition of the significant increase in workstreams and the criticality of his financial stewardship at that point in the Company’s life-cycle. The Committee felt that additional performance share units would more appropriately recognize the value of these efforts in a way that aligns with the overall shareholder experience and reflects future performance outcomes. This grant was prior to Mr. Gordo’s appointment as Chief Executive Officer and he did not receive a grant of performance-based restricted stock on March 1, 2021, but received a grant of performance-based restricted stock on July 19, 2021 subsequent to his appointment as Chief Executive Officer. This grant was prior to Mr. Black’s appointment to Senior Vice President, President GEO Secure Services and as a result he was not eligible and did not receive a grant of performance-based restricted stock. Specifically, the performance targets were:

Performance Metric	Metric Weighting	Threshold	Target	Maximum
Relative TSR	50%	P30	P50	P90
Return on Capital Employed	50%	+1% of WACC	9%	12%

	Payouts (% of Target)	30%	100%	200%

The Compensation Committee engaged Pay Governance to calculate the final TSR rank and payout calculations for the TSR component of these awards. Pay Governance determined that based upon their calculations for the Company and the FTSE NAREIT Equity REITs Index, the Company’s 2021-2023 TSR of 16.6% places the Company in the 59th percentile of the peer group which results in a TSR component payout of 122.5%. The Company’s management calculated the return on capital employed component of the performance-based restricted stock to be 13.6% during the 2021-2023 period, which results in a ROCE component payout of 200% of the target award. Based on the calculations of the TSR component and the ROCE component, Company management certified to the Compensation Committee that when the TSR component is combined with the ROCE component, the combined award payout is approximately 161% of the target award. After reviewing the information provided to the Compensation Committee by Pay Governance and management, the Compensation Committee approved the vesting of the performance-based restricted stock in the amounts provided below:

Performance-Based Restricted Stock: 2021-2023 Cycle
Executive	Shares at Target	Performance Factor	Shares Earned
George C. Zoley	268,750	161%	433,359
Jose Gordo	50,000	161%	80,625
Brian R. Evans	155,667	161%	251,013
Wayne Calabrese	25,000	161%	40,313
James H. Black	—	—	—

2024 Compensation Actions

Base Salary

For 2024, our Compensation Committee determined it was appropriate to increase the annual base salaries of Messrs. Zoley and Black by approximately 3% as compared to their 2023 annual base salaries following their individual performance assessments reflecting their contributions to the strong financial and operational performance of the Company and a review of projected salary increases in the market. This level of base salary increase is consistent with increases and the salary budget for the broad-based, non-union employee population. For 2024, our Compensation Committee determined it was appropriate to increase the annual base salaries of

Messrs. Evans and Calabrese by approximately 48% and 25%, respectively, as a result of their new appointments as Chief Executive Officer and President & Chief Operating Officer, respectively, effective as of January 1, 2024, taking into account their new roles at GEO with an increased level of job duties and responsibilities, their individual performance assessments reflecting their contributions to the strong financial and operational performance of the Company and a review of projected salary increases in the market for executives in such positions.

Annual Cash Incentive Opportunities

The annual cash incentive compensation for fiscal year 2024 performance will be determined under the Performance Award Plan consistent with the methodology used in 2023 based on the budgeted Adjusted EBITDA and budgeted revenue 2024 performance goals set by the Compensation Committee. There were no changes to the individual target percentages of any of the NEOs.

Equity Awards

The Compensation Committee granted performance-based restricted stock awards on March 1, 2024 to our named executive officers, other than Dr. Zoley, that will vest on March 15, 2027 based on two performance metrics measured from January 1, 2024 to December 31, 2026 as follows: (i) 50% of the shares of restricted stock in each award vest if GEO meets certain relative TSR performance targets for the 3-year period; and (ii) 50% of the shares of restricted stock in each award can vest if GEO meets certain ROCE performance targets for the 3-year period.

Pursuant to the Executive Chairman Agreement, Dr. Zoley received a grant of restricted stock on March 1, 2024 with a grant date fair value equal to 100% of his base salary that vest on the one-year anniversary of the grant date.

The following lists the number of time-based shares of restricted stock and performance-based shares of restricted stock granted to each of the named executive officers on March 1, 2024:

Executive	Number of Time-Based Restricted Shares Granted in 2024	Number of Performance Based Restricted Stock Granted in 2024	Value on Date of Grant $12.09/share(1)
George C. Zoley	92,138	—	$1,113,948
Jose Gordo	—	—	$—
Brian R. Evans	—	85,954	$1,039,184
Wayne Calabrese	—	44,727	$ 540,749
James Black	—	34,552	$ 417,734

(1)

The value on the date of grant reflects the number of shares authorized multiplied by the closing share price on the date of grant. The closing share price was $12.09 on March 1, 2024. We note that this value will differ from the value that will be disclosed in the 2024 Summary Compensation Table where the portion of the shares covered by the Relative TSR metric will be valued based on a Monte Carlo simulation model per the SEC’s requirements.

Other Benefits and Perquisites. Our executive compensation program includes other benefits and perquisites as more fully reflected in the table set forth below titled “All Other Compensation.” These benefits and perquisites are reviewed annually by the Compensation Committee with respect to amounts and appropriateness. Currently, the benefits and perquisites which the named executive officers are eligible to receive fall into four general categories (which are described in more detail below): (i) retirement benefits pursuant to our executive retirement agreement in the case of Dr. Zoley and pursuant to our senior officer retirement plan in the case of the other named executive officers; (ii) benefits under the deferred compensation plan; (iii) value attributable to life insurance we afford our named executive officers beyond that which is offered to our other employees generally;

and (iv) travel and entertainment perquisites, such as an automobile allowance, club dues and personal use of the corporate aircraft. For 2024, Dr. Zoley was allotted thirty (30) hours of personal use of the corporate aircraft and Mr. Evans was allotted fifteen (15) hours of personal use of the corporate aircraft.

Senior Officer Retirement Plan. Messrs. Evans, and Black participated during 2023 in our senior officer retirement plan, which is offered to our senior officers. The senior officer retirement plan is a defined benefit plan and, subject to certain maximum and minimum provisions, provides for the payment to the officer of a monthly retirement benefit based on a percentage of the officer’s final average annual salary earned during the employee’s last five years of credited service (excluding bonus) multiplied by the employee’s years of credited service. A participant will vest in his or her benefits under the senior officer retirement plan upon the completion of ten (10) years of service. The amount of benefit increases for each full year beyond ten (10) years of service except that there are no further increases after twenty-five (25) years of service. The maximum target benefit under the senior officer retirement plan is 45% of final average salary. Reduced benefits are payable for lesser service and early retirement. Benefits under the senior officer retirement plan are offset 100% by social security benefits received by the officer and are computed on the basis of a straight-life annuity. The plan also provides for pre-retirement death and disability benefits. Amounts owing under the plan are payable from the general assets of the Company. Mr. Calabrese is not eligible for retirement benefits under the senior officer retirement plan based on his prior employment and retirement, which resulted in Mr. Calabrese taking his benefits at that time. There were no changes to the Senior Officer Retirement Plan in 2023.

Dr. Zoley’s Executive Retirement Agreement

Pursuant to the terms of the 2021 Amended and Restated Retirement Agreement, dated as of May 27, 2021, entered into between the Company and Dr. Zoley (the “2021 Amended and Restated Retirement Agreement”), upon the date that Dr. Zoley ceases to provide services to the Company, the Company will pay to Dr. Zoley an amount equal to $3,600,000 which shall be paid in cash (the “2021 Grandfathered Payment”). The value of $3,600,000 was determined based on the approximate value of the retirement payment due to Dr. Zoley under the prior retirement agreement that was payable in shares of GEO common stock based on the closing price per share prior to entering into the 2021 Amended and Restated Retirement Agreement. The payment shall be credited with interest at a rate of 5% compounded quarterly (the “Grandfathered Earnings Account”). Additionally, at the end of each calendar year the Company will credit an amount equal to $1,000,000 provided that Dr. Zoley is still providing services to the Company pursuant to the Executive Chairman Agreement (the “Employment Contributions Account”). The Employment Contributions Account will be credited with interest at the rate of 5% compounded quarterly (approximately 22% annually). Upon the date that Dr. Zoley ceases to provide services to the Company, the Company will pay Dr. Zoley in one lump sum cash payment each of the 2021 Grandfathered Payment, the Grandfathered Earnings Account and the Employment Contributions Account subject to the six-month delay provided in the 2021 Amended and Restated Retirement Agreement. The balance of the 2021 Grandfathered Payment and the Employment Contributions Account was $9.6 million at December 31, 2023.

Deferred Compensation Plan. Our named executive officers are currently excluded from participating in our 401(k) plan by virtue of their compensation level. Accordingly, we have established a deferred compensation plan for certain employees, including the named executive officers, which permits them to defer up to 100% of their compensation to provide for their retirement. Under the deferred compensation plan, the Company may make matching contributions on a discretionary basis. Messrs. Evans and Black participate in the deferred compensation plan.

Excess Group Life Insurance. We pay rates for the life insurance policies of our named executive officers above the level that is excludable under applicable tax rules. Payments in connection with the resulting excess coverage are treated as imputed income to the officers and are not deductible by the Company.

How Each Compensation Element Fits into the Overall Compensation Objectives and Affects Decisions Regarding Other Elements

In establishing compensation packages for executive officers, numerous factors are considered, including the particular executive’s experience, expertise and performance, the Company’s overall performance and compensation packages available in the marketplace for similar positions. In arriving at amounts for each component of compensation, our Compensation Committee strives to strike an appropriate balance between base compensation and incentive compensation, including equity-based compensation and cash awards under the Performance Award Plan. The Compensation Committee also endeavors to properly allocate between cash and non-cash compensation (subject to the availability of equity compensation awards under our then current equity compensation plans), and between annual and long-term compensation.

When considering the marketplace, particular emphasis is placed upon compensation packages available at a comparable group of peer companies.

In 2023, the Compensation Committee requested that Pay Governance provide the Compensation Committee with a report of its review and analysis of executive and director compensation levels, policies, practices, and procedures with a comparison to a set of peer companies selected by the Compensation Committee with input from Pay Governance. In 2023, the Compensation Committee also requested that Pay Governance provide the Compensation Committee with a report on executive compensation trends and developments. Pay Governance prepared and submitted the various reports and presentations to the Compensation Committee and, on occasion, discussed the content with the Chairman of the Compensation Committee prior to Compensation Committee meetings.

Executive and Director Stock Ownership Guidelines

The Company adopted stock ownership guidelines in 2012 applicable to our senior executive officers, including our named executive officers, and our Board members. The guidelines, as most recently amended in 2018, require our CEO to maintain equity holdings in GEO equal in value to at least 6 times his annual base salary, our other executive officers to maintain equity holdings in GEO equal in value to at least 3 times their annual base salaries, and our non-employee directors to maintain equity holdings in GEO equal in value to at least 3 times their annual cash retainers. The guidelines as most recently amended also specify that shares which will count toward the total share ownership requirement are actual shares owned, options and restricted shares, vested and unvested, and unvested performance share awards at the threshold level. Performance share awards at the target and maximum level will not be counted until the performance metrics have been met and the performance shares have vested. All senior executive officers and directors must satisfy the stock ownership guidelines five years from their appointment as a director or a senior executive officer. Each of our senior executive officers and directors has satisfied such guidelines or has time remaining to do so under the guidelines. The Compensation Committee oversees the stock ownership guidelines and any amendments to the stock ownership guidelines.

Clawback/Recoupment Policy

In October 2023, to comply with recent SEC rules and New York Stock Exchange listing standards, the Compensation Committee approved a new compensation recovery policy, also referred to as a “clawback” policy. The policy provides that in the event of an accounting restatement due to the material noncompliance of GEO with any financial reporting requirement under the U.S. federal securities laws, the company will attempt to recover from our covered executives (meaning any current or former executive officer of GEO as determined by the Board in accordance with the definition of “executive officer” set forth in Rule 10D-1), the excess of the amount of incentive-based compensation received by such officer during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts.

Prohibition of Hedging and Pledging of Company Shares

The Company prohibits certain transactions in the Company’s securities under the terms of its insider trading policy, including engaging in hedging transactions to hedge against losses on the Company’s securities, including but not limited to collars, forward sale contracts, trading in publicly traded options, puts, calls or other derivative instruments, and engaging in short sales of the Company’s securities. Additionally, directors, officers and employees may not hold Company securities in margin accounts or otherwise pledge Company securities as collateral for a loan unless a waiver from this restriction is granted by the Chief Executive Officer or the Chairman of the Compensation Committee. A waiver from this restriction was granted to Mr. Evans.

Conclusion

We believe that our compensation programs appropriately reward executive performance and closely align the interests of our named executive officers and key employees with the interests of our shareholders, while also enabling the Company to attract, retain, and motivate talented executives. The Compensation Committee will continue to evolve and administer our compensation program in a manner that the Compensation Committee believes will be in the best interests of our shareholders. The Compensation Committee monitors the results of the advisory vote on our executive compensation (referred to as the “say-on-pay” vote) and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Terry Mayotte, Chairman

Thomas C. Bartzokis

Scott M. Kernan

Andrew N. Shapiro

Compensation Policies and Practices as They Relate to Risk Management

Our executive compensation program is designed to attract and retain our officers and to motivate them to increase shareholder value on both an annual and longer term basis primarily by generating increasing levels of revenue and Adjusted EBITDA. To that end, compensation packages include significant forms of incentive compensation to ensure that an executive officer’s interest is aligned with the interests of our shareholders in generating revenue and Adjusted EBITDA. Based upon the Compensation Committee’s regular review of the Company’s compensation policies and practices, the Compensation Committee determined that the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

SUMMARY COMPENSATION TABLE

The following table shows compensation earned by each of the named executive officers of GEO during 2023, 2022 and 2021, for services in all capacities while they were employees of GEO, and the capacities in which the services were rendered. For purposes of this proxy statement, GEO’s named executive officers are (i) the Chief Executive Officer of GEO, (ii) the Chief Financial Officer of GEO, and (iii) each of the three most highly compensated executive officers as of December 31, 2023 of GEO other than the executive officers that served as Chief Executive Officer or Chief Financial Officer during the fiscal year ended December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
George C. Zoley Executive Chairman & Founder	2023	1,081,500	—	1,081,498	1,062,839	2,517,132	157,771	5,900,740
	2022	1,050,000	—	1,000,005	2,083,065	2,070,851	112,596	6,316,517
	2021	1,085,156	—	1,978,000	2,292,565	(566,232)	6,480,759	11,270,248

Jose Gordo(6) Former Chief Executive Officer	2023	1,004,250	—	1,101,130	986,922	—	45,461	3,137,763
	2022	975,000		1,560,000	1,934,274	—	61,998	4,531,272
	2021	450,000		391,253	636,485	—	123,469	1,601,207

Brian R. Evans Chief Executive Officer and Former Senior Vice President & CFO	2023	695,250	—	609,858	546,603	277,579	42,796	2,172,086
	2022	675,000	—	780,000	1,071,290	—	20,904	2,547,194
	2021	639,416	—	1,408,699	797,997	129,915	17,676	2,993,703

Wayne Calabrese President and Chief Operating Officer	2023	575,000	—	472,856	423,809	—	18,140	1,489,805
	2022	525,000	—	624,000	781,149	—	2,249	1,932,398
	2021	450,000	—	—	225,000	—	—	675,000

James Black Senior Vice President, President Secure Services	2023	540,750	—	444,692	398,565	1,552,449	12,344	2,948,800
	2022	525,000	—	624,000	781,149	—	22,664	1,952,813
	2021	—	—	—	—	—	—	—

(1)

This column reflects the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“FASB 718”) with respect to stock awards granted during 2023, 2022 and 2021 for each named executive officer. Stock awards granted in 2023, 2022 and 2021, with the exception of Dr Zoley, were performance-based awards and will be earned if the Company achieves its performance based targets. Assumptions used in the calculation of the amounts related to stock awards are described in Note 1 to the Company’s audited financial statements for the year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2024.

(2)

The 2023 approved values on the date of grant, which reflects the number of shares granted at the closing price at the date of grant, for Messrs. Gordo, Evans, Calabrese and Black were $1,004,249, $556,200, $431,251 and $405,565, respectively. We note that this differs from the value disclosed in the Summary Compensation Table where the portion of the shares covered by the Relative TSR metric are valued based on a Monte Carlo simulation model per the SEC’s requirements. The value based on the Monte Carlo simulation for the Relative TSR metric was $10.82 on March 1, 2023, as compared to the actual closing share price of $9.07 on March 1, 2023. The Compensation Committee views the closing share price on the date of grant to be a fair reflection of the targeted value delivered on the date of grant. Please see “Compensation Discussion & Analysis” and “2023 Equity Incentive Awards” for a further description of the stock awards.

(3)

We regard our Performance Award Plan as our annual bonus plan. The column of this table titled “Non-Equity Incentive Plan Compensation” consists solely of amounts accrued in 2023, 2022 and 2021, and paid in 2024, 2023 and 2022, respectively, under our Performance Award Plan with respect to each of our named executive officers. Please see “Compensation Discussion & Analysis” and “Annual Cash Incentive Compensation” for a further description of our Performance Award Plan. In 2023, the target adjusted EBITDA and revenue was $520.0 million and $2,370.70 million, respectively.

The actual 2023 results achieved for Adjusted EBITDA and revenue was $507.2 million and $2,413.20 million, respectively.

(4)

Figures in this column consist of amounts accrued in 2023, 2022 and 2021 and with respect to each named executive officer’s executive retirement agreement or senior officer retirement arrangement. With respect to Dr. Zoley, the amount reflects a gain of $2,517,132 related to the increase in value as of December 31, 2023. Please see “Compensation Discussion & Analysis” and “Certain Material Executive Compensation Agreements and Arrangements” for a further description of our executive retirement agreement and our senior officer retirement arrangements.

(5)

The following sets forth for each named executive officer the description and amount of each item comprising each officer’s total compensation appearing in the “All Other Compensation” column for 2023, 2022 and 2021 (Please see “Compensation Discussion & Analysis” and “Other Benefits and Perquisites” for a further description of these benefits):

All Other Compensation
Executive	Year	Auto Allowance ($)(a)	Club Dues ($)	Excess Group Life Insurance ($)(b)	Aircraft Usage ($)(c)	Home Security ($)	Board Fees ($)(d)	Severance Payments ($)	Total All Other Compensation ($)
George C. Zoley	2023	—	23,389	4,191	130,191	—	—	—	157,771
	2022	—	31,500	4,191	74,300	2,605	—	—	112,596
	2021	(5,628)	33,170	4,191	17,971	—	—	6,431,055	6,480,759

Jose Gordo	2023	11,384	3,020	—	31,057	—	—	—	45,461
	2022	11,384	11,235	—	39,379	—	—	—	61,998
	2021	2,807	10,037	—	—	—	110,625	—	123,469

Brian R. Evans	2023	8,862	—	1,242	32,692	—	—	—	42,796
	2022	8,948	—	1,242	8,916	1,798	—	—	20,904
	2021	8,831	—	1,242	7,603	—	—	—	17,676

Wayne Calabrese	2023	18,140	—	—	—	—	—	—	18,140
	2022	2,249	—	—	—	—	—	—	2,249
	2021	—	—	—	—	—	—	—	—

James Black	2023	7,746	3,999	599	—	—	—	—	12,344
	2022	7,138	14,927	599	—	—	—	—	22,664
	2021	—	—	—	—	—	—	—	—

(a)

Under our executive automobile policy, the executive is required to make contributions to GEO in circumstances where the cost of the executive automobile exceeds the overall cost allowance as determined under the policy.

(b)

We pay rates for the life insurance policies of our named executive officers above the level that is excludable under applicable tax rules. The resulting excess coverage represented in this column is treated as imputed income to the officers.

(c)

We provided certain perquisites to the named executive officers for personal use of the Company’s leased aircraft. For 2023, Dr. Zoley was allotted thirty (30) hours of personal use of the Company aircraft, Mr. Gordo was allotted fifteen (15) hours of personal use of the Company aircraft and Mr. Evans was allotted eight (8) hours of personal use of the Company aircraft. For purposes of the Summary Compensation Table, we determine the aggregate incremental cost to us for personal use of company aircraft using a method that takes into account the cost of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and other variable costs. Since the aircraft is used primarily for business travel, the calculation does not include the fixed costs that do not change based on usage, such as pilots’ salaries, aircraft acquisition costs and the cost of maintenance not related to trips.

(6)

Mr. Gordo departed as Chief Executive Officer and as a Board member from the Company on mutually agreeable terms and transitioned to the role of an advisor, effective December 31, 2023. Per the terms of the separation, there was no severance triggered.

CERTAIN MATERIAL EXECUTIVE COMPENSATION AGREEMENTS AND ARRANGEMENTS

The following executive compensation agreements and arrangements that were in place during 2023 are material to an understanding of the amounts paid and/or payable to our named executive officers disclosed in the table above.

Executive Employment Agreement for George C. Zoley

The Company and Dr. Zoley entered into on May 27, 2021 an Executive Chairman Employment Agreement effective as of July 1, 2021 (the “Executive Chairman Agreement”). Pursuant to the terms of the Executive Chairman Agreement, Dr. Zoley serves as Executive Chairman assisting the new Chief Executive Officer in his transition, among other duties and responsibilities, and reports directly to the Board of Directors for a term of five years ending on June 30, 2026 and subject to automatic renewals for one-year periods unless either the Company or Dr. Zoley gives written notice at least 1 year prior to the expiration of the term. Under the terms of the Executive Chairman Agreement, Dr. Zoley will be paid an annual base salary of $1.0 million and will be eligible to receive target annual performance awards equal to 100% of base salary in accordance with the terms of any plan governing senior management performance awards. Dr. Zoley will also be entitled to receive an annual equity incentive award with a grant date fair value equal to 100% of base salary and subject to a time-based vesting schedule of one (1) year from the date of grant. Lastly, Dr. Zoley is entitled to participate in all benefits and perquisites available to executive officers of GEO.

The Executive Chairman Agreement provides that upon the termination of the Executive Chairman Agreement by the Company without cause, by Dr. Zoley for good reason or upon Dr. Zoley’s death or disability, Dr. Zoley will be entitled to receive a termination payment equal to two times the sum of his annual base salary and the target bonus. In addition, the unvested portion of any equity award will fully vest and the Company will provide Dr. Zoley and any of his covered dependents with the executive benefits beginning on the date that they are no longer entitled to the fringe benefits under the separation agreement until the ten (10) year anniversary of the date of termination of the Executive Chairman Agreement. For purposes of the Executive Chairman Agreement, “Good Reason” shall exist if (i) there is a material reduction in Dr. Zoley’s authority, duties or responsibilities thereunder, including any requirement that Dr. Zoley is required to report to any person or entity other than the Board; (ii) any material reduction to Dr. Zoley’s Base Salary, Bonus, Equity Award or Retirement Credit; (iii) GEO requires Dr. Zoley to change the geographic location at which he must perform services under this Agreement more than 50 miles from the location at which he was principally employed; or (iv) any material breach of this Agreement by GEO; provided, however, Good Reason will only exist if Dr. Zoley gives GEO written notice of the existence of the above referenced event within ninety (90) days of the initial existence of such event and GEO fails to remedy such event within 90 days of such notice.

Upon the termination of the Executive Chairman Agreement by GEO for cause or by Dr. Zoley without good reason, Dr. Zoley will be entitled to only the amount of compensation that is due through the effective date of the termination, including the retirement benefit due to him under his executive retirement agreement. The Executive Chairman Agreement contains restrictive covenants, including a non-competition covenant that runs through the three (3) year period following the termination of the executive’s employment, and customary confidentiality and work product provisions.

On November 29, 2023, the Company confirmed that Dr. Zoley will step down as Executive Chairman on June 30, 2026, at the end of his current employment term under his Executive Chairman Employment Agreement. The Company and Dr. Zoley plan on entering into an Advisory Services Agreement prior to June 30, 2026 to reflect Dr. Zoley’s continuing role with the Company as an Advisor beginning on July 1, 2026 while continuing to serve as the Company’s non-Executive Chairman of the Board of Directors, subject to shareholder approval.

Executive Employment Agreement for Jose Gordo

Mr. Gordo and the Company entered into an Executive Employment Agreement (the “CEO Employment Agreement”) on May 27, 2021 to provide that Mr. Gordo would be employed by the Company for a three-year term beginning July 1, 2021 (the “Effective Date”). Pursuant to the terms of the CEO Employment Agreement, Mr. Gordo served as Chief Executive Officer and reported directly to the Executive Chairman.

The terms of the CEO Employment Agreement provided for an annual base salary of $900,000, subject to the review and potential increase within the sole discretion of the Compensation Committee. Under the terms of the CEO Employment Agreement, Mr. Gordo was also entitled to receive a target annual performance award of 85% of Mr. Gordo’s base salary (which was later increased to 100%) and was also entitled to participate in the Company’s stock incentive plan and upon the Effective Date, the Company granted Mr. Gordo an award of 50,000 performance-shares that would vest ratably over a three-year period.

On November 30, 2023, the Company announced that following discussions between GEO and Mr. Gordo, the parties agreed that Mr. Gordo would depart as Chief Executive Officer and as a Board member on mutually agreeable terms and transitioning to the role of an advisor, effective December 31, 2023 (the “Separation Date”).

Mr. Gordo and GEO entered into a Separation and General Release Agreement, on November 29, 2023 (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Gordo: (i) received all accrued wages through December 31, 2023, less applicable withholdings; (ii) was eligible to receive a target annual performance award for the year ended December 31, 2023 pursuant to the terms of the Performance Award Plan, if and to the extent earned, at the same time as other senior management employees participating in the Performance Award Plan; and (iii) will be entitled to the payment of health insurance premiums under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for a period ending on the earlier of eighteen (18) months following the Separation Date or the date he is no longer entitled to receive COBRA continuation coverage. Under the terms of the Separation Agreement, Mr. Gordo’s equity award agreements will survive the separation of his employment except that performance shares shall only vest during the 18-month period of the Advisory Agreement. The Separation Agreement also contains a mutual release, cooperation and non-disparagement provisions.

Mr. Gordo and GEO also entered into an Advisory Services Agreement (the “Advisory Agreement”) on November 29, 2023, effective as of January 1, 2024, for a period of eighteen (18) months concluding on June 30, 2025 (the “Advisory Period”). Pursuant to the terms of the Advisory Agreement, Mr. Gordo will be available to give advice and support regarding litigation, client relations, operational issues, growth opportunities, and company financial management and debt restructuring matters and provide any and all other related assistance requested by GEO for an advisory fee of $40,000 per month for the Advisory Period. The Company is seeking to continue Mr. Gordo’s services in these specific areas to benefit from his many years of experience in the industry, the deep relationships he has forged inside the Company and with its industry partners, his global operating perspectives, and his specific expertise in a specialized industry. Additionally, Mr. Gordo’s previously-awarded unvested performance shares shall continue to vest as scheduled through June 30, 2025, when and to the extent the Compensation Committee of the Board certifies that the performance goals are actually met. The Advisory Agreement also contains provisions related to confidentiality and conflicts of interest.

Senior Officer Employment Agreements

We had senior officer employment agreements in place with Messrs. Evans, Calabrese and Black during 2023.

The amounts of base salaries that were paid to each of these executives during fiscal years 2023, 2022 and 2021 are set forth in the Summary Compensation Table above. The executives are also entitled to receive a target annual incentive bonus in accordance with the terms of our Performance Award Plan which is further described above in the Compensation Discussion & Analysis section.

The senior officer employment agreements that were in effect for Messrs. Evans and Black during the year ended December 31, 2023 provided that upon the termination of the agreement for any reason other than by GEO for cause (as defined in the employment agreement) or by the voluntary resignation of the executive, the executive would be entitled to receive a termination payment equal to the following: (1) two years of the executive’s then current annual base salary; plus (2) the continuation of the executive’s employee benefits (as defined in the employment agreement) for a period of two years, plus (3) the dollar value of the sum of paid vacation time that the executive was entitled to take immediately prior to the termination which was not in fact taken by the executive. In addition, the employment agreements provided that upon such termination of the executive, GEO would transfer all of its interest in any automobile used by the executive pursuant to its employee automobile policy and pay the balance of any outstanding loans or leases on such automobile so that the executive owns the automobile outright. In the event such automobile is leased, the employment agreements provided that GEO would pay the residual cost of the lease. Also, upon such termination, all of the executive’s unvested stock options and restricted stock would fully vest immediately, provided however, that any restricted stock that was still subject to performance based vesting at the time of such termination shall only vest when and to the extent the Compensation Committee of the Board certifies that the performance goals were actually met.

The senior officer employment agreement that was in effect for Mr. Calabrese during the year ended December 31, 2023 provided that upon the termination of the agreement for any reason other than by GEO for cause (as defined in the employment agreement) or by the voluntary resignation of the executive, the executive would be entitled to receive a termination payment equal to the following: (1) six months of the executive’s then current annual base salary; plus (2) the continuation of the executive’s employee benefits (as defined in the employment agreement) for a period of six months, plus (3) the dollar value of the sum of paid vacation time that the executive was entitled to take immediately prior to the termination which was not in fact taken by the executive. Also, upon such termination, all of the executive’s unvested stock options and restricted stock would fully vest immediately, provided however, that any restricted stock that is still subject to performance based vesting at the time of such termination shall only vest when and to the extent the Compensation Committee of the Board certifies that the performance goals were actually met.

Upon the termination of the employment agreements by GEO for cause or by the voluntary resignation of the executive, the executive would be entitled to only the amount of salary, bonus, and employee benefits that is due through the effective date of the termination. Each employment agreement included a non-competition covenant that ran through the two-year period following the termination of the executive’s employment, and customary confidentiality provisions.

Under the terms of the employment agreements, annual base salaries for 2023 approved by the Compensation Committee for Messrs. Evans, Calabrese and Black were $695,250, $575,000, and $540,750, respectively.

We entered into new Executive Employment Agreements, effective January 1, 2024, with Messrs. Evans and Calabrese in connection with their new appointments as Chief Executive Officer and President & Chief Operating Officer, respectively.

Executive Retirement Agreement

Please see the “Compensation Discussion & Analysis” section above for a discussion of the Amended and Restated Retirement Agreement the Company has in place with Dr. Zoley.

Senior Officer Retirement Plan

GEO maintains a senior officer retirement plan for its senior officers, including Messrs. Evans and Black. The senior officer retirement plan is a non-qualified defined benefit plan and, subject to certain maximum and minimum provisions, provides for the payment to the officer of a monthly retirement benefit based on a percentage of the officer’s final average annual salary earned during the employee’s last five years of credited service (excluding bonus) multiplied by the employee’s years of credited service. A participant will vest in his or her benefits under the senior officer retirement plan upon the completion of ten (10) years of service, provided such participant remains continuously employed by the Company until at least age fifty-five (55). The amount of benefit increases for each full year beyond ten (10) years of service except that there are no further increases after twenty-five (25) years of service. The maximum target benefit under the senior officer retirement plan is 45% of final average annual salary. Reduced benefits are payable for lesser service and early retirement. Benefits under the senior officer retirement plan are offset one hundred percent (100%) by social security benefits received (or estimated social security benefits to be received, if applicable) by the officer and are computed on the basis of a straight-life annuity. The plan also provides for pre-retirement death and disability benefits. Amounts owing under the plan are payable from the general assets of the Company. Mr. Calabrese is not eligible for retirement benefits under the senior officer retirement plan based on his prior employment and retirement, which resulted in Mr. Calabrese taking his benefits at that time.

GRANTS OF PLAN-BASED AWARDS

The following sets forth information regarding the grants of plan-based awards to the named executive officers for the year ended December 31, 2023.

								All Other Stock Awards: Number of Shares of Stock or Units (#)(2)
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
George C. Zoley	—	531,420	1,062,839	2,175,678	—	—	—	—	—	—	—
	3/1/2023	—	—	—	—	—	—	119,239	—	—	1,081,498
Jose Gordo	—	493,461	986,922	1,973,844	—	—	—	—	—	—	—
	3/1/2023	—	—	—	33,217	110,722	221,444	—	—	—	1,101,130
Brian R. Evans	—	273,302	546,603	1,093,206	—	—	—	—	—	—	—
	3/1/2023	—	—	—	18,397	61,323	122,646	—	—	—	609,858
Wayne Calabrese	—	211,905	423,809	847,618	—	—	—	—	—	—	—
	3/1/2023	—	—	—	14,264	47,547	95,094	—	—	—	472,856
James Black	—	199,283	398,565	797,130	—	—	—	—	—	—	—
	3/1/2023	—	—	—	13,415	44,715	89,430	—	—	—	444,692

(1)

These columns reflect the threshold, target and maximum amounts that our named executive officers were eligible to receive under our Performance Award Plan with respect to year 2023. For a description of how these amounts have been calculated, please see “Compensation Discussion & Analysis — Why Each Element of Compensation is Paid and How the Amount of Each Element is Determined — Annual Cash Incentive Compensation.” For information on the amounts that our named executive officers actually received under our Performance Award Plan for 2023, please see the Non-Equity Incentive Plan Compensation column of the Summary Compensation table above.

(2)

The awards reported under the “Estimated Future Payouts Under Equity Incentive Plan Awards” and the “All Other Stock Awards: Number of Shares of Stock or Units” columns were granted pursuant to our Amended and Restated 2018 Stock Incentive Plan. The columns under the “Estimated Future Payouts Under Equity Incentive Plan Awards” reflect the threshold, target and maximum number of shares of common stock that our named executive officers are eligible to receive pursuant to the performance-based restricted stock granted in 2023, other than Dr. Zoley who received a grant of time-based restricted stock pursuant to his appointment as Executive Chairman. For a description of how these amounts of shares have been calculated, please see “Compensation Discussion & Analysis – Why Each Element of Compensation is Paid and How the Amount of Each Element is Determined—2023 Equity Incentive Awards.”

(3)

The percentage of the shares related to the return on capital employed metric was valued on our closing stock price on March 1, 2023 while the percentage of the shares related to the total shareholder return metric was valued based on a Monte Carlo simulation model.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding equity-based awards held by our named executive officers as of December 31, 2023.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
George C. Zoley	—	—	—	—	—	387,989		4,201,921
Jose Gordo	—	—	—	—	—	410,722	(3)	4,448,119
Brian R. Evans	—	—	—	—	—	341,911		3,703,763
Wayne Calabrese	—	—	—	—	—	172,547		1,868,684
James H. Black	—	—	—	—	—	144,715		1,567,263

(1)

All shares in this column consist of restricted stock awards. The awards granted on March 1, 2021 cliff vested on March 15, 2024 based on the achievement of certain performance metrics. The awards granted on March 1, 2022 cliff vest on March 10, 2025 based on the achievement of certain performance metrics. The awards granted on March 1, 2023 cliff vest on March 10, 2026 based on the achievement of certain performance metrics. The remaining 1/3 of the awards granted on June 4, 2021 vest upon the achievement of the performance metrics for the period from January 1, 2021 to December 31, 2023.

(2)	Amounts in this column have been calculated using an assumed stock price of $10.83, the closing price of our common stock on December 29, 2023, the last business day of our fiscal year 2023.

(3)

Under the terms of the Advisory Services Agreement entered into between the Company and Mr. Gordo, Mr. Gordo will continue to vest in shares of performance-based restricted stock when and to the extent the Compensation Committee of the Board certifies that the performance goals are actually met through the end of the term of the Advisory Services Agreement on June 30, 2025. As a result, Mr. Gordo will not vest in the 110,722 shares of performance-based restricted stock granted in 2023 that is included in this number of shares.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding stock option exercises by, and the vesting of stock-based awards of, each of the named executive officers of GEO during 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
George C. Zoley	—	—	382,862	3,420,246
Jose Gordo	—	—	4,753	43,110
Brian R. Evans	—	—	162,750	1,435,455
Wayne Calabrese	—	—	—	—
James H. Black	—	—	10,000	90,700

PENSION BENEFITS

The following table sets forth certain information with respect to each plan that provides for payments to each of the named executive officers of GEO at, following, or in connection with retirement from GEO.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year
George C. Zoley	Executive Retirement Agreement	n/a	9,556,982	—
Jose Gordo	Senior Officer Retirement Plan	—	—	—
Brian R. Evans	Senior Officer Retirement Plan	23	1,912,897	—
Wayne Calabrese	Senior Officer Retirement Plan	—	—	—
James H. Black	Senior Officer Retirement Plan	25	1,552,449	—

(1)

The benefit of Dr. Zoley under his executive retirement agreement is triggered upon the attainment of the retirement age of 55 years old without regard to years of credited service. Dr. Zoley is 55 or older and therefore all of his benefits under his executive retirement agreement are fully vested.

(2)

This column reflects amounts relating to each named executive officer’s retirement agreement or retirement plan. The assumptions used in GEO’s actuarial calculation of pension costs are based on payments in the form of a life annuity using market information and GEO’s historical rates for employment compensation. Such actuarial assumptions are based using mortality tables for healthy participants and include a discount rate of 5.00% and a rate of compensation increase of 4.4%. Dr. Zoley’s amount was determined using the value of his amended and restated plan including the 2023 annual contribution and accrued interest as of December 31, 2023. Please see discussion of the 2021 Amended and Restated Retirement Agreement in the Compensation Discussion & Analysis section above. Please see “Certain Material Executive Compensation Agreements and Arrangements” for a description of our executive and senior officer retirement agreements and arrangements.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table sets forth for each named executive officer the payments that GEO would have been required to make as of December 31, 2023, (i) pursuant to the officer’s employment agreement, in connection with the termination of the officer’s employment as of that date by GEO without cause or by the officer for good reason (as such terms are defined in each officer’s employment agreement), (ii) pursuant to the officer’s employment agreement, in connection with the termination of the officer’s employment as of that date by GEO for cause (as defined in each officer’s employment agreement) or by the officer upon the officer’s resignation, and (iii) pursuant to the officer’s retirement agreement or arrangement, in connection with the termination of the officer’s employment as of that date for any reason (including due to the retirement, death or disability of the officer). All of the payments in the table would have been payable pursuant to the employment and retirement agreements and arrangements described more fully above under “Certain Material Executive Compensation Agreements and Arrangements.” All amounts in the table would have been payable in lump sums from the general assets of GEO.

Name	Payment Due Pursuant to Officer’s Employment Agreement upon Termination either by Company Without Cause or by Officer for Good Reason ($)(1)(2)(3)(4)	Payment Due Pursuant to Officer’s Employment Agreement upon a Termination by Company With Cause or Resignation by Officer ($)(2)(4)	Payment Due Pursuant to Officer’s Retirement Agreement or Arrangement upon a Termination for Any Reason ($)(2)(4)(5)
George C. Zoley	4,519,450	—	9,556,982
Jose Gordo(6)	—	—	1,167,808
Brian R. Evans	1,505,460	—	1,912,897
Wayne Calabrese	1,185,500	—	—
James Black(7)	1,287,826	—	1,552,449

(1)

Our current employment agreements with our named executive officers do not provide for any payments in connection with a change in control. Each officer would only have received the amount set forth in this column in connection with a change in control on December 31, 2023, if such officer was terminated by GEO without cause or the officer terminated his employment for good reason, in each case, in connection with the change in control. Currently, only the employment agreements with Dr. Zoley and Messrs. Evans and Calabrese contain a right of the officer to terminate employment for good reason.

(2)

In the event of a termination for any reason of any named executive officer on December 31, 2023, such officer would also have been entitled to receive the amounts set forth in the column of this table titled “Payment Due Pursuant to Officer’s Retirement Agreement or Arrangement Upon a Termination For Any Reason” pursuant to the officer’s retirement agreement or arrangement.

(3)	All amounts are calculated using each named executive officer’s annual base salary on December 31, 2023.

(4)

Although no named executive officer is eligible to receive a payment in connection with a termination for cause or a resignation pursuant to the officer’s employment agreement, each officer is entitled to receive all accrued and unpaid amounts under the officer’s employment agreement through the date of termination.

(5)

The benefits for Dr. Zoley under the retirement agreement are fully vested and that officer would therefore have been entitled to receive the amounts set forth in this column if their employment with GEO had been terminated for any reason on December 31, 2023, whether by GEO or the officer, regardless of whether cause or good reason existed, and including in the event of a termination due to the retirement, death or disability of the officer. The retirement benefits of Mr. Black under the Senior Officer Retirement Plan are not vested as they have not attained the minimum ten years of service. The retirement benefits of Mr. Evans under the Senior Officer Retirement Plan are fully vested and he would therefore have been entitled to receive the amounts set forth in this column if his employment with GEO had been terminated for any reason on December 31, 2023, whether by GEO or the officer, regardless of whether cause or good reason existed, and including in the event of a termination due to the retirement, death or disability of the officer. Please see “Certain Material Executive Compensation Agreements and Arrangements” for a description of our executive and senior officer retirement agreements and arrangements.

(6)

Mr. Gordo departed as Chief Executive Officer and as a Board member from the Company on mutually agreeable terms and transitioned to the role of an advisor, effective December 31, 2023. Per the terms of the separation, there was no severance triggered. The amount disclosed in the table includes the annual cash incentive payment earned by Mr. Gordo for the fiscal year 2023 and 8,031 unvested shares of restricted stock which were not performance based and were valued at $10.83, which was the closing price of our common stock on December 29, 2023.

(7)	Includes 11,250 unvested shares of restricted stock which were not performance based and were valued at $10.83 which was the closing price of our common stock on December 29, 2023.

PAY RATIO

Under rules adopted pursuant to the Dodd-Frank Act of 2010, we are required to calculate and disclose the total compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO. The paragraphs that follow describe our methodology and the resulting CEO pay ratio.

We identified the median employee using our employee population on December 31, 2023. At December 31, 2023, we had approximately 16,000 employees located in the United States, Australia and South Africa. Approximately 87% of our total employees are located in the United States. Our diverse employee population varies significantly in experience, education and specialized training. Regardless of the employee’s role in the organization or their location, the process for determining salaries is the same. Local market competitive data is reviewed to set base pay rates. Individual salaries are then adjusted from these base pay rates to reflect the individual’s role and responsibilities as well as his or her experience, education and specialized training.

Pursuant to the de minimis exception, in identifying the median employee, we excluded 486 employees in South Africa which represents approximately 3% of our workforce. We used the relevant average currency exchange rate to convert the compensation of our Australian employees to U.S. dollars. We did not make cost of living adjustments.

To identify the median employee from our employee population, we compared the amount of base salary, as reflected in our payroll records for 2023, excluding our CEO. We identified our median employee using this compensation measure, which was consistently applied to all of our employees included in the calculation. We do not grant equity to a large percentage of our employee population, so using base salary, is considered to be representative. As a result, the total annual compensation for the year ended December 31, 2023 was $50,502 for our median employee and $3,137,763 for our CEO as reflected in the “Total” column of the Summary Compensation Table. The ratio of our CEO’s pay to that of our median employee for 2023 was approximately 62 times.

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allows companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company, as other companies have headquarters and offices in different states and countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

This information is being provided for compliance purposes. Neither the Compensation Committee nor management used the pay ratio measure in making compensation decisions.

PAY VERSUS PERFORMANCE
Pay Versus Performance Table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of
Regulation S-K,
we are providing the following information about the relationship between executive compensation actually paid to our named executive officers and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation — Compensation Discussion & Analysis.”

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for Mr. Gordo (1)	Summary Compensation Table Total for Dr. Zoley (1)	Compensation Actually Paid to Mr. Gordo (2)	Compensation Actually Paid to Dr. Zoley (2)	Average Summary Compensation Total for Non-PEO Named Executive Officers (“NEO’s) (3)	Average Compensation Actually Paid to Non-PEO NEO’s (4)	Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)	Net Income Attributable to GEO (7)	Adjusted Net Income (8)
	(a)	(a)	(b)	(b)	(c)	(d)			(in thousands)
2023	$3,137,763	$—	$4,116,553	$—	$3,127,858	$3,142,068	$62	$118	$113,987	$117,471
2022	4,531,272	—	7,028,722	—	3,206,216	5,585,202	56	99	171,813	171,196
2021	1,601,207	11,270,248	1,652,434	10,844,304	1,825,765	1,905,353	41	137	77,418	159,203
2020	—	2,041,894	—	(250,121)	1,596,221	889,174	63	103	113,032	155,581

(1)
The dollar amounts reflected in the columns labeled “(a)” are the amounts of total compensation reported for Mr. Gordo and Dr. Zoley for each corresponding year in the “Total” column of the applicable “Summary Compensation Table.”

(2)
The dollar amounts reported in the columns labeled “(b)” represent the amount of “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation
S-K
and referred to as “CAP”) to Mr. Gordo and Dr. Zoley. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Gordo or Dr. Zoley during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Gordo’s and Dr. Zoley’s total compensation for each year to determine their respective CAP:

Summary of Equity Adjustments – PEO
Year	Principal Executive Officer	Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Year	Year over Year Change in Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of the Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Equity Award Adjustments
2023	Jose Gordo	$1,901,650	$187,205	$—	$(8,936)	$—	$2,079,920
2022	Jose Gordo	3,720,000	346,909	—	(9,458)	—	4,057,450
2021	Jose Gordo	449,368	(4,912)	—	(1,977)	—	442,480
2021	George C. Zoley	1,869,156	(166,125)	—	(150,975)	—	1,552,056
2020	George C. Zoley	1,186,500	(1,048,965)	—	22,950	—	160,485

(3)
The dollar amounts reported in column (c) represent the average of the amounts reported for the Company’s named executive officers (“NEOs”) as a group (excluding any person who served as our principal executive officer, or “PEO”) in the “Total” column of the applicable “Summary

Compensation Table.” The names of each of the
non-PEO
NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, George C. Zoley, Brian R. Evans, Wayne Calabrese and James Black; (ii) for 2022, George C. Zoley, Brian R. Evans, Ann M. Schlarb and James Black; (iii) for 2021, Brian R. Evans, Ann M. Schlarb, David Venturella and Joe Negron; and (iv) for 2020, Brian R. Evans, J. David Donahue, Ann M. Schlarb, Blake Davis, and David Venturella.

(4)
The dollar amounts reported in column (d) represent the average CAP for the non-PEO
NEOs as a group, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO
NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to the average total compensation for the non-PEO
NEOs as a group for each year to determine the average CAP for such group:

Summary Compensation Table Total to Compensation Actually Paid Reconciliation for Non-PEO NEO’s
Year	Reported Summary Compensation Table for Non-PEO NEO’s	Reported Value of Equity Awards	Equity Award Adjustments	Defined Benefit Plan Service Cost Additions	Defined Benefit Plan Actuarial Value Deductions	Compensation Actually Paid to Non-PEO NEO’s
2023	$3,127,858	$(652,226)	$1,088,787	$ 35,157	$(457,507)	$3,142,068
2022	3,206,216	(757,001)	3,070,663	65,325	—	5,585,202
2021	1,825,765	(656,695)	705,983	112,964	(82,664)	1,905,353
2020	1,596,221	(534,420)	(54,035)	91,840	(210,432)	889,174

Summary of Equity Adjustments - Non-PEO NEO’s
Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Year	Year over Year Change in Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of the Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Equity Award Adjustments
2023	$ 982,295	$ 482,566	$—	$(376,074)	$—	$1,088,787
2022	1,684,263	1,507,130	—	(120,730)	—	3,070,663
2021	768,741	(36,338)	—	(26,421)	—	705,983
2020	197,430	(252,868)	—	1,404	—	(54,035)

(5)	Cumulative Total Shareholder Return (“TSR”) is calculated in accordance with the requirements of Item 402(v) of Regulation S-K.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. Our peer group consisted of similarly sized equity REIT’s. In 2023 and 2022, due to the transition from REIT status in late 2021, the Compensation Committee continued to review compensation data from the REIT peer group while also referencing market data from a broad survey of general industry companies with revenues between $1 and $3 billion.

(7)	The dollar amounts reported represent the amount of net income attributable to The GEO Group, Inc. reflected in the Company’s audited consolidated financial statements for the applicable year.

(8)
Adjusted Net Income is calculated as net income/(loss) attributable to GEO adjusted for, if applicable in a given year, gain/loss on asset divestitures, pre-tax,
gain/loss on extinguishment of debt, goodwill impairment charge, pre-tax,
legal related expenses,
pre-tax,
pre-tax,
start-up
expenses,
pre-tax,

close-out
expenses,
pre-tax,
COVID-19
expenses,
pre-tax,
transaction related expenses,
pre-tax,
one-time
employee restructuring expenses,
pre-tax,
close-out
expenses,
pre-tax,
change in tax structure to C Corp, and the tax effect of adjustments to net income attributable to The GEO Group, Inc. Please refer to our current reports on Form
8-K
filed on February 22, 2024 and February 29, 2024 for additional information and a reconciliation of Adjusted Net Income to our results as reported under GAAP.
Analysis of the Information Presented in the Pay Versus Performance Table
As described in greater detail in “Executive Compensation — Compensation Discussion & Analysis,” the Committee’s fundamental philosophy is to closely link executive compensation with the achievement of performance goals tied to key metrics and to create an owner-oriented culture through our executive compensation programs. The objectives of our executive compensation program are to ensure that we are able to attract and retain highly skilled executives and to provide a compensation program that incentivizes management to optimize business performance, deploy capital productively, and increase long-term stockholder value. While the Committee utilizes several performance measures to align executive compensation with Company performance, all of those measures are not presented in the Pay Versus Performance table. Moreover, the Committee generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with CAP for a particular year. In accordance with Item 402(v) of
Regulation S-K,
we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
CAP and Cumulative TSR
The following graph describes the relationship between (a) the CAP for our principal executive officers and the average CAP for our named executive officers other than our principal executive officers included in the applicable Summary Compensation Table and (b) our cumulative total shareholder return across our last four completed fiscal years.

CAP and Net Income
The following graph describes the relationship between (a) the CAP for our principal executive officers and the average CAP for our named executive officers other than our principal executive officers included in the applicable Summary Compensation Table and (b) our net income across our last four completed fiscal years.

CAP and Adjusted Net Income
The following graph describes the relationship between (a) the CAP for our principal executive officers and the average CAP for our named executive officers other than our principal executive officers included in the applicable Summary Compensation Table and (b) our adjusted net income across our last four completed fiscal years.

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The following graph describes the relationship between (a) our cumulative total shareholder return across our last four completed fiscal years and (b) the cumulative total shareholder return for our peer group across the same period.

Tabular List of Financial Performance Measures
As described in greater detail in “Executive Compensation – Compensation Discussion & Analysis,” the Compensation Committee’s fundamental philosophy is to closely link executive compensation with the achievement of performance goals tied to key metrics and to create an owner-oriented culture through our executive compensation programs. The objectives of our executive compensation program are to ensure that we are able to attract and retain highly skilled executives and to provide a compensation program that incentivizes management to optimize business performance, deploy capital productively, and increase long-term stockholder value. The most important financial performance measures used by the Compensation Committee for the most recently completed fiscal year to link compensation actually paid to our named executive officers to the Company’s performance are as follows:

•	Adjusted Net Income

•	Adjusted EBITDA

•	Return on Capital Employed

•	Revenue

DIRECTOR COMPENSATION

Process and Philosophy

The Compensation Committee sets the compensation of our non-employee directors on an annual basis. The Compensation Committee’s philosophy with respect to the Company’s director compensation program is to provide a compensation structure and amount that will attract and retain highly competent, skilled and engaged individuals for Board service. We compete with many companies to attract and retain experienced and highly capable individuals to serve as our directors, some of which are private and many of which are much larger than we are. In determining the appropriate components and level of compensation for our directors, the Compensation Committee considers the time commitment, unique skillsets, industry pay levels and the size of the Company’s Board relative to the size of other boards in the industry. Additionally, the Compensation Committee believes that it is consistent with its philosophy to use a mix of cash and equity compensation to align director compensation with long term shareholder value, while at the same time providing directors with an appropriate level of compensation for their service.

2023 Compensation

In February of 2023, the Compensation Committee reviewed Pay Governance’s latest analysis and findings relating to non-employee director compensation. The study found that the Company’s retainer structure was in line with peer group practices. The study also found that the Company’s total director pay, on a per director basis, was generally below the median of the peer group. Although the Company’s cash pay was near the highest in the peer group, the total direct compensation was below the median and total equity pay was near the lowest in the peer group. Based on the study and Pay Governance’s recommendation, the Compensation Committee approved an increase to the target value of the annual equity award of restricted stock granted to non-employee directors from $100,000 to $135,000. All other elements of the non-employee director compensation program were maintained at the same level from 2022. Below is the pay program for 2023:

Pay Element	Fiscal Year 2023 Compensation Program
Board Cash Retainer	$85,000
Board Meeting Fees	No Meeting Fees
Board Equity Retainer	$135,000 in restricted stock
Committee Chair Retainer	Audit: $25,000 All Others: $15,000
Committee Member Retainer	Audit: $15,000 All Others: $7,500
Committee Meeting Fees	No Meeting Fees
Lead Director Retainer	$30,000
Annual Per Diem	No per diem offered, directors will be reimbursed for specific business-related expenses.

Beginning in fiscal year 2020, we adopted maximum compensation levels for directors. The current maximum compensation levels for directors is as follows:

•	Lead Director: $350,000

•	All Other Directors: $300,000

We believe these maximums are appropriate to ensure that individual pay levels continue to align with market practices among peer company industry directors. The Compensation Committee reviews non-employee director pay on an annual basis and adjusts compensation levels accordingly, including the individual maximums, as appropriate and consistent with the Compensation Committee’s philosophy for non-employee director compensation. As part of the Compensation Committee’s annual review, the Compensation Committee requests that its independent compensation consultant compare director compensation levels, policies, practices and procedures to a set of peer companies selected by the Compensation Committee (which is the same peer group it uses to evaluate executive officer compensation) and provide the Compensation Committee with its annual report as well as an annual report on best practices concerning director compensation.

Additionally, we maintain a share ownership requirement for our non-employee directors requiring them to hold three times their annual cash retainers in Company equity within five years of their appointment to the Board.

The Company is efficiently governed by a group of directors with deep knowledge of the industry and significant experience working in partnership with federal, state and local governments to meet their needs. Many of our directors are asked to be a member of and chair multiple committees of our Board of Directors resulting in a greater time commitment and span of Board responsibilities than the typical director in our peer companies.

Director committee assignments for non-employee directors are as follows, with C indicating the Chairperson of such committee, X indicating that a director is a member of such committee and LD indicating the Lead Independent Director:

Director	Audit and Finance Committee	Compensation Committee	Nominating and Corporate Governance Committee	Executive Committee (1)	Corporate Planning Committee	Criminal Justice and Rehabilitation Committee	Cyber Security and Environmental Oversight Committee	Human Rights Committee	Independent Committee	Legal Steering Committee	Operations and Oversight Committee	Health Services Committee
Thomas C. Bartzokis		X			X	X			X		X	C
Jack Brewer					X	C		X	X		X	X
Scott M. Kernan	X	X	X		X	X		X	X	X	C	X
Lindsay L. Koren			X		X	X		C	X	C		X
Terry Mayotte (LD)	C	C	C	X			X		C
Andrew Shapiro	X	X	X	X	C		X		X
Julie Myers Wood					X	X	C		X	X	X

(1)

Dr. Zoley also serves as a member and as Chairman of the Executive Committee. Dr. Zoley does not receive any separate or additional compensation for his service as a director or his service on the Executive Committee.

DIRECTOR’S COMPENSATION

The following table shows the compensation earned by each director who was not an officer during fiscal year 2023.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(4)	Option Awards ($)(3)(4)	All Other Compensation ($)	Total ($)
Thomas C. Bartzokis	110,000	134,998	—	—	244,998
Jack Brewer	123,125	134,998	—	—	258,123
Scott M. Kernan	141,875	134,998	—	—	276,873
Lindsay L. Koren (5)	120,000	134,998	—	—	254,998
Terry Mayotte (6)	195,000	134,998	—	—	329,998
Andrew Shapiro	145,000	134,998	—	—	279,998
Julie Myers Wood	132,500	134,998	—	—	267,498

(1)

These amounts consist of: (i) an annual retainer fee which was paid at a rate of $85,000 per year; (ii) a payment of $25,000 to the chairperson of the Audit and Finance Committee; (iii) a payment of $15,000 to each member of the Audit and Finance Committee; (iv) a payment of $15,000 for other Board committee chairs; and (v) a payment of $7,500 for other Board committee members. The lead independent director received an additional annual retainer of $30,000.

(2)

This column reflects the aggregate grant date fair value with respect to stock awards during 2023 for each director who was not a named executive officer. The grant date fair value of the restricted stock award granted on March 1, 2023 as calculated in accordance with FASB 718 was $8.76 per share, which was the closing price of our common stock on the last business day immediately preceding the grant date.

(3)	There were no stock options awarded to directors during 2023.

(4)

The table below sets forth the aggregate number of shares of common stock subject to stock awards and option awards held by each director who is not a named executive officer outstanding as of the end of 2023.

Name	Stock Awards	Option Awards
Thomas C. Bartzokis	27,906	—
Jack Brewer	27,906	—
Scott M. Kernan	35,937	—
Lindsay L. Koren (5)	14,884	—
Terry Mayotte	27,906	—
Andrew Shapiro	27,906	—
Julie Myers Wood	35,937	—

(6)

Pursuant to Company policy, the maximum compensation level for lead directors is $350,000. For 2023, Mr. Mayotte received $195,000 in fees for his service as a Board member, the lead independent director and his service as Chairman of the Audit and Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee and he received a stock award valued at $135,000.

2024 Compensation

In February of 2024, the Compensation Committee reviewed Pay Governance’s analysis and findings detailing compensation trends and practices for compensation of directors among our peer group. Based on such review, the Compensation Committee approved an increase to the annual retainer payable to the Chair of the Compensation Committee from $15,000 to $20,000 and an increase to the annual retainer payable to the members of the Compensation Committee from $7,500 to $10,000.

COMPENSATION COMMITTEE REPORT

In accordance with the powers and duties of the Compensation Committee as set forth in its charter, the committee hereby reports the following:

1.	The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis required by Item 402(b) of Regulation S-K set forth elsewhere in this proxy statement; and

2.

Based on the review and discussion referred to in the preceding paragraph, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement.

By the Compensation Committee:

Terry Mayotte (Chairman)

Thomas C. Bartzokis

Scott Kernan

Andrew Shapiro

AUDIT AND FINANCE COMMITTEE REPORT

In accordance with the powers and duties of the Audit and Finance Committee as set forth in its charter, the committee hereby reports the following:

1.	The Audit and Finance Committee has reviewed and discussed the audited financial statements for the fiscal year with management;

2.

The Audit and Finance Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Commission;

3.

The Audit and Finance Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence;

4.

Based on the review and discussions referred to in paragraphs 1. through 3. above, the Audit and Finance Committee recommends to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission;

5.

The Audit and Finance Committee has reviewed all fees, both audit related and non-audit related, of the independent accountant and considers the provision of non-audit services to be compatible with the maintenance of the independent accountant’s independence; and

6.	All members of the Audit and Finance Committee are independent as independence is defined in Sections 303 of the NYSE’s current listing standards.

By the Audit and Finance Committee:

Terry Mayotte (Chairman)

Scott Kernan

Andrew Shapiro

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In 2023, David Meehan, Divisional Vice President of Business Development for GEO Care, received compensation of $689,766. Mr. Meehan is the son-in-law of George Zoley, our Executive Chairman and Founder. Also in 2023, Chris Zoley, Director of Business Development, received compensation of $172,206. Mr. Zoley is the son of George Zoley, our Executive Chairman and Founder. Guidepost, Ms. Wood’s current employer, has a consulting agreement with B.I. Incorporated, one of the Company’s subsidiaries. Ms. Wood is a member of the Board of Directors of GEO. For the year ended December 31, 2023, $180,000 was paid in the aggregate pursuant to the consulting agreement which is less than 2% of Guidepost’s annual gross revenues. The consulting agreement was extended through December 31, 2024. The current monthly retainer payment is $15,000 per month. In 2023, Rachel Ann Kienzler, Director of Partnership Development for GEO Care, received compensation of $171,672. Ms. Kienzler is the spouse of James Black, our Senior Vice President and President, Secure Services. In 2023, Shawn Henry, an employee of GEO’s information technology department, received compensation of $187,211. Mr. Henry is the son-in-law of Wayne Calabrese, our Senior Vice President, Chief Operating Officer. Except for these relationships, there were no material relationships or related party transactions during fiscal year 2023 requiring disclosure pursuant to Item 404 of Regulation S-K. Under its charter, our Audit and Finance Committee has the authority to review and approve certain transactions involving more than $100,000 between GEO and any director, officer or employee of GEO. Our Audit and Finance

Committee has reviewed and approved the related party transactions described above. The Compensation Committee did not determine, review or approve any of the compensation paid pursuant to the above related party transactions as they were not paid to executive officers.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires that GEO’s directors, executive officers and persons who beneficially own 10% or more of GEO’s common stock file with the SEC initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To GEO’s knowledge, based solely on a review of the copies of such reports furnished to GEO and written representations that no other reports were required, during the year ended December 31, 2023, all such filing requirements applicable to GEO’s directors, executive officers and greater than 10% beneficial owners were complied with.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit and Finance Committee of our Board of Directors has appointed Grant Thornton LLP as our independent registered public accountants for the 2024 fiscal year. The Audit and Finance Committee is responsible for the appointment, oversight and termination of our independent registered public accountants. We are seeking the ratification of our shareholders of this appointment, although our Audit and Finance Committee is not bound by any shareholder action on this matter.

If the appointment of Grant Thornton LLP as our independent registered public accountants is not ratified by our shareholders, the Audit and Finance Committee will reconsider its appointment, but may nevertheless retain Grant Thornton LLP. Also, even if the appointment of Grant Thornton LLP as our independent registered public accountants is ratified by our shareholders, the Audit and Finance Committee may direct the appointment of a different independent auditor at any time during the year if the Audit and Finance Committee determines, in its discretion, that such a change would be in our best interests. Grant Thornton LLP has advised GEO that no partner or employee of Grant Thornton LLP has any direct financial interest or any material indirect interest in GEO other than receiving payment for its services as independent certified public accountants.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the ratification of Grant Thornton LLP as our independent registered public accountants for the 2024 fiscal year.

PROPOSAL 3:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described above in detail under the heading “Compensation Discussion & Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to attract, retain and motivate our named executive officers to increase shareholder value on both an annual and a longer term basis while at the same time avoiding the encouragement of unnecessary or excessive risk taking. Our Compensation Committee continues to closely link executive compensation with the achievement of performance goals.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our named executive officers and the executive compensation philosophy, policies and practices, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee. Although non-binding, our Board of Directors and Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Accordingly, we ask our shareholders to vote on the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL 4:

APPROVAL OF THE ADOPTION OF THE GEO GROUP, INC. SECOND AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN

On February 8, 2024, the Compensation Committee approved The GEO Group, Inc. Second Amended and Restated 2018 Stock Incentive Plan (the “Amended 2018 Plan”), subject to approval by our shareholders. If approved by our shareholders, the Amended 2018 Plan will become effective immediately upon such approval. We believe the Amended 2018 Plan will advance the interests of our Company and our shareholders by: (i) increasing the number of shares authorized for issuance under The GEO Group, Inc. 2018 Stock Incentive Plan (the “Current 2018 Plan”), which will facilitate continuation of our equity compensation program, and (ii) incorporating the changes discussed below. The Current Plan was approved by the shareholders on April 28, 2021.

The full text of the Amended 2018 Plan, is set forth in Appendix A to this proxy statement. If the Amended 2018 Plan is not approved by shareholders, the Current 2018 Plan will remain in effect in its current form, and we will continue to grant awards under the Current 2018 Plan until the shares available for grant are exhausted.

Principal Provisions of the Amended 2018 Plan that Modify the Current 2018 Plan

The Amended 2018 Plan would result in several modifications to the Current 2018 Plan, including those described below.

Increase in Authorized Number of Shares. The principal modification to the Current 2018 Plan under the Amendment is an increase in the authorized number of shares available for issuance under the Plan by 12,400,000 shares.

We believe that the increase in the number of shares available for issuance under the Amended 2018 Plan will enable us to continue to fulfill the purpose of the plan, which is to attract, motivate and retain our employees, directors and consultants, and provide them with the incentives to pursue the long-term profitability and success of the Company. In this regard, we believe that our equity awards promote achievement of longer term corporate goals, align the interests of plan participants with those of our shareholders and serve as an important element in our provision of equity compensation that is competitive with other companies seeking comparable talent. In addition, our equity awards are an important component of our compensation program and reinforce a pay-for-performance culture. Absent shareholder approval of the Amended 2018 Plan, the number of shares currently available under the Current 2018 Plan is not sufficient to meet our anticipated needs with respect to our equity compensation program in 2024 and beyond.

In considering the number of additional shares to be authorized for issuance under the Amended 2018 Plan, the Compensation Committee assessed our past equity grant practices as measured by our historical burn rate and reviewed potential dilution to our shareholders as measured by overhang; and projected equity usage. We believe these measures show that our grant practices are reasonable in light of the objectives of the Amended 2018 Plan and underscore our continued adherence to prudent equity award practices.

Historical Burn Rate – Burn rate represents the total number of shares underlying stock options, restricted stock and performance share awards granted during the applicable year, divided by the basic weighted average common shares outstanding for the applicable year. The historical burn rate for each of the years 2021, 2022 and 2023 was 2%. The historical burn rates have been adjusted to reflect ISS’ methodology and full-value share multiplier.

Overhang – Overhang represents the total number of shares available for future grants plus the total number of shares underlying outstanding stock options, restricted stock and performance share awards, divided by the weighted average common shares outstanding.

The following summarizes, as of March 11, 2024, the overhang under the Current 2018 Plan consisting of outstanding unexercised options and unvested shares of restricted stock, the shares authorized for issuance of awards under the Current 2018 Plan and the new shares authorized for issuance of awards under the Amended 2018 Plan:

Share Allocation	Amount of Shares	Weighted Average Exercise Price	Average Term Remaining
Options outstanding	2,038,150	$16.94	5.48
Restricted stock outstanding	3,999,752		1.16
Shares authorized for future awards under the Current 2018 Plan	2,198,345
New shares authorized for awards under the Amended 2018 Plan	12,400,000

Total:	20,636,247

Projected Equity Usage — The projected usage of shares for equity awards was estimated based on historical grants, mix of equity awards, and GEO’s stock price. Based on these factors, we anticipate that, if the Amended 2018 Plan is approved by our shareholders, shares available for issuance under the Amended 2018 Plan will be sufficient for purposes of the equity component of our compensation program for approximately four years. However, future events, including changes in our business, stock price, equity grant practices of our competitors and other changes in circumstances, may affect the period of time during which sufficient authorized shares remain available.

Modification to the Current 2018 Plan — In addition to the increase in the authorized number of shares available for issuance under the Current 2018 Plan, the other principal modification to the Current 2018 Plan is the following:

•

Modification of Shares Available for Awards. The Amended 2018 Plan modifies how to calculate the number of shares available for future awards after the grant of an award. Under the Current 2018 Plan, the number of shares of common stock available for future awards is reduced by the full number of shares of common stock subject to any award of options or stock appreciation rights and is reduced by 3.32 shares for every 1 share of common stock subject to an award that may be settled in shares of common stock other than options and stock appreciation rights. Under the Amended 2018 Plan, the number of shares of common stock available for future awards is reduced by the full number of shares of common stock subject to any award of options or stock appreciation rights and is reduced by 1.80 shares for every 1 share of common stock subject to an award that may be settled in shares of common stock other than options and stock appreciation rights. The lower ratio reflects the post-REIT change in the fair value of a GEO stock option relative to a full value share. Since the last plan was approved, GEO’s dividend went from a high distribution under the REIT structure to no dividend under the current structure and the stock market, and GEO specifically, has experienced higher share price volatility. Both of these inputs contribute to a higher stock option fair value.

Description of the Amended 2018 Plan

The text of the Amended 2018 Plan is attached hereto as Appendix A and is hereby incorporated by reference. The following summary of key provisions of the Amended 2018 Plan is qualified in its entirety by reference to the attached Amended 2018 Plan document.

Purpose of the Amended 2018 Plan

The purpose of the Amended 2018 Plan is to enable GEO to attract, retain, reward and motivate eligible individuals by providing them with an opportunity to acquire or increase a proprietary interest in GEO and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the eligible individuals and the shareholders of GEO.

Eligibility and Participation

Officers, directors, employees (including prospective employees) and consultants of our company, its subsidiaries and affiliates will be eligible to participate in the Amended 2018 Plan, as determined by the Compensation Committee. As of December 31, 2023, there were approximately 16,000 employees, of which ten were executive officers, and seven non-employee directors that are eligible to participate in the Amended 2018 Plan.

Administration of the Amended 2018 Plan

The Amended 2018 Plan will be administered by the Compensation Committee, composed exclusively of independent non-employee directors in accordance with New York Stock Exchange listing requirements, Rule 16b-3 under the Exchange Act. The Compensation Committee will have full authority to administer the Amended 2018 Plan, including, without limitation, the authority to determine who will receive awards, to establish the specific terms that will govern awards as will be set forth in individual award agreements, to interpret awards and Amended 2018 Plan provisions and to amend the Amended 2018 Plan and outstanding awards subject to certain limitations set forth in the Amended 2018 Plan document.

Shares Reserved for Plan Awards

The Amended 2018 Plan currently provides for a reserve of 16,800,000 shares, including approximately 3,800,000 shares of our common stock that were available for issuance prior to the effective date of the Amended 2018 Plan. If any award under the Amended 2018 Plan is cancelled, forfeited or terminated for any reason or is settled in cash, the shares of common stock that were subject to such award shall become available for future awards under the Amended 2018 Plan; provided that, if shares were cancelled, forfeited, withheld or terminated in order to pay the exercise price, purchase price or any taxes or tax withholdings on an award, such shares shall not be available for future awards under the Amended 2018 Plan.

Shares tendered to pay the exercise price or tax withholding obligation for stock options will be treated as delivered for purposes of calculating the share reserve limit and will not be added back to the share reserve for additional grants.

Individual Award Limits

The maximum number of shares subject to awards that are settled in common stock that may be granted to an individual participant in any one fiscal year is 600,000. The maximum value at grant date of awards that may be granted to any non-employee director during any one fiscal year is $500,000.

Vesting Conditions

All awards under the Amended 2018 Plan will have a minimum vesting schedule of at least one year following the grant date as set forth in the applicable award agreement. Notwithstanding this minimum vesting requirement, the Compensation Committee may impose a vesting schedule of less than one year from the grant date; provided, however, that the maximum number of shares of common stock that may be issued with a vesting schedule of less than one year shall not exceed five percent (5%) of the total number of shares of common stock that may be issued under the Amended 2018 Plan. Awards granted to non-employee directors in lieu of compensation are not subject to this minimum vesting requirement.

Stock Appreciation Rights and Stock Options

The Amended 2018 Plan provides for awards of stock appreciation rights, non-qualified stock options and incentive stock options intended to comply with Section 422 of the Code.

All options granted under the Amended 2018 Plan will be nonqualified stock options unless otherwise designated as incentive stock options. The aggregate fair market value (determined as of the date an option is granted) of shares for which incentive stock options granted to any employee under the Amended 2018 Plan may first become exercisable in any calendar year will not exceed $100,000.

Stock options will vest and become exercisable in such manner and on such date and dates, and expired after such period not to exceed ten (10) years, in each case, as may be determined by the Compensation Committee and as set forth in the applicable award agreement. With respect to an incentive stock option, the option period will not exceed five (5) years from the date of grant for a participant who on the grant date owns shares representing more than 10% of the voting power of all classes of our shares or any affiliate.

Unless otherwise provided by the Compensation Committee in an award agreement: (i) the unvested portion of an option will expire upon termination of employment or service of the participant granted the option without consideration in respect of such portion, and the vested portion of such option will remain exercisable for (A) one year following termination of employment or service by reason of such participant’s death or disability, but not later than the expiration of the option period, or (B) 90 days following termination of employment or service for any reason other than such participant’s death or disability, and other than such participant’s termination of employment or service for cause, but not later than the expiration of the option period; and (ii) both the unvested and the vested portion of an option will automatically expire upon the termination of the participant’s employment or service by the Company for cause without consideration in respect of such portion.

The Amended 2018 Plan specifically prohibits the following:

•

The granting of stock options with an exercise price less than the fair market value of our common stock on the date of grant (or, in the case of an incentive stock option granted to a 10% shareholder, 110% of fair market value); and

•	Without shareholder approval (except in the event of a stock split, certain other recapitalizations and a change in control):

•	Lowering the exercise price of stock options and stock appreciation rights to provide an exercise price that is lower than the then current fair market value of GEO’s common stock;

•	The cancellation of such awards when the exercise price is equal to or greater than the then current fair market value of GEO’s common stock in exchange for new awards; or

•	The repurchase of such awards which have an exercise price that is higher than the then current fair market value of GEO’s common stock; or

•	Take any other action that is treated as repricing under generally accepted accounting principles (other than adjustments permitted under the Plan).

As of March 11, 2024, the closing price of our common stock was $11.90 per share, as reported on the New York Stock Exchange.

A stock appreciation right entitles the holder to receive shares of our common stock or cash equal in value to the difference between the fair market value of our common stock on the exercise date and the value of our common stock on the grant date. Except as otherwise provided by the Compensation Committee in the award agreement, a stock appreciation right shall have substantially the same terms (to the extent possible taking into account the differences related to the character of a stock appreciation right) as nonqualified stock options.

Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units and Performance Units

An award of restricted stock is an award of shares of our common stock subject to risk of forfeiture and a restriction on transferability. An award of restricted stock units is an award of the right to receive a fixed number of shares of common stock upon vesting or at the end of a specified deferral period subject to the risk of forfeiture and a restriction on transferability. The risk of forfeiture and restriction on transferability will lapse following a stated period of time, upon attainment of specified performance targets or some combination thereof.

An award of performance shares is an award of restricted stock that vest solely upon the achievement of certain performance goals being attained during a performance period. An award of performance share units is an award of the right to receive a fixed number of shares of common stock, or the cash equivalent, which is contingent on the achievement of certain performance goals being attained during a performance period. An award of performance units is an award of the right to receive a designated dollar value, or shares of common stock of the equivalent value, which is contingent on the achievement of certain performance goals being attained during a performance period.

Generally, restricted stock awards subject only to a future service requirement will vest over a period of at least one year. However, restricted stock awards to non-employee directors in lieu of cash compensation are not subject to any minimum vesting schedule. Unless the Compensation Committee provides otherwise in an award agreement, a recipient of a restricted stock or performance share award will have all of the rights of a holder of our common stock with respect to the underlying shares except for the restriction on transferability, including the right to vote the shares. With certain exceptions, restricted stock units carry no voting, dividend or other rights associated with respect to such underlying common stock prior to the issuance of such shares.

Other Awards

Awards of shares of common stock, phantom stock, and other awards that are valued in whole or in part by reference to, or otherwise based on, common stock, may also be made, from time to time. Such common stock may be issued in satisfaction of awards granted under any other plan sponsored by the Company. A maximum number of shares of common stock with respect to which such awards may be issued, shall not exceed five percent (5%) of the total number of shares of common stock that may be issued under the Plan.

Dividends and Dividend Equivalents.

No dividends or dividend equivalents shall be paid to participants with respect to unvested awards until such awards vest. In the event that the Compensation Committee provides for the accrual of dividends or dividend equivalents with respect to an award, such dividends or dividend equivalents shall be subject to the same terms and conditions as, and shall in no event be paid prior to the vesting of, the award to which they relate.

Change in Control and Other Events

The Amended 2018 Plan provides the Compensation Committee with discretion to take certain actions with respect to outstanding awards in the event of a change in control or certain other material events that affect our capital structure or the number of shares of our common stock outstanding. In the event of a recapitalization, reclassification, reorganization, stock split, reverse stock split, share combination, exchange of shares, stock dividend or other event affecting the value of a share of our common stock or the number of shares outstanding, the various share limitations set forth in the Amended 2018 Plan and the number of shares subject to outstanding awards will be adjusted as necessary and appropriate to reflect the change in the number or value of outstanding shares and to preserve the value of outstanding awards.

In the event of a change in control, the Compensation Committee may, in its sole and absolute discretion, provide that:

•	Some or all outstanding awards will become immediately exercisable or vested;

•

That all awards shall terminate, subject to the ability of the participants to exercise any vested award or to receive a cash payment equal to the difference between the change in control price and the exercise price (if any) of any vested awards;

•	In the event of a liquidation or dissolution of GEO, awards convert into the right to receive the liquidation proceeds, less the exercise price (if any); or

•	Any combination of the above.

Effective Date and Term

The Amended 2018 Plan will be effective on the date our shareholders approve the Amended 2018 Plan. Except as provided below, the Amended 2018 Plan will terminate ten years after the date shareholders approve the Amended 2018 Plan.

Amendments

The Board may, at any time and from time to time, amend, suspend or terminate the Amended 2018 Plan as to any shares of common stock as to which awards have not been granted, provided that no Amended 2018 Plan amendment may alter or impair rights or obligations under any existing award and the approval of our shareholders shall be required for any amendment that:

•	Changes the class of individuals eligible to receive awards under the Amended 2018 Plan;

•	Increases the maximum number of shares of common stock that may be issued under the Amended 2018 Plan;

•	Amends the Amended 2018 Plan in a manner that requires shareholder approval under state or federal law (including Rule 16b-3 under the Exchange Act) or the rules of the New York Stock Exchange; or

•	Eliminates a requirement that shareholders approve an action under the Amended 2018 Plan.

Transferability

Awards granted under the Amended 2018 Plan are transferable only by the participant’s will, the applicable laws of descent and distribution and, in the discretion of the Compensation Committee, to certain of the participant’s family members; provided, however, a participant may not directly or indirectly receive any payments of value in connection with the transfer of an Award.

U.S. Federal Income Tax Aspects of Awards under the Amended 2018 Plan

The U.S. federal income tax consequences of the Amended 2018 Plan under current federal law, which is subject to change, are summarized in the following discussion of the applicable general tax principles. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, international tax consequences, tax withholding requirements or various other rules that could apply to a particular individual or to GEO and its subsidiaries under certain circumstances (and references to GEO in this section include the applicable subsidiary, if any). In the event of the disposition of the acquired shares of common stock, any additional gain or loss generally will be taxed to the option holder as either short-term or long-term capital gain or loss depending on how long the shares were held.

Nonqualified Stock Options

The grant of nonqualified stock options generally should have no federal income tax consequences to GEO or the participant. With respect to nonqualified stock options, GEO will generally be entitled to deduct, and the participant will recognize, taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. In the event of the disposition of the acquired shares of common stock, any additional gain or loss generally will be taxed to the option holder as either short-term or long-term capital gain or loss depending on how long the shares were held.

Incentive Stock Options

With respect to incentive stock options, GEO will not generally be entitled to a deduction, nor will the participant generally recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax. If the participant retains the shares of common stock acquired upon the exercise of an incentive stock option for at least two (2) years following the grant date of the option and one (1) year following exercise of the option, the subsequent disposition of such shares will ordinarily result in long-term capital gains or losses to the participant equal to the difference between the amount realized on disposition of the shares and the exercise price. GEO will not be entitled to any deduction in such case. If the holding period requirements described above are not met, the participant will recognize ordinary income upon disposition of the common stock equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the sale price received on disposition of the shares) over the exercise price and GEO will be entitled to a corresponding tax deduction in the same amount. Any additional gain or loss realized by the option holder on the disposition of the common stock will be taxed as short-term or long-term capital gain or loss, as applicable.

Stock Appreciation Rights

The grant of stock appreciation rights generally has no federal income tax consequences to GEO or the recipient. Upon the exercise of a stock appreciation right, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of common stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income.

Restricted Stock and Performance Shares

The recipient of restricted stock and performance shares normally will recognize ordinary income when the restrictions on the restricted stock or performance shares lapse (i.e., at the time the restricted shares are no longer subject to a substantial risk of forfeiture or become transferable, whichever occurs first). However, a recipient instead may elect to recognize ordinary income at the time the award is granted by making an election under Section 83(b) of the Code within thirty (30) days after the grant date. In either case, the recipient will recognize ordinary income equal to the fair market value of such shares of stock at the time the income is recognized (reduced by the amount, if any, the recipient paid for the stock) and GEO generally will be entitled to a corresponding tax deduction. If the recipient subsequently disposes of the shares of common stock, any additional gain or loss should be eligible for short-term or long-term capital gain or loss tax treatment depending on how long the shares were held after the ordinary income was recognized. If a recipient makes an election under Section 83(b) of the Code and then forfeits the shares of common stock, the recipient normally will not be entitled to any tax deduction or refund with respect to the tax already paid.

Restricted Stock Units, Performance Share Units and Performance Units

The grant of restricted stock units, performance share units and performance units generally should have no federal income tax consequences to GEO or the recipient. When the restricted stock units, performance share units or performance units are settled, the recipient will recognize ordinary income equal to the amount of cash received and/or the fair market value of any shares of common stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income.

Dividends and Dividend Equivalent Rights

No taxable income should be recognized upon receipt of a dividend equivalent right award. A participant will recognize ordinary income in the year in which a dividend or distribution, whether in cash, securities or other property, is paid on an unrestricted basis to the participant. The amount of that income will be equal to the fair market value of the cash, securities or other property received. GEO will generally be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the participant of the dividend equivalent right award at the time the dividend or distribution is paid to such participant. That deduction will generally be taken for the taxable year in which such ordinary income is recognized.

Other Stock Awards

The federal income tax consequences of other stock awards will depend on the form of such awards.

Section 162(m) of the Code

Section 162(m) of the Code limits deductibility of compensation in excess of $1 million paid to certain executives, but exempts qualifying performance-based compensation payable under a written binding contract in effect on, and not materially modified after, November 2, 2017. The Compensation Committee intends to maximize the tax deductibility of compensation paid to executive officers where possible. However, the Compensation Committee may pay compensation to our executive officers that may not be deductible due to the limit imposed by Section 162(m) of the Code in order to continue to attract and retain superior talent.

Sections 280G and 4999 of the Code

Sections 280G and 4999 of the Code impose penalties on persons who pay and persons who receive so-called excess parachute payments. A parachute payment is the value of any amount that is paid to Company officers (or other disqualified individuals) on account of a change in control. If total parachute payments from all sources, including but not limited to stock-based compensation plans, equal or exceed three (3) times an officer’s (or other disqualified individual’s) base amount, meaning his or her five (5) year average taxable compensation, a portion of the parachute payments above one (1) times the base amount will constitute an excess parachute payment. Because of Section 4999 of the Code, the officer (or other disqualified individual) must pay an excise tax equal to 20% of the total excess parachute payments. This tax is in addition to other federal, state, and local income, wage, and employment taxes imposed on the individual’s change in control payments. Moreover, because of Section 280G of the Code, the company paying the compensation is unable to deduct the excess parachute payment. Benefits to which participants are entitled under the Amended 2018 Plan and associated award agreements could constitute parachute payments under Sections 280G and 4999 of the Code if a change in control of the Company occurs. If this happens, the value of each participant’s parachute payment arising under the Amended 2018 Plan must be combined with other parachute payments the same participant may be entitled to receive under other agreements or plans with the Company or a related entity, such as an employment agreement or a severance agreement.

Section 409A of the Code

Section 409A of the Code provides requirements for certain nonqualified deferred compensation arrangements. If applicable, Section 409A of the Code also imposes penalties (including an additional 20% tax) on the recipient of deferred compensation in the event such compensation fails to comply with Section 409A of the Code. Furthermore, if applicable, Section 409A of the Code imposes certain tax reporting on the Company if such deferred compensation does not comply with Section 409A requirements. Unless otherwise provided by the Compensation Committee, awards granted under the Amended 2018 Plan generally are intended to either comply with or meet the requirements for an exemption from Section 409A of the Code. GEO does not guarantee to any participant that the Amended 2018 Plan or any award granted under the Amended 2018 Plan complies with or is exempt from Section 409A of the Code, and GEO will not have any liability to, or obligation to indemnify or hold harmless, any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.

Foreign Employees and Foreign Law Considerations

The Compensation Committee may grant awards to individuals who are foreign nationals and are located outside of the United States. With respect to such individuals, the Compensation Committee is authorized to modify the terms and conditions of the awards granted under the Amended 2018 Plan, establish sub-plans with such modifications as may be necessary or advisable, and take any action which it deems advisable for the purpose of complying with or obtaining any exemptions or approvals under the legal or regulatory provisions of countries outside of the United States.

New Plan Benefits Under the Amended 2018 Plan

Because future awards under the Amended 2018 Plan will be granted in the discretion of the Compensation Committee or the Board of Directors, the type, number, recipients, and other terms of such awards cannot be determined at this time.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the approval of The GEO Group Inc. Second Amended and Restated 2018 Stock Incentive Plan.

Equity Compensation Plan Information

In connection with your consideration of our proposal to approve The GEO Group Inc. Second Amended and Restated 2018 Stock Incentive Plan, the following table sets forth information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2023, including our 2006 Stock Incentive Plan, our 2014 Stock Incentive Plan and our Current 2018 Plan. Our shareholders have approved all of these plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,038,150	$16.94	4,236,495
Equity compensation plans not approved by security holders	—	—	—

Total	2,038,150	$16.94	4,236,495

PROPOSAL 5:

APPROVAL OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE GEO GROUP, INC.

On February 9, 2024, the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee, unanimously approved the Amended and Restated Articles of Incorporation of The GEO Group, Inc. (the “Amended and Restated Charter”), subject to approval by our shareholders. We believe the Amended and Restated Charter will advance the interests of our Company and our shareholders by increasing the authorized number of shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company from 187,500,000 shares of Common Stock to 225,000,000 shares of Common Stock. The proposed Amended and Restated Charter will also: (i) update the principal office and mailing address of the Company in the Amended and Restated Charter; (ii) update the name and address of the Company’s registered agent in the Amended and Restated Charter; (iii) conform the language in the Amended and Restated Charter regarding the number of directors to match the language in the Company’s Third Amended and Restated Bylaws; and (iv) update the language in the Amended and Restated Charter relating to the purpose of the Company to remove the reference to qualifying as a REIT. If approved by our shareholders, we will file with the Secretary of State of the State of Florida Articles of Restatement that includes the Amended and Restated Charter approved by the shareholders. The Articles of Restatement will become effective upon acceptance of the filing by the Secretary of State of the State of Florida.

Our Amended and Restated Articles of Incorporation, as amended, currently authorize the issuance of two hundred and seventeen million five hundred thousand (217,500,000) shares of total authorized capital stock consisting of (i) one hundred and eighty-seven million five hundred thousand (187,500,000) shares of Common Stock, and (ii) thirty million (30,000,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). The proposed Amended and Restated Charter would not increase or otherwise affect the Company’s authorized Preferred Stock.

The full text of the Amended and Restated Charter is set forth in Appendix B to this proxy statement. If the Amended and Restated Charter is not approved by shareholders, the current 187,500,000 shares of Common Stock authorized will remain the number of shares of Common Stock authorized. This summary does not contain all of the information that may be important to you. Appendix B to this proxy statement sets forth the full text of the Amended and Restated Charter in substantially the form to be filed with the Secretary of State of Florida. The following summary is qualified in its entirety by reference to the full text of the Amended and Restated Charter contained in Appendix B. You are urged to read the Amended and Restated Charter in its entirety.

The Board has adopted a resolution approving, and recommending to our shareholders for their approval, a modification to Article IV of the Company’s Amended and Restated Articles of Incorporation, as amended, to increase the number of authorized shares of capital stock provided for therein from the 217,500,000 shares currently authorized to 255,000,000 shares, consisting of 225,000,000 shares of Common Stock and 30,000,000 shares of Preferred Stock. Our Amended and Restated Articles of Incorporation, as amended, currently authorize us to issue 187,500,000 shares of Common Stock and 30,000,000 shares of Preferred Stock.

As of March 11, 2024, 127,617,899 shares of our Common Stock were issued and outstanding, which represented approximately 68% of the authorized shares of Common Stock, and 59,882,101 shares of Common Stock were available for future issuance. The following table sets forth the number of authorized, outstanding, reserved and unreserved shares of common stock, as of March 11, 2024:

Total Authorized Shares of Common Stock	187,500,000

Less: Issued and Outstanding Shares (which includes 3,999,752 full-value awards outstanding (time-based and performance-based))	127,617,899
Shares of Common Stock Reserved for Future Issuance under:
Amended and Restated 2018 Stock Incentive Plan	14,598,345
Amended and Restated Employee Stock Purchase Plan	422,016
Number of options outstanding (time-based and performance-based)	2,038,150
6.50% exchangeable senior notes due 2026 (principal amount of $230 million)	10,000,000
Shares of Common Stock Reserved under the ATM Program	5,536,418

Total Shares of Common Stock Reserved for Future Issuance	32,594,929

Shares Available for Future Issuance, Less Reserved Shares	27,287,172

Reasons for the Proposal

The Board believes it is in the best interest of the Company to increase the number of authorized shares of capital stock to provide greater flexibility in considering and planning for future business needs, such as raising additional capital through the issuance of equity securities, convertible debt securities or other equity-linked securities; potential strategic acquisitions or merger transactions requiring share issuances; stock dividends; stock splits; grants of equity incentives to employees (subject to any future shareholder approval of our equity plans); as well as for other general corporate purposes. The Board is seeking approval for the Amended and Restated Charter at this time because opportunities requiring prompt action may arise in the future, and the Board believes that any potential delay and expense associated with seeking approval for additional authorized shares of capital stock at a special meeting of shareholders could deprive us of the ability to take timely advantage of such opportunities.

If the proposed Amended and Restated Charter is approved, the Company would be permitted to issue the authorized shares without further shareholder approval, except to the extent otherwise required by law, by a securities exchange, or by the Amended and Restated Charter. The New York Stock Exchange, on which the Common Stock is now listed, currently requires stockholder approval as a prerequisite to listing shares in certain instances, including acquisition transactions where the issuance could increase the number of outstanding shares by 20% or more. The Company has no current plans, agreements, or arrangements to issue any of the additional authorized shares of capital stock; however, the Board reviews and evaluates potential capital-raising activities, transactions and other corporate actions on an on-going basis to determine if such actions would be in the best interests of the Company and the Company’s shareholders.

Possible Effects

The additional shares of Common Stock for which the Company is seeking approval would have the same rights and privileges as the shares of Common Stock currently issued and outstanding. Holders of shares of our Common Stock do not have preemptive rights to acquire additional shares of Common Stock. Therefore, while the approval of the Amended and Restated Charter would not have an immediate dilutive effect on the ownership interest in the Company of existing shareholders, any future issuance of additional Common Stock or other securities convertible into Common Stock could dilute the respective percentage ownership and voting rights attributable to our current shareholders and could have a negative effect on the market price of the Common Stock.

Anti-takeover Considerations

The proposed increase in the number of authorized shares of capital stock is not intended to impede a change of control of The GEO Group, Inc., and we are not aware of any current efforts to acquire control of the Company. It is possible, however, that the Amended and Restated Charter could, under certain circumstances, enable the Board to delay or prevent a change in control by providing the Company the capability to engage in actions that would be dilutive to a potential acquirer, pursue alternative transactions or otherwise increase the potential cost to acquire control of the Company. For example, without further shareholder approval, the Company could issue shares of capital stock in a public or private sale, merger or similar transaction, which would increase the number of outstanding shares, thereby diluting the interest of a party seeking to take over the Company or to gain control of the Board. Thus, while the Company currently has no intent to employ the additional authorized shares of capital stock as an anti-takeover device, the proposed Amended and Restated Charter may have the effect of discouraging future unsolicited takeover attempts.

Other Modifications Pursuant to Amendment and Restatement

The proposed Amended and Restated Charter will also reflect the following updates that were previously made with the Florida Department of State via the filing of an annual report: (i) update the principal office and mailing address of the Company to 4955 Technology Way, Boca Raton, Florida 33431; and (ii) update the address of the Company’s registered agent to 801 US Highway 1, North Palm Beach, Florida 33408.

Vote Required for this Amendment and Restatement

Approval of this proposal will require the affirmative vote of the holders of a majority of all of the shares of Common Stock outstanding and entitled to vote with respect to this matter at the annual meeting.

We plan to file the Articles of Restatement reflecting the increase in the number of authorized shares of capital stock and the other modifications with the Florida Secretary of State promptly following approval by shareholders at the annual meeting. The Articles of Restatement will become effective upon filing.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” approval of the Amended and Restated Charter of The GEO Group, Inc.

PROPOSAL 6

SHAREHOLDER PROPOSAL REGARDING A THIRD-PARTY RACIAL EQUITY AUDIT AND REPORT, IF PROPERLY PRESENTED BEFORE THE MEETING

Service Employees International Union Master Trust (the “Fund”) has advised us that it intends to submit the proposal set forth below for consideration at our Annual Meeting. The address and stockholdings of the Fund will be provided by us upon request. The Fund is also referred to herein as the Proponent. We are not responsible for the content of the shareholder proposal and the Proponent’s supporting statement, which are set forth below as it was submitted to us.

RESOLVED that shareholders of The GEO Group Inc. (“GEO”) urge the Board of Directors to oversee an independent third-party racial equity audit analyzing GEO’s adverse impacts on nonwhite stakeholders and communities of color and GEO’s plans to mitigate any such impacts. Input from civil rights organizations, criminal justice experts, and employees should be considered in determining the specific matters to be analyzed. A report on the audit, prepared at reasonable cost and omitting confidential and proprietary information, should be disclosed on GEO’s website.

SUPPORTING STATEMENT

Several aspects of GEO’s business and operations suggest that a racial equity audit would be useful. In opposing this proposal last year, GEO emphasized that a substantial proportion of its workforce is nonwhite. This proposal does not aim to obtain diversity data, though; instead, it asks GEO to analyze its entire operation through a racial equity lens to identify adverse racial impacts.

People of color are disproportionately represented in private low and medium security facilities at least in part because contracts tend to exclude elderly and ill inmates who are more likely to be white.1 Immigration enforcement, which has been called “racial discrimination by proxy,”2 plays a key role for GEO, with 43.9% of 2022 revenues derived from contracts with Immigration and Customs Enforcement.3 There is reason to believe that GEO’s operation of immigration detention facilities has racially adverse impacts. For example, GEO’s Aurora immigration detention facility has been the subject of recent administrative complaints, including one alleging that guards made racially derogatory remarks and used excessive force against two black detainees4 and another alleging misuse of solitary confinement.5

A racial equity audit could also examine whether GEO’s political activities have a negative racial impact. According to Open Secrets, in the 2022 and 2024 election cycles, GEO’s political action committee contributed to Members of Congress who objected to certifying the 2020 election results,6 an action some viewed as “a direct attack on the voting rights of people of color.”7 In 2022, GEO spent over $900,000 lobbying at the federal level8 and paid lobbyists in 18 states.9 GEO states that it has not “advocated for or against, nor have we played a role in

[1]	journal.radicalcriminology.org/index.php/rc/article/view/44/html
[2]	scholarship.law.uci.edu/cgi/viewcontent.cgi?article=1044&context=ucilr, n.5
[3]	https://www.sec.gov/Archives/edgar/data/923796/000095017023004713/geo-20221231.htm#item_1_business, at 31.
[4]	coloradosun.com/2022/04/14/aurora-detention-center/
[5]	https://www.americanimmigrationcouncil.org/sites/default/files/research/misuse_of_solitary_confinement_in_ colorad o_immigration_detention_center_complaint.pdf
[6]	See www.opensecrets.org/orgs/geo-group/recipients?id=D000022003 (contributions); www.vox.com/2021/1/6/22218058/republicans-objections-election-results (election objectors).
[7]	See www.nytimes.com/2021/01/15/us/politics/lankford-apology-election-biden.html; www.marketwatch.com/story/business-leaders-call-for-action-on-trump-after-mob-siege-at-capitol-11609976655
[8]	https://www.opensecrets.org/federal-lobbying/clients/summary?id=D000022003
[9]	www.followthemoney.org/entity-details?eid=1096

setting, criminal justice, or immigration enforcement policies, such as whether to criminalize behavior, the length of criminal sentences, or the basis for or length of an individual’s incarceration or detention.”10 While that approach avoids the most obvious conflicts of interest, GEO may still take positions on other matters that are harmful to nonwhite stakeholders and communities of color.

Finally, an independent audit would provide objectivity, assurance and specialized expertise beyond what would be possible with an internal analysis. We urge GEO to assess its behavior through a racial equity lens to identify how it contributes to systemic racism, and how it could begin to help dismantle it.

COMPANY RESPONSE TO SHAREHOLDER PROPOSAL

We have a long-standing commitment to advancing racial equality and diversity, equity and inclusion (“DEI”) among our stakeholders, including employees, inmates, detainees, residents and the communities where we operate. Our Board of Directors has carefully considered the shareholder proposal and, while we share the Proponent’s goal to advance racial equity, we do not believe the Proponent’s proposal is the best way to accomplish this shared goal and our Board of Directors recommends a vote “AGAINST” this proposal.

Historically, GEO has had strong diversity statistics, which the Company has disclosed annually in its Human Rights and ESG reports. Across GEO’s organization in the United States, women represent approximately 51% of our workforce and minorities represent approximately 69% of our workforce.

The Proponent submitted the substantially identical shareholder proposal in connection with the 2023 annual meeting of shareholders. We included the shareholder proposal in the proxy statement for the 2023 annual meeting of shareholders, the shareholders voted on the proposal and it received support from approximately 40% of the votes cast at the 2023 annual meeting of shareholders. While the vote fell short of the required majority of votes cast in order for the shareholder proposal to be approved, we thought it was important to engage with our shareholders and other stakeholders with respect to the proposal and matters related to DEI.

As a result of this shareholder engagement, GEO decided to proactively conduct a comprehensive DEI Review and publish a standalone DEI Report, which the Company plans to update annually. In January 2024, GEO retained an independent third party, the Governance & Accountability Institute, Inc. (“G&A”), to conduct a DEI review and assist GEO with developing a standalone DEI report. G&A has extensive experience in conducting DEI reviews. The DEI review included research of DEI best practices, used the framework of the Bloomberg Gender Equality Index and incorporated the DEI related disclosures that major ESG and investor data providers are looking for. The review undertaken by G&A included a review of GEO’s existing policies and programs and interviews with internal and external stakeholders, including a selection of our directors, senior executives, frontline employees, former inmates/GEO Continuum of Care® participants, community leaders, and multiple representatives of GEO’s shareholders including institutional investors and members of the Interfaith Center on Corporate Responsibility. This comprehensive DEI Review resulted in the publication of GEO’s first annual DEI Report in March 2024, which is available at www.geogroup.com/esg. We plan on publishing a DEI report annually. The Human Rights Committee oversaw the process of retaining G&A, undertaking the DEI review and reviewing and approving the DEI report.

GEO’s inaugural DEI Report covers the Company’s Board and Management oversight of DEI related matters, including existing DEI related company policies and how those policies are communicated to GEO’s employees through robust training and to other stakeholders. The Report also covers DEI programs and detailed metrics with respect to GEO’s diverse workforce, the diverse populations GEO serves, the diverse communities in which the company operates, and the diverse suppliers and vendors who are an important part of GEO’s supply chain.

GEO’s DEI Report also identified several future initiatives to address areas of enhancement that were identified during the DEI Review. These future initiatives include enhancements to data collection and feedback gathering

[10]	https://www.geogroup.com/Portals/0/GEO_2022_Political_Activity_and_Lobbying_Report.pdf, at 1.

from GEO’s key stakeholder groups including the Company’s workforce, the individuals under GEO’s care, and the communities in which we operate. The future initiatives GEO intends to undertake also include the establishment of a Diversity, Equity, and Inclusion Council led by GEO’s Chief Human Resources Officer and comprised of diverse representatives across various levels of the organization; and the creation of Employee Resources Groups for various identity groups aimed at providing increased opportunities for networking, learning, and career development. Additionally, GEO reaffirmed its commitment to making investments to strengthen diverse communities by expanding outreach to diverse suppliers and small businesses; sustaining charitable support for underprivileged groups through The GEO Group Foundation; and strengthening the Company’s partnerships with community groups, local schools, and faith-based organizations.

We believe the steps we have taken have been meaningfully additive and we are committed to take ongoing steps to continue to be meaningfully additive to our existing processes, commitments, actions, investments and transparent disclosures in DEI and racial equity. In addition to the DEI report, we encourage you to also review our most recent Human Rights and ESG Report and our Human Rights Due Diligence Assessment available at: https://www.geogroup.com/ESG and our most recent Political Activity and Lobbying Report available at: https://www.geogroup.com/Political_Engagement.

Conclusion

We are proud of the progress we have made and the transparency we provide with respect to racial equity and DEI, and we believe that our processes and actions fully respond to the spirit of the proposal. We also believe shareholders would be better served with our resources being used to further deepen our extensive racial equity and DEI efforts, rather than diverting management attention and significant resources to an external audit. As a result, our Board believes that the proponent’s requested external audit is not in the best interests of our shareholders and recommends that shareholders vote “AGAINST” this proposal.

SHAREHOLDER PROPOSAL AND NOMINATIONS DEADLINE

As more specifically provided in our Bylaws, no business may be brought before an annual meeting by a shareholder unless the shareholder has provided proper notice to us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, since our annual meeting for 2024 is scheduled for May 3, 2024, any shareholder proposal to be considered at the 2025 annual meeting must be properly submitted to us not earlier than January 3, 2025 nor later than February 2, 2025. These requirements are separate from the Securities and Exchange Commission’s requirements that a shareholder must meet in order to have a proposal included in our proxy statement. For the 2025 annual meeting, under the Securities and Exchange Commission’s requirements, any shareholder proposals must be received by GEO no later than November [ ], 2024 in order to be included in our 2025 proxy statement.

In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19(b) under the Exchange Act, including a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote in the election of directors in support of director nominees other than the Company’s nominees.

VIRTUAL ANNUAL SHAREHOLDERS MEETING GUIDELINES

The Board of Directors believes that the virtual meeting format provides the opportunity for participation by a broader group of our shareholders, while reducing the costs associated with planning, holding and arranging logistics for an in-person meeting. The virtual meeting format enables shareholders to participate fully, and equally, from any location around the world, at no cost. It also reduces the environmental impact of our Annual Meeting. We designed the format of our Annual Meeting to ensure that our shareholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance shareholder access, participation and communication through online tools. Members of senior management and our directors will also attend the Annual Meeting.

Date and Time. The Annual Meeting will be held “virtually” through a live audio webcast on Friday, May 3, 2024, at 10:00 a.m. Eastern Daylight Time. There will be no physical meeting location. The Annual Meeting will only be conducted via an audio webcast.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. Eastern Daylight Time. Online access to the audio webcast will open approximately thirty minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our shareholders to access the Annual Meeting prior to the start time.

Log in Instructions. To attend the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/GEO2024. Shareholders will need their unique control number which appears on the Notice Regarding the Availability of Proxy Materials or the proxy card (printed in the box and marked by the arrow). In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than Friday, April 19, 2024, so that you can be provided with a control number and gain access to the Annual Meeting.

Submitting Questions to the virtual Annual Meeting. Shareholders may submit questions in writing on the day of or during the Annual Meeting on www.virtualshareholdermeeting.com/GEO2024. Shareholders will need their unique control number which appears on their Notice Regarding the Availability of Proxy Materials or the proxy card (printed in the box and marked by the arrow).

As part of the Annual Meeting, we will hold a Q&A session, during which we intend to answer all questions submitted during the Annual Meeting in accordance with the Annual Meeting’s Rules of Conduct and Procedures which are pertinent to the Company and the Annual Meeting matters, as time permits. In order to ensure that as many shareholders as possible are able to ask questions or make a comment during the Q&A period, each shareholder will be permitted no more than two questions or comments. In order to ensure questions are compiled in a timely manner for the Q&A session, we ask that any shareholder wishing to ask a question during the Annual Meeting do so as soon as possible and prior to the conclusion of the presentation of the proposals. Additionally, we value and welcome the views, questions and constructive comments of our shareholders, but the purpose of the Annual Meeting will be observed and questions or comments will not be addressed that are determined to be irrelevant or inappropriate, including those that are: irrelevant to the business of the Annual Meeting or GEO’s business, derogatory references that are not in good taste, unduly prolonged, substantially repetitious of questions or comments made by other persons, or related to personal grievances.

Questions and answers to any such questions that were addressed during the Annual Meeting and the questions and answers that were not addressed during the Annual Meeting due to time constraints will be published following the Annual Meeting on the Company’s website at www.geogroup.com under the links “Investor Relations” — “Resources” — “Corporate Governance.” Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. The questions and answers will remain available until the 2025 Proxy Statement is filed.

Technical Assistance. Beginning 30 minutes prior to the start of and during the virtual Annual Meeting, Broadridge will have a support team ready to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or Annual Meeting time, please reach out to Broadridge’s technical support team using the contact information available on the virtual meeting website at www.virtualshareholdermeeting.com/GEO2024.

Voting shares prior to and at the virtual Annual Meeting. Shareholders may vote their shares at www.proxyvote.com prior to the day of the virtual Annual Meeting or at www.virtualshareholdermeeting.com/GEO2024 on the day of and during the virtual Annual Meeting.

Availability of live webcast to officers, directors, employees and other constituents; Replay. The live audio webcast will be available to not only our shareholders, but also our officers, directors, employees and other constituents. A replay of the Annual Meeting will be made publicly available 24 hours after the Annual Meeting at www.virtualshareholdermeeting.com/GEO2024.

HOUSEHOLDING

As permitted by rules adopted by the Securities and Exchange Commission, we are delivering a single Notice of Internet Availability of Proxy Materials, annual report and proxy statement, as applicable, to any household at which two or more shareholders reside if we believe the shareholders are members of the same family, unless otherwise instructed by one or more of the shareholders. We will promptly deliver separate copies of these documents upon the written or oral request of any shareholders at a shared address to which a single copy of the documents was delivered.

If your household received a single set of any of these documents, but you would prefer to receive your own copy, or if you share an address with another shareholder and together both of you would like to receive only a single set of these documents, please follow these instructions:

•

If your shares are registered in your own name, please contact our transfer agent, Computershare, and inform them of your request by calling them at (800) 522-6645 or writing them at PO BOX 505000, Louisville, KY 40233-5000.

•

If your household received a single Notice of Annual Meeting of Stockholders or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact Broadridge Householding Department, by calling their toll free number, 1-866-540-7095, or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents.

OTHER MATTERS

The Board of Directors knows of no other matters to come before the shareholders’ meeting.

By Order of the Board of Directors,

Joe Negron

Senior Vice President, Legal Services, General Counsel and Corporate Secretary

March [ ], 2024

A copy of GEO’s 2023 annual report, proxy statement or Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including the financial statements and the schedules thereto, but excluding exhibits thereto, which has been filed with the SEC, will be made available without charge to interested shareholders upon written request to Director, Corporate Relations, The GEO Group, Inc., 4955 Technology Way, Boca Raton, Florida 33431.

APPENDIX A

THE GEO GROUP, INC.

SECOND AMENDED AND RESTATED

2018 STOCK INCENTIVE PLAN

1. ESTABLISHMENT, EFFECTIVE DATE AND TERM

The GEO Group, Inc., a Florida corporation (“GEO”) has previously established The GEO Group, Inc. 2018 Stock Incentive Plan, effective March 9, 2018, which was subsequently amended and restated and approved by the Company’s shareholders on April 28, 2021. GEO hereby amends and restates The GEO Group, Inc. 2018 Amended and Restated Stock Incentive Plan as The GEO Group, Inc. Second Amended and Restated 2018 Stock Incentive Plan (the “Plan”). The effective date of this amendment (the “Amendment Effective Date”) shall be the date that this amendment and restatement is approved by the shareholders of the Company. Unless earlier terminated pursuant to Section 16(l) hereof, the Plan shall terminate on the tenth anniversary of the Amendment Effective Date. Capitalized terms used herein are defined in Annex A attached hereto.

2. PURPOSE

The purpose of the Plan is to enable GEO to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in GEO and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the Eligible Individuals and the shareholders of GEO.

3. ELIGIBILITY

Awards may be granted under the Plan to any Eligible Individual, as determined by the Committee from time to time, on the basis of their importance to the business of the Company pursuant to the terms of the Plan.

4. ADMINISTRATION

(a) Committee. The Plan shall be administered by the Compensation Committee of the Board. The Board (or those members of the Board who are “Independent directors” under the corporate governance requirements of the Listing Market) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Individuals to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Individual or Participant in a manner consistent with the treatment of any other Eligible Individual. The Committee cannot grant reload or other automatic Awards made upon exercise of Options or Stock Appreciation Rights under the Plan.

(b) Delegation to Officers or Employees. The Committee may designate officers or employees of the Company to assist the Committee in the administration of the Plan. The Committee may delegate authority to officers or employees of the Company to grant Awards and execute Award Agreements or other documents on behalf of the Committee in connection with the administration of the Plan, subject to whatever limitations or restrictions the Committee may impose in accordance with applicable law and to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act.

(c) Designation of Advisors. The Committee may designate professional advisors to assist the Committee in the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.

(d) Participants Outside the U.S. In order to conform with the provisions of local laws and regulations in foreign countries in which the Company operates, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

(e) Liability and Indemnification. No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. The Company shall, to the maximum extent permitted by applicable law and the Articles of Incorporation and Bylaws of GEO, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Articles of Incorporation or Bylaws of GEO. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual’s own fraud or bad faith.

5. SHARES OF COMMON STOCK SUBJECT TO PLAN

(a) Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be Twenty-Nine Million Three Hundred Twenty-Seven Thousand One Hundred Ninety-Four (29,327,194) Shares, including [     (  )] shares that were available for issuance prior to the Amendment Effective Date.

(b) Certain Limitations on Specific Types of Awards. The granting of Awards under this Plan shall be subject to the following limitations:

(i) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of Twenty-Nine Million Three Hundred Twenty-Seven Thousand One Hundred Ninety-Four (29,327,194) Shares of such shares may be subject to grants of Incentive Stock Options;

(ii) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of six hundred thousand (600,000) of such shares may be issued in connection with Awards that are settled in Common Stock to any one Eligible Individual during any one fiscal year; and

(iii) The maximum value at Grant Date of Awards that may be granted to any Non-Employee Director during any one fiscal year shall be $500,000.

(c) Reduction of Shares Available for Awards. Upon the granting of an Award, the number of shares of Common Stock available under this Section hereof for the granting of further Awards shall be reduced as follows:

(i) In connection with the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the full number of shares of Common Stock subject to the Option or Stock Appreciation Right; and

(ii) In connection with the granting of an Award that may be settled in Common Stock, other than the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by 1.80 shares of Common Stock subject to the Award.

(d) Cancelled, Forfeited, or Surrendered Awards. If any Award that may be settled in Common Stock is cancelled, forfeited, terminated or settled in cash for any reason, the shares of Common Stock that were subject to such Award shall, to the extent cancelled, forfeited, terminated or settled in cash, immediately become available for future Awards granted under the Plan as if said Award had never been granted; provided, however, that any shares of Common Stock subject to an Award which are tendered, cancelled, forfeited, withheld or terminated in order to pay the Exercise Price, purchase price or any taxes or tax withholdings on an Award shall not be available for future Awards granted under the Plan. Shares of Common Stock that have been repurchased by the Company using the proceeds from Stock Option exercise shall not be available for future Awards granted under the Plan.

(e) Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of GEO by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of GEO or other increase or decrease in such shares effected without receipt of consideration by GEO occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee to (i) the aggregate number and kind of shares of Common Stock available under the Plan (including, but not limited to, the aggregate limits of the number of shares of Common Stock described in Sections 5(c)(i) and (ii), (ii) the limits on the number of shares of Common Stock that may be granted to an Eligible Employee in any one fiscal year, (iii) the calculation of the reduction of shares of Common Stock available under the Plan, (iv) the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards granted under the Plan; (v) the Exercise Price of outstanding Options granted under the Plan, and/or (vi) the number of shares of Common Stock subject to Awards granted to Non-Employee Directors under Section 10. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 5(f), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. In furtherance of the foregoing, a Participant shall have a legal right to an adjustment to an outstanding Award that constitutes a “share-based payment arrangement” in the event of an “equity restructuring,” as such terms are defined under FASB ASC Topic 718, which adjustment shall preserve without enlarging the value of the Award to the Participant. Any adjustments made under this Section 5(f) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.

6. OPTIONS

(a) Grant of Options. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Common Stock and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of an Option shall satisfy the requirements set forth in this Section.

(b) Type of Options. Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-Qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Non-Qualified Stock Options.

(c) Exercise Price. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of Common Stock subject to such Option may not be less than Fair Market Value of such Common Stock on the Grant Date, or if greater, the par value of the Common Stock.

(d) Limitation on Option Period. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.

(e) Limitations on Incentive Stock Options. Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

(i) Limitation on Grants. Incentive Stock Options may only be granted to Section 424 Employees. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall automatically be treated as Non-Qualified Stock Options.

(ii) Minimum Exercise Price. In no event may the Exercise Price of a share of Common Stock subject to an Incentive Stock Option be less than 100% of the Fair Market Value of such share of Common Stock on the Grant Date.

(iii) Ten Percent Shareholder. Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of GEO, such Incentive Stock Options (i) must have an Exercise Price per share of Common Stock that is at least 110% of the Fair Market Value as of the Grant Date of a share of Common Stock, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.

(f) Vesting Schedule and Conditions. Subject to Section 10 of the Plan, no Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating thereto.

(g) Exercise. When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions. The Participant shall deliver to GEO a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

(h) Payment. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:

(i) by cash, certified or cashier’s check, bank draft or money order;

(ii) through the delivery to GEO of shares of Common Stock which have been previously owned by the Participant for the requisite period necessary to avoid a charge to GEO’s earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in GEO incurring any liability under Section 16(b) of the Exchange Act; or

(iii) by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit, including, but not limited to, any of the following: (A) through a “cashless exercise sale and remittance procedure” pursuant to which the Participant shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to GEO, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (2) to GEO to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or (B) by any other method as may be permitted by the Committee.

(i) Termination of Employment, Disability or Death. Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant’s outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph. Upon such termination, the Participant’s unvested Options shall expire. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason (i) any unvested Options held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service, and/or (ii) a Participant or the Participant’s estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or other service and prior to the termination of the Option pursuant to its terms. Unless otherwise determined by the Committee, temporary absence from employment because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service.

(i) Termination for Reason Other Than Cause, Disability or Death. If a Participant’s termination of employment or other service is for any reason other than death, Disability, Cause or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause, any Option held by such Participant, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed ninety (90) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms.

(ii) Disability. If a Participant’s termination of employment or other service with the Company is by reason of a Disability of such Participant, the Participant shall have the right at any time within a period not to exceed one (1) year after such termination, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; provided, however, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant’s death, but in no event after the termination of the Option pursuant to its terms.

(iii) Death. If a Participant dies while in the employment or other service of the Company, the Participant’s estate or the devisee named in the Participant’s valid last will and testament or the Participant’s heir at law who inherits the Option has the right, at any time within a period not to exceed one (1) year after the date of such Participant’s death, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any portion of the vested Option held by such Participant at the date of such Participant’s death.

(iv) Termination for Cause. In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.

7. STOCK APPRECIATION RIGHTS

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.

(b) Terms and Conditions of Stock Appreciation Rights. The terms and conditions (including, without limitation, the limitations on the Exercise Price, exercise period, repricing and termination) of the Stock Appreciation Right shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 6 above were the grant of the Stock Appreciation Rights a grant of an Option.

(c) Exercise of Stock Appreciation Rights. Stock Appreciation Rights shall be exercised by a Participant only by written notice delivered to the General Counsel of GEO, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised.

(d) Payment of Stock Appreciation Right. Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.

8. RESTRICTED STOCK

(a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of Restricted Stock shall satisfy the requirements as set forth in this Section.

(b) Restrictions. The Committee shall impose such restrictions on any Restricted Stock granted pursuant to the Plan as it may deem advisable.

(c) Certificates and Certificate Legend. With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to certain terms, conditions, and restrictions on transfer as set forth in The GEO Group, Inc. 2018 Stock Incentive Plan (the “Plan”), and in an Agreement entered into by and between the registered owner of such shares and The GEO Group, Inc. (the “Company”), dated     , 20   (the “Award Agreement”). A copy of the Plan and the Award Agreement may be obtained from the Secretary of the Company.”

(d) Removal of Restrictions. Except as otherwise provided in the Plan, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions held in escrow by the Company with respect to such Restricted Stock.

(e) Shareholder Rights. Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, and (ii) the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares.

(f) Termination of Service. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all unvested shares of Restricted Stock held by the Participant and any dividends or distributions held in escrow by GEO with respect to such Restricted Stock shall be forfeited immediately and returned to the Company. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested shares of Restricted Stock held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.

9. RESTRICTED STOCK UNITS

(a) Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine. a right to receive Common Stock upon vesting or at the end of a specified deferral period, with any risks of forfeiture or other restrictions as the Committee, in its sole discretion, may impose.

(b) Shareholder Rights. Except as otherwise provided in Section 16(d) of the Plan, a Restricted Stock Unit carries no voting or dividend or other rights associated with respect to such underlying Commons Stock prior to the issuance of such shares.

(c) Termination of Service. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason prior vesting, all unvested Restricted Stock Units held by the Participant shall be forfeited. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested Restricted Stock Units held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.

10. PERFORMANCE AWARDS

(i) Grant of Performance Awards. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Performance Shares, Performance Share Units and Performance Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Performance Award shall satisfy the requirements as set forth in this Section. Performance Shares shall be subject to the provisions set forth in Section 8 of the Plan and Performance Share Units and Performance Units shall be subject to the provisions set forth in Section 9 of the Plan.

(ii) Performance Goals. Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, GEO’s enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, GEO’s after-tax or pre-tax profits including, without limitation, that attributable to

GEO’s continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, GEO’s operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, GEO’s operational costs, or a component thereof (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of GEO’s long-term or short-term public or private debt or other similar financial obligations of GEO, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from GEO’s continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, GEO’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, GEO’s return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, GEO’s after-tax or pre-tax return on shareholder equity; (x) the attainment of certain target levels in the fair market value of GEO’s Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; and/or (xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization). In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of GEO of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by GEO (or a subsidiary, division, facility or other operational unit of GEO) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. The Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein; or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Performance Award will be earned, levels of performance at which a Performance Award will become partially earned and a level at which a Performance Award will be fully earned.

(iii) Terms and Conditions of Performance Awards. The applicable Award Agreement shall set forth the number and type of Performance Awards; (ii) the Performance Period; and the Performance Goals with respect to each such Performance Award; (iii) the maximum shares of Common Stock that may be issued pursuant to a Performance Award and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Award granted hereunder. Performance Goals for different Participants and for different grants of Performance Awards need not be identical. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Performance Awards, but may not exercise discretion to increase any amount payable in respect of a Performance Award. A holder of a Performance Award is not entitled to the rights of a holder of Common Stock.

(iv) Determination and Payment of Performance Awards. As soon as practicable after the end of a Performance Period, the Committee shall determine the extent to which Performance Awards have been earned on the basis of the Company’s actual performance in relation to the established Performance Goals as set forth in the applicable Award Agreement and shall certify these results in writing. As soon as practicable after the Committee has determined that an amount is payable or should be distributed with respect to a Performance Share Unit or Performance Unit, but in any event no later than 70 days following the end of the applicable Performance Period, the Committee shall cause the amount of such Performance Share Unit or Performance Unit to be paid or distributed to the Participant or the Participant’s estate, devisee or heir at law (whichever is applicable). For purposes of making payment or a distribution with respect to a Performance Cash Unit, the value of a share of Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the Performance Cash Units to be payable.

(v) Termination of Employment. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all of the Participant’s outstanding Performance Awards shall be subject to the rules of this Section 10.

(vi) Termination for Reason Other Than Death or Disability. If a Participant’s employment or other service with the Company terminates prior to the expiration of a Performance Period with respect to any Performance Awards held by such Participant for any reason other than death or Disability, the outstanding Performance Awards held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination and the Participant shall have no further rights pursuant to such Performance Awards.

(vii) Termination of Employment for Death or Disability. If a Participant’s employment or other service with the Company terminates by reason of the Participant’s death or Disability prior to the end of a Performance Period, the Participant, or the Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to a payment or vesting, as the case may be, of the Participant’s outstanding Performance Awards at the end of the applicable Performance Period, pursuant to the terms of the Plan and the Participant’s Award Agreement; provided, however, that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Awards granted to the Participant under such Performance Award as the number of full months of the Performance Period which have elapsed since the first day of the Performance Period for which the Performance Award was granted to the end of the month in which the Participant’s termination of employment or other service, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as certified by the Committee. The right to any remaining Performance Awards shall be canceled and forfeited.

11. VESTING OF AWARDS

Subject to Sections 13 and 14 of the Plan, all Awards under this Plan shall have a minimum vesting schedule of at least one year following the Grant Date. Notwithstanding this minimum vesting requirement, the Committee may impose a vesting schedule of less than one year from the Grant Date on Awards; provided, however, the maximum number of shares of Common Stock that may be issued under this Plan with respect to Awards having a vesting schedule of less than one year shall not exceed five percent (5%) of the total number of shares of Common Stock that may be issued under this Plan. Awards granted to a Non-Employee Director in lieu of cash compensation shall not be subject to any minimum vesting requirements.

12. OTHER AWARDS

Awards of shares of Common Stock, phantom stock, and other awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such Common Stock may be issued in satisfaction of awards granted under any other plan sponsored by the Company or compensation payable to an Eligible Individual. In addition, such awards may be made alone or in addition to or in connection with any other Award granted hereunder. The Committee may determine the terms and conditions of any such award. Each such award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of Common Stock subject to the award, any consideration therefore, any vesting or performance requirements and such other terms and conditions as the Committee shall determine in its sole and absolute discretion. With respect to the Awards that may be issued solely pursuant to this Section 12 and not pursuant to any other provision of the Plan, a maximum number of shares of Common Stock with respect to which such Awards may be issued, shall not exceed five percent (5%) of the total number of shares of Common Stock that may be issued under the Plan, as described in Section 5(a) of the Plan.

13. CHANGE IN CONTROL

Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control of GEO, the Committee may in its sole and absolute discretion, provide on a case by case basis that (i) some or all outstanding Awards may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan, (ii) that all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Award in whole or in part, (iii) that all Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the vested portion of the Award net of the Exercise Price thereof (if applicable), (iv) provide that, in connection with a liquidation or dissolution of GEO, Awards shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable) and (v) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control of GEO, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

14. CHANGE IN STATUS OF PARENT OR SUBSIDIARY

Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity or business unit which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (ii) treat the employment or other services of a Participant employed by such entity or business unit as terminated if such Participant is not employed by GEO or any entity that is a part of the Company immediately after such event.

15. REQUIREMENTS OF LAW

(a) Violations of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.

(b) Registration. At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant’s exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, consent or approval that the Company deems necessary or appropriate. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.

(c) Withholding. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes; (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold; (iii) withholding the amount due from any such person’s wages or compensation due to such person; or (iv) requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

(d) Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

16. GENERAL PROVISIONS

(a) Award Agreements. All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition, non-solicitation and similar matters). The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan.

(b) Dividends and Dividend Equivalents. No dividends or Dividend Equivalents shall be paid to Participants with respect to unvested Awards until such Awards vest. In the event that the Committee provides for the accrual of dividends or dividend equivalents with respect to an Award, such dividends or dividend equivalents shall be subject to the same terms and conditions as, and shall in no event be paid prior to the vesting of, the Award to which they relate.

(c) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant and sales transactions to persons other than the Company). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b). In the event Rule 16b-3 is revised or replaced, the Board, or the Committee acting on behalf of the Board, may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

(d) Purchase Price. To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be deemed to be equal to the par value of a share of Common Stock.

(e) Deferral of Awards. The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of an Award, receipt of all or a portion of the shares of Common Stock or cash subject to such Award and to receive Common Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine. The Committee shall not permit the deferral of an Award unless counsel for GEO determines that such action will not result in adverse tax consequences to a Participant under Code Section 409A. If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects to defer receipt of Common Stock shall not have any rights as a shareholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.

(f) Prospective Employees. Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.

(g) Issuance of Certificates; Shareholder Rights. GEO shall deliver to the Participant a certificate evidencing the Participant’s ownership of shares of Common Stock issued pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares. A Participant shall not have any of the rights of a shareholder with respect to such Common Stock prior to satisfaction of all conditions relating to the issuance of such Common Stock, and, except as expressly provided in the Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.

(h) Transferability of Awards. A Participant may not Transfer an Award other than by will or the laws of descent and distribution. Awards may be exercised during the Participant’s lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award to a Participant’s “family member” as such term is defined in the Form S-8 Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee; provided, however, that the Participant will not directly or indirectly receive any payment of value in connection with the transfer of the Award. In such case, such Award shall be exercisable only by the transferee approved of by the Committee. To the extent that the Committee permits the Transfer of an Incentive Stock Option to a “family member”, so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non-Qualified Stock Option.

(i) Buyout and Settlement Provisions. Except as prohibited in Section 16(k)(ii) of the Plan, the Committee may at any time on behalf of GEO offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.

(j) Use of Proceeds. The proceeds received by GEO from the sale of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of GEO.

(k) Modification or Substitution of an Award.

(i) Generally. Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards. Notwithstanding the following, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant’s consent. The Committee in its sole and absolute discretion may rescind, modify, or waive any vesting requirements or other conditions applicable to an Award.

(ii) Limitation on Repricing. Unless such action is approved by GEO’s shareholders in accordance with applicable law: (i) no outstanding Option or Stock Appreciation Right granted under the Plan may be amended to provide an Exercise Price that is lower than the then-current Exercise Price of such outstanding Option or Stock Appreciation Right (other than adjustments to the Exercise Price pursuant to Sections 5(f) and 13); (ii) the

Committee may not cancel any outstanding Option or Stock Appreciation Right when its Exercise Price is equal to or greater than the Fair Market Value of the underlying Common Stock and grant in substitution therefore new Awards, equity, cash or other property (other than adjustments pursuant to Section 13); (iii) the Committee may not authorize the repurchase of an outstanding Option or Stock Appreciation Right which has an Exercise Price that is higher than the then-current fair market value of the Common Stock (other than adjustments pursuant to Section 13); (iv) the Committee may not cancel any outstanding Option or Stock Appreciation Right and grant in substitution therefore new Awards as part of a strategy to materially enhance the position of the holder of such Options or Stock Appreciation Rights with respect to their value as of the time of such substitution (other than adjustments pursuant to Section 13), and (v) the Committee may not take any other action that is treated as a repricing under generally accepted accounting principles (other than adjustments pursuant to Sections 5(f) and 13). A cancellation and exchange or substitution described in clauses (ii) and (iv) of the preceding sentence will be considered a repricing regardless of whether the Option, Restricted Stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Participant.

(l) Amendment and Termination of Plan. The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval of the shareholders of GEO in accordance with applicable law and the Articles of Incorporation and Bylaws of GEO shall be required for any amendment (other than those permitted under Section 5 or 13): (i) that changes the class of individuals eligible to receive Awards under the Plan; (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan; or (iii) that proposes to eliminate a requirement provided herein that the shareholders of GEO must approve an action to be undertaken under the Plan. Except as permitted under Section 5 or Section 13 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

(m) Code Section 409A. The Award Agreement for any Award that the Committee reasonably determines to constitute “nonqualified deferred compensation plan” under Code Section 409A (a “Section 409A Plan”), and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Code Section 409A, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Code Section 409A. If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Code Section 409A:

(i) Payments under the Section 409A Plan may not be made earlier than (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the corporation, or (z) the occurrence of an “unforeseeable emergency”;

(ii) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(iii) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Code Section 409A(a)(4); and

(iv) In the case of any Participant who is a “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

(v) For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Code Section 409A, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Code Section 409A that are applicable to the Award.

(n) Notification of 83(b) Election. If in connection with the grant of any Award, any Participant makes an election permitted under Code Section 83(b), such Participant must notify GEO in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.

(o) Detrimental Activity. All Awards shall be subject to cancellation by the Committee in accordance with the terms of this Section 16(o) if the Participant engages in any Detrimental Activity. To the extent that a Participant engages in any Detrimental Activity at any time prior to, or during the one year period after, any exercise or vesting of an Award but prior to a Change in Control, the Company shall, upon the recommendation of the Committee, in its sole and absolute discretion, be entitled to (i) immediately terminate and cancel any Awards held by the Participant that have not yet been exercised, and/or (ii) with respect to Awards of the Participant that have been previously exercised, recover from the Participant at any time within two (2) years after such exercise but prior to a Change in Control (and the Participant shall be obligated to pay over to the Company with respect to any such Award previously held by such Participant): (A) with respect to any Options exercised, an amount equal to the excess of the Fair Market Value of the Common Stock for which any Option was exercised over the Exercise Price paid (regardless of the form by which payment was made) with respect to such Option; (B) with respect to any Award other than an Option, any shares of Common Stock granted and vested pursuant to such Award, and if such shares are not still owned by the Participant, the Fair Market Value of such shares on the date they were issued, or if later, the date all vesting restrictions were satisfied; and (C) any cash or other property (other than Common Stock) received by the Participant from the Company pursuant to an Award. Without limiting the generality of the foregoing, in the event that a Participant engages in any Detrimental Activity at any time prior to any exercise of an Award and the Company exercises its remedies pursuant to this Section 16(o) following the exercise of such Award, such exercise shall be treated as having been null and void, provided that the Company will nevertheless be entitled to recover the amounts referenced above.

(p) Disclaimer of Rights. No provision in the Plan, any Award granted hereunder, or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or other service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

(q) Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(r) Nonexclusivity of Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its sole and absolute discretion determines desirable.

(s) Other Benefits. No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant’s level of compensation.

(t) Headings. The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(u) Pronouns. The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

(v) Successors and Assigns. The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant’s estate, devisee, or heir at law.

(w) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(x) Notices. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to GEO, to its principal place of business, attention: Joseph Negron, General Counsel, The GEO Group Inc., and if to the holder of an Award, to the address as appearing on the records of the Company.

ANNEX A

DEFINITIONS

“2014 Award” means any outstanding award under the 2014 Plan that can be settled in Common Stock.

“2014 Plan” means the amended and restated The GEO Group, Inc. 2014 Stock Incentive Plan, effective May 2, 2014.

“Award” means any Common Stock, Option, Performance Unit, Performance Share, Performance Share Unit, Restricted Stock, Stock Appreciation Right or any other award granted pursuant to the Plan.

“Award Agreement” means a written agreement entered into by GEO and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

“Board” means the board of directors of GEO.

“Cause” means, with respect to a termination of employment or other service with the Company, a termination of employment or other service due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of the Participant’s duties for the Company; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.

“Change in Control” shall be deemed to occur upon the occurrence of any of the following after the Effective Date:

(a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than GEO, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of GEO in substantially the same proportions as their ownership of common stock of GEO), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of GEO representing thirty percent (30%) or more of the combined voting power of GEO’s then outstanding securities;

(b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section) whose election by the Board or nomination for election by GEO’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c) consummation of a merger, consolidation, reorganization, or other business combination of GEO with any other entity, other than a merger or consolidation which would result in the voting securities of GEO outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of GEO or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of GEO (or similar transaction) in which no person acquires more than twenty-five percent (25%) of the combined voting power of GEO’s then outstanding securities shall not constitute a Change in Control; or

(d) the shareholders of GEO approve a plan of complete liquidation of GEO, and such liquidation occurs, or the consummation of the sale or disposition by GEO of all or substantially all of GEO’s assets other than (x) the sale or disposition of all or substantially all of the assets of GEO to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of GEO at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the shareholders of GEO.

However, to the extent that Code Section 409A would cause an adverse tax consequence to a Participant using the above definition, the term “Change in Control” shall have the meaning ascribed to the phrase “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Proposed Regulation 1.409A-3(g)(5), as revised from time to time in either subsequent proposed or final regulations, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.

“Change in Control Price” means the price per share of Common Stock paid in any transaction related to a Change in Control of GEO.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Committee designated to administer the Plan in accordance with Section 4.

“Common Stock” means the common stock, par value $0.01 per share, of GEO.

“Company” means The GEO Group, Inc., a Florida corporation, the subsidiaries of The GEO Group, Inc., and all other entities whose financial statements are required to be consolidated with the financial statements of The GEO Group, Inc. pursuant to United States generally accepted accounting principles, and any other entity determined to be an affiliate of The GEO Group, Inc. as determined by the Committee in its sole and absolute discretion.

“Covered Individual” means any current or former member of the Committee, any current or former officer or director of the Company, or any individual designated pursuant to Section 4(c).

“Detrimental Activity” means any of the following: (i) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company, acquired by a Participant prior to a termination of the Participant’s employment or service with the Company; (ii) activity while employed or providing services that is classified by the Company as a basis for a termination for Cause; (iii) the Participant’s Disparagement, or inducement of others to do so, of the Company or its past or present officers, directors, employees or services; or (iv) any other conduct or act determined by the Committee, in its sole discretion, to be injurious, detrimental or prejudicial to the interests of the Company. For purposes of subparagraph (i) above, the Chief Executive Officer and the General Counsel of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

“Disability” means a “permanent and total disability” within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.

“Disparagement” means making any comments or statements to the press, the Company’s employees, clients or any other individuals or entities with whom the Company has a business relationship, which could adversely affect in any manner: (i) the conduct of the business of the Company (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or any of its products, or its past or present officers, directors or employees.

“Dividend Equivalents” means an amount equal to the cash or stock dividends paid by the Company upon one share of Common Stock subject to an Award granted to a Participant under the Plan.

“Effective Date” shall mean March 9, 2018, subject to the Plan being approved by the shareholders of GEO in accordance with the laws of the State of Florida.

“Eligible Individual” means any employee, officer, director (employee or non-employee director) or consultant of the Company and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the purchase price per share of each share of Common Stock subject to an Award.

“Fair Market Value” means, unless otherwise required by the Code, as of any date, the last sales price reported for the Common Stock on the day immediately prior to such date (i) as reported by the national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Common Stock is listed or traded. If the Common Stock is not readily traded on a national securities exchange or any system sponsored by the National Association of Securities Dealers, Inc., the Fair Market Value shall be determined in good faith by the Committee.

“GEO” means The GEO Group, Inc., a Florida corporation.

“Grant Date” means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

“Listing Market” means the New York Stock Exchange or, if the securities of the Company are not then listed on the New York Stock Exchange, such other national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading on any national securities exchange, or an automated quotation system sponsored by the Financial Industry Regulatory Authority.

“Non-Employee Director” means a director of GEO who is not an active employee of the Company.

“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an option to purchase Common Stock granted pursuant to Sections 6 of the Plan.

“Participant” means any Eligible Individual who holds an Award under the Plan and any of such individual’s successors or permitted assigns.

“Performance Award” means an award of Performance Shares, Performance Share Units or Performance Units.

“Performance Goals” means the specified performance goals that have been established by the Committee in connection with an Award.

“Performance Period” means the period during which Performance Goals must be achieved in connection with an Award granted under the Plan.

“Performance Shares” means Restricted Stock that is subject to the achievement of certain Performance Goals being attained during a Performance Period pursuant to Section 9 hereunder.

“Performance Share Unit” means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, that is contingent on the achievement of certain Performance Goals during a Performance Period.

“Performance Unit” means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, that is contingent on the achievement of certain Performance Goals during a Performance Period.

“Person” shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a parent or subsidiary.

“Plan” means this The GEO Group, Inc. 2018 Stock Incentive Plan.

“Prospective Employee” means any individual who has committed to become an employee of the Company within sixty (60) days from the date an Award is granted to such individual.

“Restricted Stock” means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 8 hereunder.

“Restricted Stock Unit” means a right to receive Common Stock upon vesting or at the end of a specified deferral period, with any risks of forfeiture or other restrictions as the Committee, in its sole discretion, may impose.

“Section 424 Employee” means an employee of GEO or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code Section 424. The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.

“Stock Appreciation Right” means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 7 hereunder.

“Transfer” means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.

Appendix B

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

THE GEO GROUP, INC.

Pursuant to the provisions of Section 607.1007 of the Florida Business Corporation Act, the undersigned hereby adopts the following Amended and Restated Articles of Incorporation:

1. The name of the corporation is THE GEO GROUP, INC. (the “Corporation”).

2. The Amended and Restated Articles of Incorporation were unanimously adopted and approved by the Board of Directors on February 9, 2024 and by the shareholders of the Corporation on [May 3, 2024], in accordance with Sections 607.1003, 607.1006, and 607.1007 of the Florida Business Corporation Act.

The Articles of Incorporation are hereby amended and restated in their entirety as follows:

ARTICLE I

The name of this Corporation shall be:

THE GEO GROUP, INC. (the “Corporation”)

ARTICLE II

The principal office and mailing address of the Corporation shall be at 4955 Technology Way, Boca Raton, FL 33431. The Corporation shall, however, have the right and power to transact business and to establish offices and agencies at such other places, both within and without the State of Florida, as its directors may authorize and to so transact business and establish offices and agencies in foreign countries.

ARTICLE III

The Corporation is organized for the transaction of any or all lawful business (including, without limitation or obligation, qualifying for taxation under Sections 856 through 860, or any successor sections, of the Internal Revenue Code of 1986, as amended, or any successor law, as a “real estate investment trust”) for which corporations may be incorporated under the Florida Business Corporation Act.

ARTICLE IV

The total authorized capital stock of this Corporation shall be two hundred and fifty-five million (255,000,000) shares consisting of (i) two hundred and twenty-five million (225,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”), and (ii) thirty million (30,000,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

The designation and the preferences, limitations and relative rights of the Preferred Stock and the Common Stock are as follows:

A. Provisions Relating to the Preferred Stock.

4.1 General. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.

4.2 Preferences. Subject to the rights of the holders of the Corporation’s Common Stock, as set forth in Section B of this Article IV, authority is hereby expressly granted to the Board of Directors to provide for the classification of the shares of Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings to fully effect the issuance and redemption of any such Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(a) whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

(b) the number of shares to constitute the class or series and the designations thereof;

(c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

(d) Whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

(e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(f) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(g) the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(h) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i) such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution, adding to such class or series authorized and unissued shares of Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

B. Provisions Relating to the Common Stock

4.3 Voting Rights. Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of the Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

4.4 Dividends. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends payable in cash, stock or otherwise.

4.5 Liquidating Distributions. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests to the exclusion of the holders of the Preferred Stock.

ARTICLE V

5.1 Definitions. For the purpose of this Article V, the following terms shall have the following meanings:

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 5.3(f), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations and rulings promulgated thereunder, all as from time to time in effect, or any successor law, regulations and rulings, and any reference to any statutory, regulatory or ruling provision shall be deemed to be a reference to any successor statutory, regulatory or ruling provision.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned actually or constructively through the application of

Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder. The term “Excepted Holder” shall mean (i) any Person that holds, as of the Initial Date, Beneficial Ownership or Constructive Ownership of shares of Capital Stock in excess of the Stock Ownership Limit; provided, however, that, notwithstanding the foregoing, no individual (within the meaning of Section 542(a)(2) of the Code as modified by Section 856 of the Code) that holds, as of the Initial Date, Beneficial Ownership or Constructive Ownership of shares of Capital Stock in excess of the Stock Ownership Limit will be an Excepted Holder pursuant to this clause (i), and (ii) any other Person for whom an Excepted Holder Limit is created by the Board of Directors pursuant to Section 5.2(g).

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean (i) with respect to any Excepted Holder who is an Excepted Holder by virtue of clause (i) of the definition of Excepted Holder above, a percentage equal to the percentage of the outstanding shares of Common Stock Beneficially Owned and/or Constructively Owned, as applicable, by such Excepted Holder as of the Initial Date, which percentage will be subject to adjustment pursuant to Section 5.2(h), and (ii) with respect to any other Excepted Holder, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 5.2(g), the percentage limit established for such Excepted Holder by the Board of Directors pursuant to Section 5.2(g), which percentage will be subject to adjustment pursuant to Section 5.2(h).

Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Initial Date. The term “Initial Date” shall mean the effective time of the merger of The GEO Group, Inc. with and into the Corporation pursuant to that Agreement and Plan of Merger dated as of March 21, 2014 by and between The GEO Group, Inc. and the Corporation.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last reported sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors.

Non-Transfer Event. The term “Non-Transfer Event” shall mean any event or other change in circumstances other than a purported Transfer, including, without limitation, any redemption of any shares of Capital Stock.

NYSE. The term “NYSE” shall mean the New York Stock Exchange.

Person. The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) or Rule 13d-5(b) of the Exchange Act, and a group to which an Excepted Holder Limit applies.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer (or Non-Transfer Event), any Person who, but for the provisions of Section 5.2(a), would Beneficially Own or Constructively Own shares of Capital Stock in violation of the provisions of 5.2(a)(i) and, if appropriate in the context, shall also mean any Person who would have been the record owner of the shares of Capital Stock that the Prohibited Owner would have so owned.

REIT. The term “REIT” shall mean a real estate investment trust within the meaning of Section 856 of the Code.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Corporation determines pursuant to Section 5.8 that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Stock Ownership Limit. The term “Stock Ownership Limit” shall mean not more than 9.8 percent (i) in value or number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of Capital Stock, or (ii) in value or number of shares, whichever is more restrictive, of the outstanding class of any series or class of Capital Stock, excluding any outstanding shares of Capital Stock not treated as outstanding for federal income tax purposes, subject to the Board of Directors’ power under Section 5.2(h) hereof to increase or decrease such percentage.

Transfer. The term “Transfer” shall mean any issuance, sale, distribution, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire or possess beneficial ownership (determined under the principles of Section 856(a)(5) of the Code), Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote (other than revocable proxies or consents given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act) or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in beneficial ownership (determined under the principles of Section 856(a)(5) of the Code), Beneficial Ownership, or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, beneficially owned (determined under the principles of Section 856(a)(5) of the Code), Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

TRS. The term “TRS” means a taxable REIT subsidiary (within the meaning of Section 856(l) of the Code) of the Corporation.

Trust. The term “Trust” shall mean a trust for the benefit of a Charitable Beneficiary, as described in Section 5.2(a)(ii)(1) and Section 5.3.

Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation and any Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Trust, and any successor trustee.

5.2 Capital Stock.

(a) Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

(i) Basic Restrictions.

(1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Stock Ownership Limit. No Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(2) No Person shall Beneficially Own shares of Capital Stock to the extent that such Beneficial Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year).

(3) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent such Beneficial Ownership or Constructive Ownership would otherwise cause the Corporation to fail to qualify as a REIT including, but not limited to, Beneficial or Constructive Ownership to the extent that such Beneficial or Constructive Ownership would result in the Corporation owning (actually or Constructively) an interest in a tenant (other than a TRS) that is described in Section 856(d)(2)(B) of the Code. For this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT, shall not be treated as a tenant of the Corporation.

(4) No Person shall Beneficially Own shares of Capital Stock to the extent such Beneficial Ownership of Capital Stock would result in the Corporation failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code.

(5) No Person shall Beneficially Own shares of Capital Stock to the extent such Beneficial Ownership of Capital Stock would result in the Corporation being “predominantly held” (within the meaning of Section 856(h)(3)(D) of the Code) by “qualified trusts” (within the meaning of Section 856(h)(3)(E) of the Code).

(6) Notwithstanding any other provisions contained herein, any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

The number and value of the outstanding shares of Capital Stock (or any class or series thereof) held by any Person or individual (within the meaning of Section 542(a)(2) of the Code as modified by Section 856(h) of the Code) shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof. For purposes of determining the percentage ownership of Capital Stock (or any class of series thereof) by any Person or individual (within the meaning of Section 542(a)(2) of the Code as modified by Section 856(h) of the Code), shares of Capital Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation directly or constructively held by such Person or individual, but not Capital Stock issuable with respect to the conversion, exchange or exercise of securities for the Corporation held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

(ii) Transfer in Trust. If any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) or Non-Transfer Event occurs on or after the Initial Date which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of clauses (1), (2), (3), (4), or (5) of Section 5.2(a)(i):

(1) then that number of shares of Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate clauses (1), (2), (3), (4), or (5) of Section 5.2(a)(i) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 5.3, effective as of the close of business on the Business Day prior to the date of such Transfer or Non-Transfer Event (which effective date will in no event be earlier than the Initial Date), and such Person shall acquire no rights in such shares of Capital Stock; or

(2) if the transfer to the Trust described in clause (1) of Section 5.2(a)(ii) above would not be effective for any reason to prevent the violation of clauses (1), (2), (3), (4) or (5) of Section 5.2(a)(i), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate clauses (1), (2), (3), (4), or (5) of Section 5.2(a)(i) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(3) In determining which shares of Capital Stock are to be transferred to a Trust in accordance with this Section 5.2(a)(ii) and Section 5.3 hereof, shares shall be so transferred to a Trust in such manner that minimizes the aggregate value of the shares that are transferred to the Trust (except to the extent that the Board of Directors determines that the shares transferred to the Trust shall be those directly or indirectly held or Beneficially Owned or Constructively Owned by a Person or Persons that caused or contributed to the application of this Section 5.2(a)(ii)), and to the extent not inconsistent therewith, on a pro rata basis.

(4) To the extent that, upon a transfer of shares of Capital Stock pursuant to this Section 5.2(a)(ii), a violation of Section 5.2(a)(i) would nonetheless be continuing (for example where the ownership of shares of Capital Stock by a single Trust would result in the Capital Stock being beneficially owned (determined under the principles of Section 856(a)(5) of the Code) by less than 100 persons), the shares of Capital Stock shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Trust, such that there is no violation of Section 5.2(a)(i).

(b) Remedies for Breach. If the Board of Directors shall at any time determine in good faith that a Transfer or Non-Transfer Event has taken place that results in a violation of Section 5.2(a)(i) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 5.2(a)(i) (whether or not such violation is intended), the Board of Directors shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or Non-Transfer Event, including, without limitation, causing the Corporation to redeem shares of Capital Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or Non-Transfer Event; provided, however, that any Transfer or attempted Transfer in violation of Section 5.2(a)(i) (or Non-Transfer Event that results in a violation of Section 5.2(a)(i)) shall automatically result in the transfer to the Trust described above and, where applicable, such Transfer (or Non-Transfer Event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors.

(c) Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 5.2(a)(i) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 5.2(a)(ii) shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s qualification as a REIT.

(d) Owners Required to Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(i) every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) in number or value of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock held by such owner and other shares of the Capital Stock Beneficially Owned or Constructively Owned by such owner and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Corporation’s qualification as a REIT and to ensure compliance with the Stock Ownership Limit; and

(ii) each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the shareholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s qualification as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Stock Ownership Limit.

(e) Remedies Not Limited. Subject to Section 5.8, nothing contained in this Section 5.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders in preserving the Corporation’s qualification as a REIT.

(f) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 5.2, Section 5.3 or any definition contained in Section 5.1, the Board of Directors shall have the power to determine the application of the provisions of this Section 5.2 or Section 5.3 or any such definition with respect to any situation based on the facts known to it. In the event Section 5.2 or Section 5.3 requires an action by the Board of Directors and the Articles of Incorporation fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 5.1, 5.2 or 5.3. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 5.2(a)) acquired Beneficial Ownership or Constructive Ownership of Capital Stock in violation of Section 5.2(a), such remedies (as applicable) shall apply first to the shares of Capital Stock that, but for such remedies, would have been actually owned by such Person, and second to shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person. In addition, any approvals, determinations or other actions which may be taken by the Board of Directors pursuant to Section 5.1, 5.2 or 5.3, may, to the extent permissible under the Florida Business Corporation Act and applicable law, be delegated by the Board of Directors to any duly authorized committee of the Board of Directors or other designee of the Board of Directors.

(g) Exceptions.

(i) Subject to Section 5.2(a), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Stock Ownership Limit, and may establish or increase (prospectively or retroactively) an Excepted Holder Limit for such Person if the Board of Directors obtains such representations, warranties and undertakings as the Board of Directors may deem appropriate in order to conclude that granting the exemption and/or establishing or increasing the Excepted Holder Limit will not cause the Corporation to lose its status as a REIT.

(ii) Prior to granting any exception and/or establishing or increasing the Excepted Holder Limit pursuant to Section 5.2(g)(i), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems necessary or advisable in connection with granting such exception.

(iii) Subject to Section 5.2(a)(i)(3), an underwriter or placement agent that participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Stock Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement.

(h) Change in Stock Ownership Limit and Excepted Holder Limit.

(i) The Board of Directors may from time to time, in its sole discretion, increase or decrease the Stock Ownership Limit; provided, however, that a decreased Stock Ownership Limit will not be effective for any Person whose percentage ownership of Capital Stock is in excess of such decreased Stock Ownership Limit, until such time as such Person’s percentage of Capital Stock (or any class or series thereof, as applicable) equals or falls below the Stock Ownership Limit, but until such time as such Person’s percentage of Capital Stock (or any class or series thereof, as applicable) falls below such decreased Stock Ownership Limit, any further acquisition of Capital Stock (or any class or series thereof, as applicable) by such Person will be in violation of the Stock Ownership Limit, and, provided further, that the new Stock Ownership Limit would not allow five or fewer individuals (as defined in Section 542(a)(2) of the Code, as modified by Section 856(h) of the Code and taking into account all Excepted Holders) to Beneficially Own more than 49.9% in value of the outstanding Capital Stock.

(ii) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder (a) with the written consent of such Excepted Holder at any time, or (b) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. Notwithstanding the foregoing or anything contained herein to the contrary, the Board of Directors also may reduce the Excepted Holder Limit then applicable to one or more particular Excepted Holders if such reduction is, in the judgment of the Board of Directors, in its sole discretion, necessary or advisable in enabling the Corporation to maintain its qualification as a REIT or is otherwise in the best interest of the Corporation; provided, however, that any such decreased Excepted Holder Limit will not be effective for any Person whose percentage ownership of Capital Stock (or any class or series thereof, as applicable) is in excess of such decreased Excepted Holder Limit until such time as such Person’s percentage of Capital Stock (or any class or series thereof, as applicable) equals or falls below such decreased Except Holder Limit, but until such time as such Person’s percentage of Capital Stock (or any class or series thereof, as applicable) falls below such decreased Excepted Holder Limit, any further acquisition of Capital Stock (or any class or series thereof, as applicable) by such Person will be in violation of such decreased Excepted Holder Limit. No Excepted Holder Limit shall be reduced to a percentage that is less than the Stock Ownership Limit.

(i) Legend. Each certificate for shares of Capital Stock, if certificated, shall bear a legend that substantially describes the restrictions on transfer and ownership set forth in this Article V, or instead of such legend, the certificate may reference such restrictions and state that the Corporation will furnish a statement about restrictions on transferability and ownership to any shareholder on request and without charge. In the case of any shares of Capital Stock that are uncertificated, such restrictions, or a reference to such restrictions and a statement that the Corporation will furnish a statement about restrictions on transferability and ownership set forth in this Article V to any shareholder on request and without charge, will be contained in the notice or notices sent as required by applicable law.

5.3 Transfer of Capital Stock in Trust.

(a) Ownership in Trust. Upon any purported Transfer or Non-Transfer Event described in Section 5.2(a)(i) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or Non-Transfer Event that results in the transfer to the Trust pursuant to Section 5.2(a)(ii) (which effective date will in no event be earlier than the Initial Date). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 5.3(f).

(b) Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall continue to be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares of Capital Stock held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

(c) Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid to a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid with respect to such shares of Capital Stock by the Prohibited Owner to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to the Florida Business Corporation Act, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article V, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

(d) Sale of Shares by Trustee. Within 20 days after receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 5.2(a)(i). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 5.3(d). The Prohibited Owner shall receive the lesser of (i) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction or a Non-Transfer Event), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (ii) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions paid to the Prohibited Owner and owned by the Prohibited Owner to the Trustee pursuant to Section 5.3(c). Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (a) such shares shall be deemed to have been sold on behalf of the Trust and (b) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 5.3(d), such excess shall be paid to the Trustee upon demand.

(e) Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift or other such transaction or Non-Transfer Event, the Market Price at the time of such devise or gift or Non-Transfer Event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the Trustee pursuant to Section 5.3(c). The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 5.3(d). Upon such a sale to the Corporation or its designee, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and any dividends or other distributions held by the Trustee shall be paid to the Charitable Beneficiary.

(f) Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 5.2(a)(i) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

5.4 Transactions. Nothing in this Article V shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article V and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article V.

5.5 Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article V.

5.6 Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right under this Article V shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

5.7 Severability. If any provision of this Article V or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

5.8 REIT Qualification. If the Corporation elects to qualify for federal income tax treatment as a REIT, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the qualification of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in this Article V hereof is no longer required for REIT qualification.

ARTICLE VI

This Corporation shall have perpetual existence.

ARTICLE VII

These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the Shareholders, and approved at a Shareholders’ Meeting by a majority of the stock entitled to vote thereon, unless all the directors and all the shareholders sign a written statement manifesting their intention that a certain amendment of these Articles of Incorporation be made.

ARTICLE VIII

The street address of its registered office and the name of its registered agent at such address is as follows:

Name of Registered Agent	Address of Registered Agent
Corporate Creations Network Inc.	801 US Highway 1 North Palm Beach, FL 33408

ARTICLE IX

This Corporation shall have six (6) directors. The number of directors may be increased or diminished from time to time by Bylaws adopted by the Board of Directors, but shall never be less than one (1) director.

ARTICLE X

Indemnification. This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

3. These Amended and Restated Articles of Incorporation shall become effective at 4:05 p.m. Eastern Time on     , 2024.

IN WITNESS WHEREOF, the undersigned, for the purpose of amending and restating the Corporation’s Articles of Incorporation pursuant to the laws of the State of Florida, has executed these Articles of Incorporation as of     , 2024.

THE GEO GROUP, INC.

Joe Negron
Senior Vice President, General Counsel and Corporate Secretary

Preliminary Proxy Card SCAN TO VIEW MATERIALS & VOTE THE GEO GROUP, INC. 4955 TECHNOLOGY WAY BOCA RATON, FLORIDA 33431 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GEO2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V28703-P04053 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY THE GEO GROUP, INC. The Board of Directors recommends you vote “FOR” the following: 1. Election of Directors Nominees: 1a. Thomas C. Bartzokis 1b. Jack Brewer 1c. Scott M. Kernan 1d. Lindsay L. Koren 1e. Terry Mayotte 1f. Andrew N. Shapiro 1g. Julie Myers Wood 1h. George C. Zoley For Against Abstain The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5: 2. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the 2024 fiscal year. 3. To hold an advisory vote to approve named executive officer compensation. 4. To approve the Second Amended and Restated 2018 Stock Incentive Plan. 5. To approve the Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 187,500,000 to 225,000,000 shares. The Board of Directors recommends you vote AGAINST proposal 6: 6. To vote on a shareholder proposal regarding a third-party racial equity audit and report, if properly presented before the meeting. For Against Abstain For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V28704-P04053 THE GEO GROUP, INC. Annual Meeting of Shareholders May 3, 2024 10:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints George C. Zoley and Joe Negron as Proxies, each with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated on the reverse side, all the shares of Common Stock of The GEO Group, Inc. held of record by the undersigned at the close of business on March 11, 2024, at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/GEO2024 at 10:00 A.M. (EDT), May 3, 2024 or at any adjournment thereof. This Voting Instruction Form also instructs MassMutual Financial Group as Trustee of The GEO Group, Inc. 401(k) Plan, to vote by Proxy at the virtual Annual Meeting of Shareholders, all the shares of Common Stock of The GEO Group, Inc. for which the undersigned shall be entitled to instruct in the manner appointed on the other side hereof. MassMutual Financial Group will vote the shares represented by this Voting Instruction Form that is properly completed, signed, and received by MassMutual Financial Group before 12:00 P.M. (EDT) on May 2, 2024. Please note that if this Voting Instruction Form is not properly completed and signed, or if it is not received by the Trustee as indicated above, shares allocated to a participant’s account will not be voted. MassMutual Financial Group will hold your voting instructions in complete confidence except as may be necessary to meet legal requirements. MassMutual Financial Group makes no recommendation regarding any voting instruction. This Proxy is solicited by the Board of Directors and will be voted in accordance with the instructions specified on the reverse side. If no instructions are specified, this Proxy will be voted FOR the election of the nominees, FOR Proposals 2, 3, 4 and 5 and AGAINST Proposal 6. Continued and to be signed on reverse side